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As filed with the Securities and Exchange Commission on February 2, 2004.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DRS TECHNOLOGIES, INC.
*And the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3812 (Primary Standard Industrial Classification Code Number)	13-2632319 (I.R.S. Employer Identification Number)
5 Sylvan Way Parsippany, New Jersey 07054 (973) 898-1500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nina Laserson Dunn
Executive Vice President, General Counsel and Secretary
DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054
(973) 898-1500
(Name and address, including zip code, of agent for service)

Copies of all communications to: David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

6 7/8 Senior Subordinated Notes due 2013	$350,000,000	100%	$350,000,000	$44,345

Guarantees related to the 6 7/8 Senior Subordinated Notes due 2013	N/A	N/A	N/A	N/A(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
NAI Technologies, Inc.	New York	3571	11-1798773
DRS Electronic Systems, Inc.	Delaware	3812	22-3256179
DRS Surveillance Support Systems, Inc.	Delaware	3812	59-3738936
DRS Technical Services, Inc.	Delaware	7378	95-3770449
DRS Power & Control Technologies, Inc.	Delaware	3621	42-1537952
DRS Electric Power Technologies, Inc.	Delaware	3621	65-1165812
DRS Power Technology, Inc.	Delaware	3621	41-2085595
Paravant Inc.	Florida	3571	55-2209179
DRS Tactical Systems, Inc.	Florida	3571	58-2487888
DRS Tactical Systems (West), Inc.	Colorado	3571	86-0669874
DRS Engineering Development Labs, Inc.	Ohio	3571	31-1176055
DRS Signal Technologies, Inc.	Ohio	3812	58-2417599
DRS Signal Recording Technologies, Inc.	Maryland	3812	52-1524153
DRS Systems Management Corporation	Delaware	3812	22-3263915
DRS Optronics, Inc.	Delaware	3812	59-3321536
DRS Sensors & Targeting Systems, Inc.	Delaware	3812	22-3603945
DRS Nytech Imaging Systems, Inc.	California	3827	33-0750401
DRS FPA, Inc.	Delaware	3812	22-3603943
DRS Infrared Technologies, L.P.	Delaware	3812	22-3611280
DRS Unmanned Technologies, Inc.	Delaware	3812	22-3593065
DRS Data & Imaging Systems, Inc.	Delaware	3829	94-2260549
DRS Technologies Canada, Inc.	Delaware	3669	22-3593066
DRS Communications Company LLC	Delaware	3669	52-2248383
DRS Systems, Inc.	Delaware	3812	22-3422328
DRS Newco III, Inc.	Delaware	3812	11-3684395
DRS International, Inc.	Delaware	3721	22-3593067
Integrated Defense Technologies, Inc.	Delaware	3812	13-4027646
Tech-Sym Corporation	Nevada	3669	74-1509818
DRS Test & Energy Management, Inc.	Delaware	3669	38-2774090
DRS EW & Network Systems, Inc.	Delaware	3699	13-4052297
DRS Signal Solutions, Inc.	Delaware	3699	38-3662361
DRS Training & Control Systems, Inc.	Florida	3699	59-1118491
DRS Weather Systems, Inc.	Alabama	3829	63-0591044
DRS Broadcast Technology, Inc.	Nevada	3663	76-0318973

*
Addresses and telephone numbers of principal executive offices are the same as those of DRS Technologies, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the prospectus is delivered in its final form. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2004

PROSPECTUS

        Offer to exchange $350.0 million aggregate principal amount of 6 7/8% Senior Subordinated Notes Due 2013 (which we refer to as the old notes) for $350.0 million aggregate principal amount of 6 7/8% Senior Subordinated Notes Due 2013 (which we refer to as the new notes), which have been registered under the Securities Act of 1933, as amended, and fully and unconditionally guaranteed by the subsidiary guarantors listed on page ii of this prospectus.

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2004 (the 21st business day following the date of this prospectus), unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

    •
    We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

    •
    You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

    •
    The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

    •
    The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders" for more information.

    •
    We will not receive any proceeds from the exchange offer.

    •
    We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no established trading market for the new notes or the old notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

        See "Risk Factors" beginning on page 16 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

        In this prospectus, the terms "DRS," "we," "us" and "our" refer to DRS Technologies, Inc. and our subsidiaries.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054
Attention: Investor Relations

        Oral requests should be made by telephoning (973) 898-1500.

        In order to obtain timely delivery, you must request the information no later than            , 2004, which is five business days before the expiration date of the exchange offer.

i

SUBSIDIARY GUARANTORS

NAI Technologies, Inc.
DRS Electronic Systems, Inc.
DRS Surveillance Support Systems, Inc.
DRS Technical Services, Inc.
DRS Power & Control Technologies, Inc.
DRS Electric Power Technologies, Inc.
DRS Power Technology, Inc.
Paravant Inc.
DRS Tactical Systems, Inc.
DRS Tactical Systems (West), Inc.
DRS Engineering Development Labs, Inc.
DRS Signal Technologies, Inc.
DRS Signal Recording Technologies, Inc.
DRS Systems Management Corporation
DRS Optronics, Inc.
DRS Sensors & Targeting Systems, Inc.
DRS Nytech Imaging Systems, Inc.
DRS FPA, Inc.
DRS Infrared Technologies, L.P.
DRS Unmanned Technologies, Inc.
DRS Data & Imaging Systems, Inc.
DRS Technologies Canada, Inc.
DRS Communications Company LLC
DRS Systems, Inc.
DRS Newco III, Inc.
DRS International, Inc.
Integrated Defense Technologies, Inc.
Tech-Sym Corporation
DRS Test & Energy Management, Inc.
DRS EW & Network Systems, Inc.
DRS Signal Solutions, Inc.
DRS Training & Control Systems, Inc.
DRS Weather Systems, Inc.
DRS Broadcast Technology, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Securities and Exchange Commission (SEC) encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and the documents that we are incorporating by reference contain these types of statements. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus and the documents that we are incorporating by reference, provide examples of these risks and uncertainties. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference, in this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

        We are incorporating by reference certain information that we and Integrated Defense Technologies, Inc. (IDT), a company we recently merged with, have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, as amended, (the Exchange Act), which means that we disclose important information to you by referring to another document filed separately with the SEC. The information contained in the documents we are incorporating by reference is considered to be a part of this prospectus and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference in this prospectus. Accordingly, we incorporate by reference:

DRS

  •
  Annual Report on Form 10-K, filed with the SEC on June 25, 2003;

  •
  Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2003;

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  Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2003;

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  Current Report on Form 8-K, filed with the SEC on July 24, 2003;

  •
  Current Report on Form 8-K, filed with the SEC on August 19, 2003;

  •
  Current Report on Form 8-K, filed with the SEC on October 6, 2003;

  •
  Current Report on Form 8-K, filed with the SEC on October 16, 2003;

  •
  Current Report on Form 8-K, filed with the SEC on November 5, 2003;

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  Amended Current Report on Form 8-K/A, filed with the SEC on November 13, 2003;

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  Preliminary Proxy Statement on Schedule 14A, filed with the SEC on December 10, 2003;

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  Soliciting Material Pursuant to Rule 14a-12 on Schedule 14A, filed on December 10, 2003; and

  •
  Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 22, 2003.

IDT

  •
  Annual Report on Form 10-K, filed with the SEC on March 28, 2003;

  •
  Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2003;

  •
  Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2003;

  •
  Current Report on Form 8-K, filed with the SEC on August 19, 2003; and

  •
  Current Report on Form 8-K, filed with the SEC on October 10, 2003.

        All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing such documents. These documents are or will be available for future inspection or copying at the locations identified under the heading "Where You Can Find More Information."

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents to: DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, telephone number: (973) 898-1500, Attention: Investor Relations.

SUMMARY

        The following information summarizes the detailed information and financial statements included or incorporated by reference in this prospectus. You should read the entire prospectus carefully, including the matters discussed under the caption "Risk Factors" and the detailed information and financial statements included or incorporated by reference in this prospectus. When used in this prospectus the terms "DRS," "we," "our" and "us," except as otherwise indicated or as the context otherwise indicates, refer to DRS Technologies, Inc. and its subsidiaries. Except as otherwise noted, this prospectus does not give pro forma effect to the November 4, 2003 merger with Integrated Defense Technologies, Inc. (IDT). Unless otherwise noted, references to "fiscal year" refer to the fiscal year of DRS, which ends on March 31. IDT's fiscal year ends on December 31. For an explanation of the year ended March 31, 2003, on a pro forma basis for our merger with IDT, see "Unaudited Pro Forma Financial Information". Results for the six months ended September 30, 2003 are not necessarily indicative of results expected for the full year.

Company Overview

        We are a leading supplier of defense electronic products and systems. We provide high-technology products and services to all branches of the U.S. military, major defense and aerospace prime contractors, government intelligence agencies, international military forces and certain industrial markets. Incorporated in 1968, we have served the defense industry for 35 years. We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, battlefield digitization systems, air combat training systems, mission recorders and deployable flight incident recorders. Our products are deployed on a wide range of high-profile military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet and F-16 Fighting Falcon jet fighters, C-17 Globemaster II and C-130 Hercules cargo aircraft, the Virginia class submarines and on other platforms for military and non-military applications. We also have contracts that support future military platforms, such as the DD(X) destroyer and the CVN-21 next generation aircraft carrier. We employ approximately 5,700 people worldwide.

        For the twelve months ended September 30, 2003, on a pro forma basis for our recently completed merger with IDT, our revenues and net earnings totaled approximately $1.1 billion and $34.0 million, respectively. Over the past five years ended March 31, 2003, we increased our annual revenues at a compounded annual growth rate of approximately 30%.

        Prior to the merger with IDT, we operated in three operating segments on the basis of products and services offered: the Electronic Systems Group (ESG), the Electro-Optical Systems Group (EOSG) and, the Flight Safety and Communications Group (FSCG). Following the merger with IDT, we now operate a fourth operating segment, the Intelligence, Training and Test Group (ITTG), although we may later integrate IDT's operations into our other existing segments. For the twelve months ended September 30, 2003, we generated revenues of $756.8 million.

        The following provides a summary description of ESG, EOSG and FSCG. See "Merger with Integrated Defense Technologies, Inc." for a description of ITTG's business and primary product categories.

        Electronic Systems Group.    ($378.4 million, or 50.0%, of our revenue for the twelve months ended September 30, 2003). We are a leader in the development, production and support of high-performance combat display workstations, electric propulsion equipment, power electronics equipment, shipboard control equipment and control panels and specialty reactor plant instrumentation used by the U.S. Navy. In addition, we are a leader in the development, production and support of computer systems for the U.S. and British armies, which are adapted, or "ruggedized," for harsh environments. We also supply the U.S. military, government intelligence and international militaries with signal processing systems, radar surveillance and tracking systems, flat panels and other computer peripherals, ship networks and middleware to promote interoperability and compatibility with the military's new and existing systems. By incorporating advanced commercial computing technology, we provide rapidly fielded and cost-effective system solutions to enhance the military's ability to attain information dominance in land, sea and air applications. Our systems are used on a number of front-line platforms, including Aegis destroyers, aircraft carriers, submarines, amphibious operation platforms, mobile land platforms and surveillance aircraft. Our power systems are installed on every combatant surface ship and submarine in the U.S. Navy. We also provide technical support services, including worldwide field service, depot-level repair, equipment installation and integrated logistics for the Navy's fleet, avionics support for U.S. and international helicopter and airlift aircraft, hardware and software system engineering, and electronic manufacturing, testing and system integration services. Many of our products incorporate advanced commercial computing technology to provide what we believe are innovative, rapidly fielded and cost-effective defense solutions. Our electronic systems are compatible with new, emerging and legacy systems used by the military for making strategic command decisions. We market our products directly to U.S. government agencies and international militaries and, on some programs, we team with leading defense industry corporations, such as The Boeing Company, Lockheed Martin Corporation, Northrop Grumman Corporation and General Dynamics Corporation.

        Electro-Optical Systems Group.    ($279.0 million, or 36.9%, of our revenue for the twelve months ended September 30, 2003). We are a leading provider of sophisticated thermal imaging and targeting systems. Our Electro-Optical Systems Group is one of only a limited number of suppliers to the U.S. government for advanced focal plane array sensor technology. We design, manufacture and market thermal imaging systems that allow an operator to detect, identify and target objects based upon their infrared signatures and under adverse conditions, such as darkness, fog, smoke and dust. These systems incorporate Forward Looking InfraRed (FLIR) imaging technology and are used in armored and reconnaissance vehicles, surface ships and aircraft carriers, weapons fire control and missile launch systems, attack helicopters and early warning threat sensor and countermeasures platforms. These cooled systems, which incorporate detectors and cryogenic cooler assemblies, are used in many U.S. Army and Marine Corps battlefield platforms, including the M1A2 Abrams Main Battle Tank, the M2A3 Bradley Fighting Vehicle, the High Mobility Multipurpose Wheeled Vehicle (HMMWV), the OH-58D Kiowa Warrior helicopter and the Javelin missile systems, as well as on board U.S. Navy Aegis surface ships and aircraft carriers.

        Our lightweight uncooled thermal imaging systems are used for man-portable weapons, transportable gimbals, head gear, hand-held devices and vehicle-mounted sights. These products are used in various soldier systems, enabling day/night vision supporting military reconnaissance, surveillance and target acquisition, regardless of environmental elements that can obscure vision. We also produce FLIR cameras and thermal sensor modules that can be used in Unmanned Ground Vehicles (UGVs), Unmanned Aerial Vehicles (UAVs), missile guidance and sensor fusion. Additionally, we produce medium-range UAVs and seek to incorporate our core technologies in computer systems, electro-optical and infrared sensors and targeting systems, high-speed digital imaging systems, data recording, communications and intelligence gathering equipment onto our UAVs to support special military operations, surveillance and targeting missions and payload drops.

        Our electro-optical manufacturing facilities are also utilized for producing commercial products, such as electro-optical modules used in corrective laser eye surgery equipment and retinal scanning devices.

        Flight Safety and Communications Group.    ($99.4 million, or 13.1%, of our revenue for the twelve months ended September 30, 2003). Our Flight Safety and Communications Group supplies airborne deployable recorders, surveillance and integrated data link and secure voice communications systems for U.S. and international militaries. We are the world's leading manufacturer of deployable flight emergency, or "black box," voice and data recording equipment and supply these systems to U.S. and international militaries, as well as to civilian search and rescue aircraft customers. Mounted on the outside of helicopters and just under the skin of fixed-wing aircraft, the recorder ejects automatically from the aircraft prior to impact, minimizing the damage to the recorder and facilitating its recovery. We have provided over 4,000 deployable recorders for military and search and rescue aircraft. These emergency avionics systems combine the functionality of a crash locator beacon with a flight data and cockpit voice recorder and are used for crash analysis, training and new airframe design improvements. We are also a world leader in the supply of Link 11 data transmission products supporting coordinated theater warfare and tactical command and control operations. We provide tactical data link communications products, secure modems, telephonic products and secure voice and data communications systems for advanced digital communications networks. These technologies support the exchange of data with ship, shore and air platforms, as well as real-time intelligence correlation, sensor control, target generation, mission planning and battle damage assessment. In addition, we design and produce integrated non-secure Naval ship communications, coastal border surveillance radar systems, infrared search and track systems, aircraft mission and recording systems, aircraft weapons calibration systems and high-speed digital imaging systems for U.S. and international defense, aerospace and commercial customers. Our equipment operates on board a wide range of U.S., Canadian and other international surface ships, carriers, fixed-wing aircraft, helicopters, ground vehicles, soldier systems and commercial platforms. We also provide electronic manufacturing services, often with value-added engineering content, to the defense and space industries.

Merger with Integrated Defense Technologies, Inc.

        On November 4, 2003, we acquired all of the outstanding stock of Integrated Defense Technologies, Inc. in a purchase business combination. The total merger consideration was $261.3 million in cash and 4,323,172 shares of our common stock, or an aggregate value of $367.4 million plus merger-related costs of approximately $5.0 million. Our common stock issued in the merger was valued at $24.55 per share using the average closing price of our common stock a few days before and after the measurement date of the transaction, or October 31, 2003. Upon closing of the merger we refinanced approximately $200.8 million of IDT's bank debt. The cash consideration for the merger and the IDT bank debt refinancing was completed with initial borrowings under our amended and restated credit facility, the issuance of the old notes and existing cash on hand.

        IDT is a developer and provider of mission-critical, advanced electronics and technology products for the defense and intelligence industries. IDT's systems, subsystems and components are sold to all branches of the U.S. armed services, various government agencies, major prime defense contractors and international governments. For the twelve months ended September 26, 2003, IDT generated revenues of $358.7 million.

        We believe IDT's products and technologies complement our program and military platform experience and that IDT is well positioned to leverage the military's near-term force modernization and emerging transformation initiatives through its complementary programs, depth of engineering talent, commitment to investments in research and development, and breadth of technology. Many of IDT's products are vital components of systems considered mission critical or mission essential to the operational goals of the U.S. Department of Defense. With a diversified base of over 500 products on approximately 250 programs, IDT's systems are installed on or support over 275 platforms. These platforms include the U.S. Air Force F-16 Fighting Falcon, C-17 Globemaster II, C-130 Hercules and U.S. Navy F/A-18 Hornet; U.S. Navy DDG-51 Aegis destroyer, LHD-8 Amphibious Assault Ship and Trident submarine; U.S. Army M1A1 Abrams Main Battle Tank, Light Armored Vehicle, High-Mobility Multi-purpose Wheeled Vehicle (HMMWV) and M2A3 Bradley Fighting Vehicle; and the U.S. Army Patriot and U.S. Navy Tomahawk missile systems.

        IDT is an industry leader in three primary product categories:

  •
  Electronic Combat Systems.  ($155.2 million, or 43.2%, of IDT's revenue for the twelve months ended September 26, 2003). These products seek to optimize the performance and readiness of combat pilots, weapon systems and military platforms. Major product categories include air combat training, test and evaluation, shipboard and coastal electronics, airlift avionics and cargo delivery systems and electromechanical products. Applications include automated formation flying, air- and ground-based electronic training and simulation systems, fiber-optic-based data systems in naval applications and missile launch controls.

  •
  Diagnostics & Power Systems.  ($78.8 million, or 21.9%, of IDT's revenue for the twelve months ended September 26, 2003). IDT develops and provides diagnostics and power systems for vehicle and missile electronics and hybrid electric power systems. These products seek to enhance vehicle performance and mobility, fuel efficiency, stealth capability and survivability. Major product categories include test equipment, power management, vehicle electronics (vetronics) and embedded diagnostics systems. Applications include portable and embedded equipment that diagnose critical electronic systems of platforms and battery-based power systems that increase vehicle electrical power while reducing fuel consumption.

  •
  Communications & Surveillance Systems.  ($124.8 million, or 34.8%, of IDT's revenue for the twelve months ended September 26, 2003). IDT designs and manufactures radio frequency surveillance equipment, meteorological surveillance and analysis systems (Doppler weather radar systems), air and sea monitoring systems, and advanced electronics systems, subsystems and components. These products are installed in systems that are capable of identifying friend or foe, jamming enemy communications systems, amplifying radio communications signals, executing self-destruct signals, and air and sea monitoring. Major product categories include radio frequency transmitters, microwave subsystems, signal intelligence systems and weather radar systems. These products are used in radar systems, missile systems, satellite and space programs and surveillance systems.

Strategic Rationale

        We believe that our recently completed merger with IDT provides us with several strategic benefits, including the following:

  •
  The combination creates a leading mid-tier defense technology company with pro forma revenues for the twelve months ended September 30, 2003 of $1.1 billion;

  •
  IDT expands our customer penetration by placing our products on a new base of U.S. Air Force programs, increasing our content on key Army and Navy weapons programs and significantly expanding our intelligence business;

  •
  IDT further diversifies and expands our program portfolio. Pro forma for the merger, no one product or program of the combined company accounts for more than 9% of revenues; and

  •
  IDT provides additional technology and expertise in power generation. IDT's power generation leadership, including strong market position on a U.S. Army hybrid electric drive program, as well as a leading position in power distribution switchgear for the LHD-8 Amphibious Assault Ship under development at Northrop Grumman Ship Systems, complements our strong presence in the Naval power systems business.

Competitive Strengths

        Our competitive strengths include:

  •
  Strong Positioning in Areas Vital to National Defense.  The defense budget has grown 10.9% per year over the federal government's last two fiscal years ended September 30, 2003 and is projected to grow 4.2% for federal government's fiscal year 2004. However, there are specific focus areas within the defense budget which are especially vital to the ongoing transformation of our armed forces to a more mobile, networked fighting force. Over the past five years, the growth rate of spending in these areas has grown faster than the overall growth rate of defense spending, which is expected to continue to grow further in the future. We are well positioned within key areas of importance to national defense, such as electro-optics, power management, training and test, signals intelligence, ruggedized computers and advanced communications. The recent military actions in Afghanistan and Iraq have highlighted the advantages of electro-optical system-based night vision, networked forces using rugged computers and intelligence superiority using signals intelligence and advanced communications. Our strength in these vital areas positions us to benefit from the ongoing transformation of the military.

  •
  Technical Expertise.  We believe we have state-of-the-art government-qualified electronics systems development and manufacturing capabilities. In fiscal 2002, we opened a new 130,000 square-foot facility for our Electronic Systems Group in Johnstown, Pennsylvania where we have a full range of capabilities including long- and short-run production, hardware assembly, software integration, comprehensive environmental testing and full-service engineering. In addition, we have highly capable manufacturing facilities for our Electro-Optical Systems Group and Flight Safety and Communications Group in Palm Bay, Florida and Carleton Place, Ontario, Canada, respectively. The plants we acquired from IDT, including those in Fort Walton Beach, Florida and Gaithersburg, Maryland, add to our technical expertise. This technical expertise allows us to develop and manufacture systems and subsystems, as our customers require suppliers to provide more than components.

  •
  Significant Proportion of Long-Term Production Programs.  A significant portion of our revenue is generated by continuing, long-term production programs. For the six months ended September 30, 2003, 63% of our revenue was from production programs. In addition, we currently have a strong funded backlog of production programs. As of September 30, 2003, 75% of our backlog consisted of production programs, and as of September 26, 2003, greater than 80% of IDT's backlog consisted of production programs. Our total funded backlog as of September 30, 2003 was approximately $899.8 million, and IDT's total funded backlog as of September 26, 2003 was $281.5 million.

  •
  Diverse Product and Customer Base.  We have a diverse product and customer base. Our largest program, the AN/UYQ-70, generated approximately $86.3 million of revenue for the year ended March 31, 2003, or approximately 8% of our unaudited pro forma revenue for the year ended March 31, 2003. No other product represented a higher percentage of our unaudited pro forma combined revenue for the year ended March 31, 2003. We believe the addition of IDT also improves our customer diversity by adding significant Air Force and intelligence agency programs to our existing customer base.

  •
  Long-Standing Industry Relationships.  During our 35 year history, we have established long-standing relationships with the U.S. government and other key organizations in the aerospace and defense industry. Over this period, we believe we have become recognized for our ability to develop new technologies and meet stringent program requirements. We believe these long-term industry relationships built in part upon our strong reputation in the industry allow us to maintain our current program positioning and credibly compete for new programs.

  •
  Emphasis on Research and Development Efforts.  For the year ended March 31, 2003, we spent approximately $58.2 million on research and development, of which our customer base funded approximately $43.8 million. For the year ended December 31, 2002, IDT spent approximately $48.0 million on research and development, of which its customer base funded approximately $41.5 million. Our investment in research and development enables us to maintain our technological leadership in current products and to develop new capabilities. We believe this spending helps solidify and strengthen our position on different programs and may serve as a barrier to entry for competitors.

  •
  Successful Integration of Acquisitions.  Having made 26 acquisitions since 1993, we have demonstrated that we can successfully integrate acquired companies into our corporate structure. We are experienced at evaluating prospective operations in order to increase efficiencies and capitalize on market and technological synergies.

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  Experienced Management Team.  Our senior management team averages over 20 years of defense electronics experience. We believe our experienced management team has contributed to our successful integration of acquisitions, as well as our growth in revenues, cash flows and margins over the past five years.

Business Strategy

        Our goal is to maintain our leading position as a supplier of defense electronics products and systems. We strive to achieve this goal through the continued implementation of the following strategies:

  •
  Leverage Incumbent Relationships.  We intend to leverage our relationships with government and industry decision-makers by continuing to deliver high levels of performance on our existing contracts. Our experience has shown that strong performance on existing contracts greatly enhances our ability to obtain additional business with our existing customer base. To accomplish this, we intend to continue to position ourselves as a "best value" provider for our customers. "Best value" is a Department of Defense contracting theme which focuses supplier selection on a supplier's past performance instead of solely on lowest price. We believe our internal revenue growth rates over the past five years reflect our ability to be awarded both repeat and new business from existing customers.

  •
  Develop and Expand Existing Technologies.  Through a combination of customer-funded research and development, our own internal research and development and strategic acquisition efforts, we intend to continue to focus on the development and commercialization of our technology. Customer-funded development contracts enable us to work with our customers to design and manufacture new systems and components, while decreasing our financial risk. For example, customer-funded development on the AN/UYQ-70 program has enabled us to update and refine new products within the AN/UYQ-70 program family.

  •
  Capitalize on the Department of Defense's Emphasis on Transformation.  The Department of Defense has consistently emphasized its goal to transform the U.S. military into a nimble, light and network-centric force. We believe our expertise in electro-optics, power management, training and test, signals intelligence, rugged computers and advanced communications fits extremely well into the Department of Defense's technological focus. We intend to continue focusing on these key technological areas to serve the Department of Defense and our other customers.

        We are incorporated in Delaware and the address of our principal executive office is 5 Sylvan Way, Parsippany, New Jersey 07054. Our telephone number is (973) 898-1500. Our Internet address is www.drs.com. drs.com is an interactive textual reference only, meaning that the information contained in the website is not part of this prospectus by reference or otherwise.

Recent Developments

New Amended and Restated Senior Credit Facility

        Simultaneous with the closing of the merger with IDT, we entered into an amended and restated credit facility in an aggregate amount of $411.0 million to replace our then existing senior credit facility. The amended and restated credit facility consists of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The amended and restated credit facility is guaranteed by substantially all of our domestic subsidiaries. In addition, it is secured by liens on substantially all of our, the subsidiary guarantors' and certain of our other subsidiaries' assets and by a pledge of certain of our subsidiaries' capital stock. The term loan and the revolving credit facility will mature in seven and five years, respectively, from the closing date of the amended and restated credit facility.

New Member of our Board of Directors

        In connection with the merger with IDT, we agreed to use our reasonable efforts to cause Robert B. McKeon, chairman of IDT, to be elected to our board of directors. Effective December 19, 2003, our board of directors fixed at eleven the number of directors constituting the whole board, and appointed Mr. McKeon to fill the vacancy as a Class I director, with a term expiring in 2005.

Certain Amendments to our By-Laws, Certificate of Incorporation and 1996 Omnibus Plan

        On November 6, 2003, our board of directors adopted resolutions to amend certain provisions of our By-Laws to more accurately reflect that we maintain one class of common stock.

        On January 22, 2004, a special meeting of our stockholders was held, at which our stockholders approved an amendment to our certificate of incorporation to increase our authorized common stock from 30,000,000 shares to 50,000,000 shares. In addition, our stockholders approved an amendment and restatement of our 1996 Omnibus Plan to (a) increase the maximum number of shares available for awards from 3,875,000 to 5,875,000 and (b) make certain other non-material changes to our plan. Our Board of Directors approved the amendments on November 6, 2003.

Summary Description of the Exchange Offer

Old Notes	6 7/8% Senior Subordinated Notes due 2013, which we issued on October 30, 2003.
New Notes
6 7/8% Senior Subordinated Notes due 2013, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.
Exchange Offer
We are offering to issue up to $350.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.
Expiration Date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on , 2004 (the 21st business day following the date of this prospectus), unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:
	•	you are not our "affiliate," as defined in Rule 405 under the Securities Act;
	•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
•
at the time of commencement of the exchange offer, neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;
	•	you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;
	•	if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and
•
if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."
Withdrawal; Non-Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2004. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company (DTC), any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see the "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and the "The Exchange Offer—Withdrawal Rights."
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering the Old Notes
Unless you comply with the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:
•
tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent," or
•
tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."
Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but
• the old notes are not immediately available,
• time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer, or
• the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer, then you may tender old notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.
Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders
The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders" for more information regarding the tax consequences to you of the exchange offer.
Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."
Resales
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:
	•	you are our "affiliate," as defined in Rule 405 under the Securities Act;
	•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;
	•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;
	•	you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering; or
•
you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Old Notes" for more information.
Broker-Dealer
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by such broker-dealer as a result of market making activities or other trading activities.
Registration Rights Agreement
When we issued the old notes in October 2003, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our best efforts to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.
If we do not complete the exchange offer within 30 business days after the date that the registration statement of which this prospectus is a part is declared effective, we and the subsidiary guarantors will pay liquidated damages in an amount equal to a per annum rate of .25% on the principal amount of notes for the first 90-day period following the default. The amount of liquidated damages will increase by an additional per annum rate of .25% with respect to each subsequent 90-day period until the exchange offer is completed, up to a maximum amount of liquidated damages equal to 1.0% per annum.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.
A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Summary Description of the New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes."

Issuer	DRS Technologies, Inc.
Notes Offered	$350,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2013.
Maturity	November 1, 2013.
Interest Payment Dates	May 1 and November 1 of each year, beginning on May 1, 2004.
Guarantees	Our obligations under the new notes will be fully and unconditionally guaranteed, jointly and severally, by certain of our existing and future domestic subsidiaries.
Ranking
The new notes and the related subsidiary guarantees will be unsecured senior subordinated obligations. They will rank behind all of our and our subsidiary guarantors' current and future indebtedness other than trade payables, except indebtedness that expressly provides that it is not senior to the notes and the related subsidiary guarantees. Assuming we had completed the offering of the old notes on September 30, 2003, applied the net proceeds as intended and consummated the IDT merger and related transactions, the notes and related subsidiary guarantees would have been subordinated to $249.9 million of our and our subsidiary guarantors' senior debt. As of such date, none of our debt would be junior to the notes.

Substantially all of our assets have been pledged to secure our obligations to secured creditors, including the lenders under our amended and restated credit facility. In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes.
Optional Redemption	We may, at our option, redeem some or all of the new notes at any time on or after November 1, 2008, at the redemption prices listed under "Description of Notes—Optional Redemption."

In addition, on or prior to November 1, 2006, we may, at our option, redeem up to 35% of the new notes with the proceeds of certain sales of our equity at the redemption price listed under "Description of Notes—Optional Redemption." We may make the redemption only if, after the redemption, at least

65% of the aggregate principal amount of the new notes issued remains outstanding. Our amended and restated credit facility contains certain provisions that limit our ability to make any optional redemption.
Mandatory Repurchase Offer
If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the new notes at the prices listed under "Description of Notes—Repurchase at the Option of Holders." Our amended and restated credit facility contains certain provisions that limit our ability to make a mandatory repurchase offer.
Trustee; Certain Covenants
We will issue the new notes under an indenture with The Bank of New York, which will initially act as trustee on your behalf. This is the same indenture under which we issued the old notes. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries, as defined herein, to:
	•	incur more debt;
	•	pay dividends and make distributions;
	•	make certain investments;
	•	repurchase stock;
	•	create liens;
	•	enter into transactions with affiliates;
	•	enter into sale lease-back transactions;
	•	merge or consolidate; and
	•	transfer or sell assets.
For more details, see "Description of the New Notes—Certain Covenants."

When the new notes are issued, all of our subsidiaries will be restricted subsidiaries, as defined in the indenture. These covenants will be subject to a number of important exceptions and qualifications as described under "Description of the New Notes—Certain Covenants."

Consequences of Not Exchanging Old Notes

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

RISK FACTORS

        You should carefully consider the following factors, as well as other information set forth or incorporated by reference in this prospectus, before tendering your old notes in the exchange offer. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as depository, including an agent's message, if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There is no established trading market for the notes and you may find it difficult to sell your notes.

        There is no existing trading market for the notes. We do not intend to apply for listing or quotation of the notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their notes, the amount of notes to be outstanding following the exchange offer or the price at which the notes might be sold. As a result, the market price of the notes could be adversely affected. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the notes.

Our level of indebtedness could limit cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.

        As of September 30, 2003, on a pro forma combined basis after giving effect to the completion of the offering of the old notes and the application of the net proceeds therefrom, and the merger and related transactions, our total indebtedness would have been approximately $599.9 million (of which $350.0 million would have consisted of the notes and the balance would have consisted of senior debt). Our level of indebtedness could restrict our operations and make it more difficult for us to satisfy our obligations under the notes. Among other things, our substantial indebtedness may:

  •
  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

  •
  require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures or acquisitions;

  •
  limit our flexibility in planning for or reacting to changes in the markets in which we compete;

  •
  place us at a competitive disadvantage relative to our competitors with less indebtedness;

  •
  render us more vulnerable to general adverse economic and industry conditions; and

  •
  make it more difficult for us to satisfy our financial obligations, including those relating to the notes.

        In addition, the indenture and our amended and restated credit facility contains financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our amended and restated credit facility permits additional borrowing under such facility and all of those borrowings would rank senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Other Indebtedness."

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

        Although there can be no assurances, we believe that the level of borrowings available to us, combined with cash provided by our operations, will be sufficient to provide for our cash requirements for the foreseeable future. However, our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. Certain of our subsidiaries may become unrestricted subsidiaries under the indenture, in which case we may not have access to the cash flows of these subsidiaries which will not be subject to the restrictive covenants under the indenture. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

  •
  refinance all or a portion of our debt, including the new notes;

  •
  obtain additional financing;

  •
  sell some of our assets or operations;

  •
  reduce or delay capital expenditures and acquisitions; or

  •
  revise or delay our strategic plans.

        If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our amended and restated credit facility and the indenture.

The covenants in our amended and restated credit facility and the indenture governing the notes impose restrictions that may limit our ability and the ability of most of our subsidiaries to take certain actions.

        The covenants in our amended and restated credit facility and the indenture restrict our ability and the ability of our restricted subsidiaries to, among other things:

  •
  incur additional debt;

  •
  pay dividends and make other restricted payments;

  •
  make certain investments, loans and advances;

  •
  create or permit certain liens;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  use the proceeds from sales of assets and subsidiary stock;

  •
  create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

  •
  enter into transactions with affiliates;

  •
  enter into sale and leaseback transactions;

  •
  engage in certain business activities; and

  •
  consolidate or merge or sell all or substantially all of our assets.

        Our amended and restated credit facility also contains other covenants customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our amended and restated credit facility depends upon satisfaction of these covenants. Events beyond our control can affect our ability to meet those covenants.

        If we are unable to meet the terms of our financial covenants, or if we break any of these covenants, a default could occur under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient funds to refinance our debt. Even if new financing is made available to us, it may not be on terms acceptable to us.

Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the subsidiary guarantees of these notes are junior to all of our subsidiary guarantors' existing indebtedness and possibly to all their future borrowings.

        The notes and the related subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the related subsidiary guarantees. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the subsidiary guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the subsidiary guarantees.

        In addition, all payments on the notes and the related subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our and our subsidiary guarantors' subordinated indebtedness in the assets remaining after we and our subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

        Assuming we had completed the offering of the old notes, the merger and related transactions on September 30, 2003, the notes and the related subsidiary guarantees would have been subordinated to $249.9 million of senior debt, and approximately $210.3 million would have been available for borrowing as additional senior debt under our amended and restated credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Certain of our subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

        Assuming we had completed the offering of the old notes, the merger and related transactions on September 30, 2003, the notes would have been effectively junior to $92.4 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries and approximately $210.3 million would have been available to those subsidiaries for future borrowing under our amended and restated credit facility.

We are a holding company and are dependent on dividends and other distributions from our subsidiaries.

        DRS Technologies, Inc. is a holding company with limited direct operations. Our principal assets are the equity interests that we hold in our operating subsidiaries. As a result, we are dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries.

We may be unable to purchase the notes upon a change of control.

        Upon a change of control, as defined in the indenture, we would be required to offer to purchase all of the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price, and we may be required to secure third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. The events that cause a change of control under the indenture may also result in an event of default under our amended and restated credit facility, which may cause the acceleration of our other indebtedness, in which case we would be required to pay our senior secured indebtedness before we repay the notes. Our future indebtedness may also contain restrictions on our ability to repurchase the notes upon certain events, including transactions that would constitute a change of control under the indenture. Our failure to repurchase the notes upon a change of control would constitute an event of default under the indenture.

        The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization of similar transaction.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its subsidiary guarantee of the new notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Risks Related to Our Business

Our revenues depend on our ability to maintain our level of government business.

        We derive a significant portion of our revenues from contracts or subcontracts with domestic and non-U.S. government agencies. A reduction in the purchase of our products by these agencies, and principally by the U.S. Army and U.S. Navy, would have a material adverse effect on our business. For the six months ended September 30, 2003 and for the fiscal years ended March 31, 2003, 2002 and 2001, approximately 87%, 81%, 78% and 78%, respectively, of our revenues were derived directly or indirectly from defense-industry contracts with the U.S. government and its agencies. In addition, in the six months ended September 30, 2003 and in each of the fiscal years ended March 31, 2003, 2002 and 2001, less than 13% of our revenues were derived directly or indirectly from sales to foreign governments. Additionally, for the nine months ended September 26, 2003 and for the years ended December 31, 2002, 2001 and 2000, a significant portion of IDT's revenues were derived directly or indirectly from defense contracts with the U.S. government and its agencies. Therefore, the development of our business in the future will depend upon the continued willingness of the U.S. government to commit substantial resources to defense programs and, in particular, upon continued purchase of our products, and other products which incorporate our products, by the U.S. government.

        The risk that governmental purchases of our products may decline stems from the nature of our business with the U.S. government, in which the U.S. government may:

  •
  terminate contracts at its convenience;

  •
  terminate, reduce or modify contracts or subcontracts if its requirements or budgetary constraints change;

  •
  cancel multi-year contracts and related orders if funds become unavailable;

  •
  shift its spending priorities; and

  •
  adjust contract costs and fees on the basis of audits done by its agencies.

        In addition, as a defense business, we are subject to the following risks in connection with government contracts:

  •
  the frequent need to bid on programs prior to completing the necessary design, which may result in unforeseen technological difficulties and/or cost overruns;

  •
  the difficulty in forecasting long-term costs and schedules and the potential obsolescence of products related to long-term fixed-price contracts;

  •
  when we act as a subcontractor, the failure or inability of the primary contractor to perform its prime contract, which may result in our inability to obtain payment of our fees and contract costs; and

  •
  our contract wins can be contested by other contractors.

Our revenues will be adversely affected if we fail to receive renewal or follow-on contracts.

        Renewal and follow-on contracts are important because our contracts are for fixed terms. These terms vary from shorter than one year to over five years, particularly for contracts with options. The typical term of our contracts with the U.S. government is between one and three years. The loss of revenues from our possible failure to obtain renewal or follow-on contracts may be significant because our U.S. government contracts account for a substantial portion of our revenues. For example, in the fiscal years ended 2003, 2002 and 2001, the AN/UYQ-70 Advanced Display System program accounted for approximately 13%, 20% and 22%, respectively, of our total revenues.

Our operating results may fluctuate.

        Our results of operations have fluctuated in the past and may continue to fluctuate in the future as a result of a number of factors, many of which are beyond our control. These factors include:

  •
  the termination of a key government contract;

  •
  the size and timing of new contract awards to replace completed or expired contracts; and

  •
  changes in U.S. Department of Defense policies and budgetary priorities.

We may not be successful in implementing our growth strategy if we are unable to identify and acquire suitable acquisition targets.

        Finding and consummating acquisitions is an important component of our growth strategy. Our continued ability to grow by acquisition is dependent upon the availability of acquisition candidates at reasonable prices and our ability to obtain additional acquisition financing on acceptable terms. We experience competition in making acquisitions from larger companies with significantly greater resources. We are likely to use significant amounts of cash, issue additional equity securities or incur additional debt in connection with future acquisitions, each of which could have a material adverse effect on our business. There can be no assurance that we will be able to procure the necessary funds to effectuate our acquisition strategy on commercially reasonable terms, or at all. In addition, as our revenue growth has been historically attributable largely to our successful acquisition strategy, failure to identify, consummate or integrate suitable acquisitions could lead to a reduced rate of revenue growth, operating income and net earnings in the future.

We may be unable to integrate IDT and our other acquired companies successfully.

        Our growth through acquisition, and in particular, our recently completed merger with IDT, may place significant demands on our management and our operational and financial resources. Acquisitions involve numerous risks, including:

  •
  difficulties in assimilating and integrating the operations, technologies and products acquired;

  •
  the diversion of our management's attention from other business concerns;

  •
  current operating and financial systems and controls may be inadequate to deal with our growth;

  •
  the risks of entering markets in which we have limited or no prior experience; and

  •
  the potential loss of key employees.

        If we fail to integrate acquired businesses successfully, especially IDT which represents our most significant acquisition or merger to date, or to manage our growth, that failure could have a material adverse effect on our business. Further, there can be no assurance that we will be able to maintain or enhance the profitability of any acquired business or consolidate its operations to achieve cost savings. There is also no assurance that we will be able to maintain or renew any contracts of any acquired business.

        In addition, there may be liabilities that we fail, or are unable, to discover in the course of performing due diligence investigations on each company or business we have already acquired or may acquire in the future. Such liabilities could include those arising from employee benefits contribution obligations of a prior owner or non-compliance with applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may be responsible. In addition, there may be additional costs relating to acquisitions including, but not limited to, possible purchase price adjustments. We cannot assure you that rights to indemnification by sellers of assets to us, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business.

Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce our profit or cause a loss.

        We provide our services primarily through two types of contracts: firm fixed-price and cost-type contracts. Approximately 82% and 75% of our total revenues for the fiscal year ended March 31, 2003 and for the six months ended September 30, 2003, respectively, were derived from firm fixed-price contracts, which require us to perform services under a contract at a stipulated price. We derived approximately 18% and 25% of our revenues for the fiscal year ended March 31, 2003 and for the six months ended September 30, 2003, respectively, from cost-type contracts by which we are reimbursed for incurred costs and receive a fee that, depending on the contract, is either dependent on cost savings and/or performance or is a fixed fee which is negotiated but limited by statutes. A significant portion of IDT's total revenues for the fiscal year ended December 31, 2002 and the six months ended June 27, 2003 were derived from fixed-price contracts.

        We assume greater financial risk on firm fixed-price contracts than on cost-type contracts. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract will reduce our profit or cause a loss. In particular, because of their inherent uncertainties and consequent cost overruns, development contracts have historically been less profitable than production contracts. Although we believe that adequate provision for our costs of performance is reflected in our consolidated financial statements, we can give no assurance that this provision is adequate or that losses on fixed-price and cost-type contracts will not occur in the future. We also cannot assure you that current cost-type contracts will not be changed to fixed-price contracts.

We may experience production delays if suppliers fail to deliver materials to us.

        Our manufacturing process for certain products consists primarily of the assembly of purchased components and testing of the product at various stages in the assembly process.

        Although we can obtain materials and purchase components generally from a number of different suppliers, several suppliers are our sole source of certain components. If a supplier should cease to deliver such components, we would probably find other sources; however, this could result in added cost and manufacturing delays. We have not experienced significant production delays attributable to supply shortages, but we occasionally experience procurement problems with respect to certain components, such as semiconductors and connectors. In addition, with respect to our electro-optical products, certain materials, such as germanium, zinc sulfide and cobalt, may not always be readily available.

Our backlog is subject to reduction and cancellation.

        Backlog represents products or services that our customers have committed by contract to purchase from us. Our total funded backlog as of September 30, 2003 was approximately $899.8 million, and IDT's funded backlog as of September 26, 2003 was approximately $281.5 million. Backlog is subject to fluctuations and is not necessarily indicative of future sales. Moreover, cancellations of purchase orders or reductions of product quantities in existing contracts could substantially and materially reduce backlog and, consequently, future revenues. Our failure to replace canceled or reduced backlog could result in lower revenues.

Our international operations expose us to risks of losses.

        Approximately 7%, 9%, 11% and 12% of our revenues for the six months ended September 30, 2003, and for the fiscal years ended March 31, 2003, 2002 and 2001, respectively, were derived from sales to foreign governments. We are exploring the possibility of expansion into additional international markets, and our recently completed merger with IDT enters us into additional international markets. We cannot assure you that we will maintain significant operations internationally or that any such operations will be successful. Any international operations we establish will be subject to risks similar to those affecting our North American operations in addition to a number of other risks, including:

  •
  political and economic instability in foreign markets;

  •
  inconsistent product regulation by foreign agencies or governments;

  •
  imposition of product tariffs and burdens;

  •
  cost of complying with a wide variety of international and U.S. export laws and regulatory requirements, particularly the Foreign Corrupt Practices Act;

  •
  lack of local business experience;

  •
  foreign currency fluctuations;

  •
  difficulty in enforcing intellectual property rights; and

  •
  language and other cultural barriers.

We face competition in the military electronics industry.

        The military electronics industry in which we participate is highly competitive and characterized by rapid technological change. Our potential inability to improve existing product lines and develop new products and technologies could have a material adverse effect on our business. In addition, our competitors could introduce new products with greater capabilities which could have a material adverse effect on our business. We also compete with these entities with respect to identifying targets and consummating our acquisition strategy.

        There are many competitors in the markets in which we sell our products. Many of these competitors are substantially larger than DRS, devote substantially greater resources to research and development, and generally have greater financial and other resources. Consequently, these competitors may be better positioned to take advantage of economies of scale and develop new technologies. Some of these competitors are also our suppliers and customers.

        In the military sector, we compete with many large and mid-tier defense contractors on the basis of product performance, cost, overall value, delivery and reputation. As U.S. defense spending decreased in early 1990s, the industry experienced substantial consolidation, increasing the market share of certain companies.

We are dependent in part upon our relationships and alliances with industry participants in order to generate revenue.

        We rely on the strength of our relationships with military industry organizations to form strategic alliances. Some of our partners assist us in the development of some of our products through teaming arrangements. Under these teaming arrangements, our partners usually have borne a portion of the expenses associated with our research and development of new and existing products which are the subject of such agreements. We cannot assure you that our partners will continue to bear these expenses in the future. If any of our existing relationships with our partners were impaired or terminated, we could experience significant delays in the development of our new products ourselves, and we would incur additional development costs. We would need to fund these costs internally or identify new partners. Historically, IDT was also dependent on these types of relationships.

        Some of our likely partners are also potential competitors, which may impair the viability of new strategic relationships. While we must compete effectively in the marketplace, our future alliances may depend on our partners' perception of us. Our ability to win new and/or follow-on contracts may be dependent upon our relationships within the military industry.

The U.S. government's right to use technology developed by us limits our intellectual property rights.

        We seek to protect the competitive benefits we derive from our patents, proprietary information and other intellectual property. However, we do not have the right to prohibit the U.S. government from using certain technologies developed or acquired by us or to prohibit third party companies, including our competitors, from using those technologies in providing products and services to the U.S. government. The U.S. government has the right to royalty-free use of technologies that we have developed under U.S. government contracts. We are free to commercially exploit those government-funded technologies and may assert our intellectual property rights to seek to block other non-government users thereof, but we cannot assure you we could successfully do so.

We are subject to government regulation which may require us to obtain additional licenses and could limit our ability to sell our products outside the United States.

        The sale of certain of our products outside the United States is subject to compliance with the United States Export Administration Regulations. Our failure to obtain the requisite licenses, meet registration standards or comply with other government export regulations, may affect our ability to generate revenues from the sale of our products outside the United States, which could have a material adverse effect on our business, financial condition and results of operations. Compliance with the government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

        In order to sell our products in European Union countries, we must satisfy certain technical requirements. If we were unable to comply with those requirements with respect to a significant quantity of our products, our sales in Europe could be restricted, which could have a material adverse effect on our business.

We are subject to environmental laws and regulations, and our ongoing operations may expose us to environmental liabilities.

        Our operations, like those of other companies engaged in similar businesses, are subject to federal, state, foreign and local environmental and health and safety laws and regulations. As a result, we have been involved from time to time in administrative or legal proceedings relating to environmental matters. We cannot assure you that the aggregate amount of future clean-up costs and other environmental liabilities will not be material. We can be subject to potentially significant fines or penalties, including criminal sanctions, if we fail to comply with these requirements. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Also, in the future, contamination may be found to exist at our facilities or at off-site locations where waste has been sent, including IDT's former site known as the Orphan Mine site in the Grand Canyon National Park, Arizona, which is currently subject to a government investigation. We could be held liable for such newly-discovered contamination. The remediation of such newly-discovered contamination, or the enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require us to make additional expenditures, some of which could be material.

A failure to attract and retain technical personnel could reduce our revenues and our operational effectiveness.

        There is a continuing demand for qualified technical personnel, and we believe that our future growth and success will depend upon our ability to attract, train and retain such personnel. Competition for personnel in the military industry is intense, and there is a limited number of persons with knowledge of, and experience in, this industry. Although we currently experience relatively low rates of turnover for our technical personnel, the rate of turnover may increase in the future, including as a result of the recently completed IDT merger. An inability to attract or maintain a sufficient number of technical personnel could have a material adverse effect on our contract performance or on our ability to capitalize on market opportunities.

Our operations involve rapidly evolving products and technological change.

        The rapid change of technology is a key feature of the market for our defense applications. To succeed, we will need to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-sponsored research and development, as well as from internally-funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. In the past, we have allocated substantial funds to capital expenditures, and we intend to continue to do so in the future. Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

        We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as pretax income from continuing operations before adjustment for minority interests plus fixed charges. Fixed charges is defined as interest expense plus amortized expenses related to indebtedness plus an interest component of rental expense.

Year Ended March 31,					Six Months Ended September 30,
1999	2000	2001	2002	2003	2003
1.6x	1.9x	2.7x	3.5x	4.4x	3.9x

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statement Information

        The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the following transactions as if they occurred on the dates indicated.

  (i)
  On November 4, 2003, a wholly-owned subsidiary of the Company merged with and into Integrated Defense Technologies, Inc. ("IDT") in a purchase business combination (the "Merger") with IDT being the surviving corporation and continuing as a wholly owned subsidiary of DRS. The total Merger consideration consisted of $261.3 million in cash and 4,323,172 shares of DRS common stock, or an aggregate value of approximately $367.4 million and the assumption of $201.0 million in debt. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $5.0 million. The total Merger consideration for each share of IDT common stock was comprised of $12.25 in cash and 0.2027 of a share of DRS common stock. In accordance with EITF 99-12, the stock component of the consideration was valued using the average stock price of DRS common stock on the measurement date of the transaction, October 31, 2003, and a few days before and after the measurement date. Upon closing of the Merger, the Company repaid IDT's term loan in the amount of $200.8 million, which excluded $0.2 million of IDT's capital leases.

  (ii)
  The issuance of $350.0 million of 6 7/8% Senior Subordinated Notes due 2013 (the "Notes") on October 30, 2003, and the amending and restating of DRS's previous $338.6 million senior secured credit facility (original credit facility) on November 4, 2003. The amended and restated credit facility consists of a $236.0 million term loan and a $175.0 million revolving line of credit. DRS used the proceeds from the sale of the Notes, together with initial borrowings under its amended and restated senior secured credit facility and excess cash on hand, to fund the merger with IDT, to repay certain of DRS's and IDT's outstanding indebtedness, and to pay $25.8 million of financing and merger-related costs.

  (iii)
  IDT's November 1, 2002 acquisition of BAE Systems Aerospace Electronics Gaithersburg Operation ("BAE Aerospace Electronics"), a division of BAE Systems Aerospace Electronics, Inc., in a purchase business combination and related financing. BAE Aerospace Electronics was renamed Signia-IDT, Inc. subsequent to the acquisition.

        The unaudited pro forma condensed combined statement of earnings for the year ended March 31, 2003, combines the historical consolidated statement of earnings of DRS for the fiscal year ended March 31, 2003, included elsewhere in this prospectus, with the historical consolidated statement of operations of IDT for the year ended December 31, 2002, incorporated by reference in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and other transactions described above. The unaudited pro forma condensed combined statement of earnings for the six months ended September 30, 2003, combines the historical unaudited consolidated statement of earnings of DRS for the six months ended September 30, 2003, included elsewhere in this prospectus, with the historical unaudited consolidated statement of operations of IDT for the six months ended June 27, 2003, incorporated by reference in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and related financings described above. The unaudited pro forma condensed combined statement of earnings for the six months ended September 30, 2002, combines the historical unaudited consolidated statement of earnings of DRS for the six months ended September 30, 2002, included elsewhere in this prospectus, with the historical unaudited consolidated statement of operations of IDT for the six months ended June 30, 2002, incorporated by reference in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and other transactions described above.

        DRS has presented the pro forma effect of IDT's November 1, 2002, acquisition of BAE Aerospace Electronics in IDT's pro forma results of operations for the year ended December 31, 2002, and the six months ended June 30, 2002. The results of operations of BAE Aerospace Electronics are included in IDT's operating results for the six months ended June 27, 2003 as that acquisition was completed during the year ended December 31, 2002.

        The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger and related financings described above had occurred on September 30, 2003. The unaudited pro forma condensed combined balance sheet as of September 30, 2003, combines the historical unaudited consolidated balance sheet of DRS as of September 30, 2003, included elsewhere in this prospectus, with the historical unaudited consolidated balance sheet of IDT as of June 27, 2003, which is incorporated by reference in this prospectus, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger and related financings.

        The Merger was accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, IDT's operating results have been included in DRS's operating results since the closing of the transaction. IDT's acquisition of BAE Aerospace Electronics was also accounted for under the purchase method of accounting and is included in the historical consolidated results of operations of IDT from its effective date of acquisition.

        The unaudited pro forma adjustments related to the Merger are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after DRS obtains third-party appraisals, performs its own internal assessments and reviews all available data. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma condensed combined financial statement information and DRS's future results of operations and financial position.

        The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (i) DRS's historical consolidated financial statements as of and for the year ended March 31, 2003, and DRS's historical unaudited consolidated financial statements as of September 30, 2003, and for the three and six months ended September 30, 2003 and 2002, included elsewhere in this prospectus and (ii) IDT's historical consolidated financial statements as of and for the year ended December 31, 2002, and IDT's historical unaudited consolidated statements of operations for the three and six months ended June 27, 2003 and June 30, 2002, and IDT's historical unaudited consolidated balance sheet as of June 27, 2003, incorporated by reference herein. The historical statements of earnings data for BAE Aerospace Electronics is based on unaudited financial statement data not included or incorporated by reference herein. The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the Merger, IDT's acquisition of BAE Aerospace Electronics, the issuance of the Notes and amending and restating DRS's credit facility been completed as of April 1, 2002, or of the results of operations that may be attained by DRS in the future.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Fiscal Year Ended March 31, 2003
(in thousands, except per share data)

	Historical DRS(1)	Pro Forma IDT(2)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$675,762	$364,105	$(21,000	)(4)	$1,018,867
Costs and expenses	608,078	331,227	(12,652	)(4)	926,653

Operating income (loss)	67,684	32,878	(8,348)		92,214
Interest and related expenses	10,589	15,232	15,997	(5)	41,818
Other income	355	84	—		439
Write off refinancing costs	—	25,748	—		25,748

Earnings (losses) before minority interest and income taxes	57,450	(8,018)	(24,345)		25,087
Minority interest	1,578	—	—		1,578

Earnings (losses) before income taxes	55,872	(8,018)	(24,345)		23,509
Income tax expense (benefit)	25,701	(3,969)	(10,225	)(6)	11,507

Net earnings (losses)	$30,171	$(4,049)	$(14,120)		$12,002

Earnings per share of common stock:
Basic earnings per share	$1.64				$0.53
Diluted earnings per share	$1.58				$0.51
Weighted average number of shares of common stock outstanding:
Basic	18,411		4,323	(7)	22,734
Diluted	19,073		4,323	(7)	23,396

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Six Months Ended September 30, 2003
(in thousands, except per share data)

	Historical DRS(1)	Historical IDT(3)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$373,438	$174,317	$6,500	(4)	$554,255
Costs and expenses	335,847	156,843	3,415	(4)	496,105

Operating income (loss)	37,591	17,474	3,085		58,150
Interest and related expenses	7,178	6,087	7,998	(5)	21,263
Other income	267	430	—		697

Earnings (losses) before minority interest and income taxes	30,680	11,817	(4,913)		37,584
Minority interest	789	—	—		789

Earnings (losses) before income taxes	29,891	11,817	(4,913)		36,795
Income tax expense (benefit)	13,152	4,313	(2,063	)(6)	15,402

Net earnings (losses)	$16,739	$7,504	$(2,850)		$21,393

Earnings per share of common stock:
Basic earnings per share	$0.75				$0.80
Diluted earnings per share	$0.73				$0.78
Weighted average number of shares of common stock outstanding:
Basic	22,452		4,323	(7)	26,775
Diluted	22,958		4,323	(7)	27,281

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Six Months Ended September 30, 2002
(in thousands, except per share data)

	Historical DRS(1)	Pro Forma IDT(2)	Pro Forma Adjustments		Pro Forma DRS
Revenues	$292,434	$176,832	$(7,000	)(4)	$462,266
Costs and expenses	263,038	157,868	(1,503	)(4)	419,403

Operating income (loss)	29,396	18,964	(5,497)		42,863
Interest and related expenses	4,755	9,035	7,998	(5)	21,788
Other income	293	252	—		545
Write off refinancing costs	—	20,696	—		20,696

Earnings (losses) before minority interest and income taxes	24,934	(10,515)	(13,495)		924
Minority interest	680	—	—		680

Earnings (losses) before income taxes	24,254	(10,515)	(13,495)		244
Income tax expense (benefit)	11,157	(4,648)	(5,668	)(6)	841

Net earnings (losses)	$13,097	$(5,867)	$(7,827)		$(597)

Earnings per share of common stock:
Basic earnings per share	$0.78				$(0.03)
Diluted earnings per share	$0.74				$(0.03)
Weighted average number of shares of common stock outstanding:
Basic	16,853		4,323	(7)	21,176
Diluted	17,609		4,323	(7)	21,932

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

As of September 30, 2003
(in thousands)

	Historical
	DRS(8)	IDT (9)	Pro Forma Adjustments		Pro Forma DRS
Assets
Current Assets:
Cash and cash equivalents	$102,651	$14,233	$(113,299	)(10)	$3,585
Accounts receivable, net	138,834	133,687	—		272,521
Inventories, net of progress payments	134,962	21,996	3,184	(4)(c)	184,623
			24,481	(13)
Prepaid expenses and other current assets	20,405	10,278	(155	)(12)	30,528

Total current assets	396,852	180,194	(85,789)		491,257
Property, plant and equipment, net	87,585	62,333	—		149,918
Acquired intangible assets, net	45,902	54,764	—	(13)	100,666
Goodwill	437,906	142,124	261,243	(13)	841,273
Other assets	12,837	7,443	12,268	(11)	32,548

Total assets	$981,082	$446,858	$187,722		$1,615,662

Liabilities and Stockholders' Equity
Current liabilities:
Current installments—long term debt	$7,615	$7,302	$210	(5)	$7,936
			(7,191	)(5)
Short-term bank debt	195	—			195
Other current liabilities	269,540	58,706	(421	)(12)	407,605
			(381	)(5)
			80,161	(13)

Total current liabilities	277,350	66,008	72,378		415,736
Long-term debt, excluding current installments	215,529	197,263	374,339	(5)	593,546
			(193,585	)(5)
Other non-current liabilities	28,237	12,553	—		40,790

Total liabilities	521,116	275,824	253,132		1,050,072

Commitments and contingencies
Stockholders' equity:
Common stock	225	213	(213	)(15)	268
			43	(14)
Additional paid-in capital	344,509	170,955	(170,955	)(15)	450,617
			106,108	(14)
Retained earnings	111,266	5,710	(5,710	)(15)	110,739
			(527	)(5)
Accumulated other comprehensive earnings (losses)	3,966	(5,844)	5,844	(15)	3,966

Total stockholders' equity	459,966	171,034	(65,410)		565,590

Total liabilities and stockholders' equity	$981,082	$446,858	$187,722		$1,615,662

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information.

DRS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENT INFORMATION

1.
The Historical DRS columns represent the historical consolidated statement of earnings of DRS for the fiscal year ended March 31, 2003, and the historical unaudited consolidated statements of earnings of DRS for the six-month periods ended September 30, 2003, and 2002, which are included elsewhere in this prospectus.

2.
The Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the fiscal year ended March 31, 2003, represents the historical consolidated statement of operations of IDT for the year ended December 31, 2002, which is incorporated by reference in this prospectus, combined with the historical unaudited statement of income of BAE Aerospace Electronics for the ten months ended October 31, 2002, which is not included or incorporated by reference in this prospectus, and certain pro forma adjustments to reflect IDT's acquisition of BAE Aerospace Electronics as if it occurred on January 1, 2002. IDT acquired BAE Aerospace Electronics effective November 1, 2002. The Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 2002, represents the historical consolidated statement of operations of IDT for the six months ended June 30, 2002, which is incorporated by reference in this prospectus, combined with the historical unaudited statement of income of BAE Aerospace Electronics for the six months ended June 30, 2002, which is not included or incorporated by reference herein, and certain pro forma adjustments to reflect IDT's acquisition of BAE Aerospace Electronics as if it occurred on January 1, 2002. BAE Aerospace Electronics designs and manufactures high-performance radio frequency surveillance equipment used in communications intelligence and signal intelligence applications.

  The following table provides a reconciliation of the amounts shown in the Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the fiscal year ended March 31, 2003.

	Historical
	IDT	BAE Aerospace Electronics	Pro Forma Adjustments		Pro Forma IDT
		(in thousands)
Revenues	$304,361	$59,744	$—		$364,105
Costs and expenses	277,612	50,320	3,295	(a)	331,227

Operating income (loss)	26,749	9,424	(3,295)		32,878
Interest and related expenses	8,270	—	6,962	(b)	15,232
Other income, net	84	—	—		84
Write off refinancing costs	25,748	—	—		25,748

(Losses) earnings before income taxes	(7,185)	9,424	(10,257)		(8,018)
Income tax expense (benefit)	(3,078)	3,417	(4,308	)(c)	(3,969)

Net (losses) earnings	$(4,107)	$6,007	$(5,949)		$(4,049)

        The following table provides a reconciliation of the amounts shown in the Pro Forma IDT column included in the unaudited pro forma condensed combined statement of earnings for the six months ended September 30, 2002.

	Historical
	IDT	BAE Aerospace Electronics	Pro Forma Adjustments		Pro Forma IDT
		(in thousands)
Revenues	$140,492	$36,340	$—		$176,832
Costs and expenses	126,272	29,618	1,978	(a)	157,868

Operating income (loss)	14,220	6,722	(1,978)		18,964
Interest and related expenses	4,858	—	4,177	(b)	9,035
Other income, net	252	—	—		252
Write-off of refinancing costs	20,696	—	—		20,696

Earnings (losses) before income taxes	(11,082)	6,722	(6,155)		(10,515)
Income tax expense (benefit)	(4,500)	2,437	(2,585	)(c)	(4,648)

Net earnings (losses)	$(6,582)	$4,285	$(3,570)		$(5,867)

  (a)
  The adjustments to costs and expenses are comprised of the following.

	Year Ended December 31, 2002		Six Months Ended June 30, 2002
	(in thousands)
Acquired intangible asset amortization	$1,998	(i)	$1,199	(i)
Retention bonuses	783	(ii)	470	(ii)
Depreciation	514	(iii)	309	(iii)

Total	$3,295		$1,978

    (i)
    As part of IDT's purchase accounting for the BAE Aerospace Electronics acquisition, IDT identified and recorded approximately $56.3 million of intangible assets that had not been previously recorded by BAE Aerospace Electronics, including trade names and trademarks of $1.6 million, patents and proprietary technology of $13.8 million and customer relationships of $40.9 million. These intangibles are being amortized over periods of ten, fifteen, and thirty-one years, respectively. These pro forma adjustments reflect the additional amortization expense that would have been incurred in the year ended December 31, 2002, and the six months ended June 30, 2002, had IDT's acquisition of BAE Aerospace Electronics occurred on January 1, 2002.

    (ii)
    Represents adjustments for retention bonuses accrued for certain key employees of BAE Aerospace Electronics for the year ended December 31, 2002, and the six months ended June 30, 2002.

    (iii)
    As part of the purchase accounting related to IDT's acquisition of BAE Aerospace Electronics, an adjustment of $6.8 million was made to increase the net book value of the acquired fixed assets to fair value, including a $5.0, $0.9, $0.8 and $0.1 million increase in the recorded value of BAE Aerospace Electronics buildings and improvements, machinery and equipment, land and office equipment, respectively.

      The estimated useful lives of the acquired depreciable fixed assets are as follows:

Weighted Average Useful Life
(years)
Buildings and improvements	27.00
Machinery and equipment	1.48
Office equipment	1.56

      Excluding the fair value adjustment made to land, the adjustments to depreciation reflects the additional depreciation expense that would have been incurred for the year ended December 31, 2002, and the six months ended June 30, 2002, had these fair value adjustments been made on January 1, 2002.

  (b)
  These pro forma adjustments reflect the additional interest expense that would have been incurred for the year ended December 31, 2002, and the six months ended June 30, 2002, had the additional $142.5 million of indebtedness incurred in connection with the acquisition of BAE Aerospace Electronics been outstanding since January 1, 2002. The adjustment for the year ended December 31, 2002, and the six months ended June 30, 2002, assumes an interest rate of three-month LIBOR plus 4%, estimated to be 5.86%. A 0.125% increase/decrease in the average prevailing interest rate on the $142.5 million of additional debt would result in an increase/decrease in interest expense of approximately $0.2 million and $0.1 million for the year ended December 31, 2002 and the six months ended June 30, 2002, respectively.

  (c)
  The pro forma adjustments to income taxes include the income tax effect on the pro forma adjustments related to IDT's acquisition of BAE Aerospace Electronics, using a statutory (federal and state) income tax rate of 42%.

3.
The Historical IDT column included in the unaudited pro forma condensed combined statement of earnings for the six months ended June 27, 2003, represents the historical unaudited consolidated statement of operations of IDT, which are incorporated by reference herein.

4.
The following pro forma adjustments result from the Merger:

	Increase (Decrease) to Revenues and Costs and Expenses
	Year Ended March 31, 2003	Six Months Ended September 30, 2003	Six Months Ended September 30, 2002
		(in thousands)
Revenues (a)	$(21,000)	$6,500	$(7,000)

Costs and expenses
Cost of sales—IDT revenue adjustment(a)	$(13,700)	$2,500	$(4,200)
IDT retention bonuses (b)	2,957	—	2,957
General and administrative expenses (c)	(2,107)	816	(359)
Amortization of acquired intangible assets (d)	1,236	618	618
IDT management fee (e)	(900)	(450)	(450)
IDT board of directors' fees (e)	(138)	(69)	(69)

Total adjustments to costs and expenses	$(12,652)	$3,415	$(1,503)

  (a)
  IDT recognized revenues on certain contracts on a cost-to-cost percentage of completion basis. To be consistent with DRS's accounting policy, revenue on some of these contracts would be recognized based on the units of delivery method. The adjustments to revenues and cost of sales for the year ended March 31, 2003 and the six months ended September 30, 2003 and 2002, reflect the estimated pro forma impact on IDT's historical results of operations after applying DRS's revenue recognition policy.

  (b)
  Represents an adjustment for the payment of retention bonuses to certain employees of IDT upon remaining with DRS for six months following the Merger.

  (c)
  IDT historically recognized general and administrative expenses as a period cost. To be consistent with DRS's accounting policy, the pro forma adjustments to costs and expenses reflect estimated amounts of general and administrative expenses capitalized into inventory for the year ended March 31, 2003 and the six-month periods ended September 30, 2003 and 2002. The September 30, 2003 unaudited pro forma condensed combined balance sheet includes an estimated adjustment to inventory and goodwill to reflect the capitalization of certain general and administrative expenses (see note 13).

  (d)
  These pro forma adjustments reflect the incremental amortization expense of acquired intangible assets for the periods presented. For purposes of this pro forma presentations we have estimated that the acquired amortizable intangible assets from the Merger to be $54.8 million, with an estimated useful life of 15 years. As the purchase price allocation for the Merger has not been completed and the allocation of the purchase price to acquired intangible assets and the assumed weighted average useful lives will change, a $1.0 million increase/decrease in acquired intangible assets would result in an increase/decrease in amortization expense of approximately $67 thousand per fiscal year (assuming a 15-year useful life).

  (e)
  These pro forma adjustments represent certain costs reflected in IDT's historical results of operations, which for the purposes of this pro forma presentation DRS has eliminated to reflect cost savings which will result from the Merger. The "IDT management fee" adjustment represents a management fee that IDT paid Veritas Capital Management, L.L.C. (Veritas Capital Management controls IDT's principal stockholder, IDT Holding, L.L.C.). The management fee obligation was terminated upon closing of the Merger. The "IDT board of directors' fees" adjustment represents the net savings expected to be realized due to the elimination of IDT's board of directors resulting from the Merger (with the exception of the election of Robert B. McKeon, chairman of IDT, to DRS's board of directors anncounced December 22, 2003).

5.
Net incremental debt incurred in connection with the Merger is $173.8 million, which reflects a required repayment of $200.8 million of IDT's bank debt, excluding $0.2 million of IDT's capital leases. The unaudited pro forma condensed combined statements of earnings for the year ended March 31, 2003, and the six-month periods ended September 30, 2003 and 2002, include pro forma adjustments for interest expense of $25.1 million, $12.5 million and $12.5 million, respectively, associated with the debt outstanding using an interest rate of 4.20% on the amended and restated credit facility and 6.875% on the Notes for the year ended March 31, 2003 and the six-month periods ended September 30, 2003 and 2002. A 0.125% increase/decrease in the weighted average prevailing interest rates on our incremental debt would result in an increase/decrease in interest expense of approximately $0.5 million, $0.2 million and $0.2 million for the year ended March 31, 2003, and the six-month periods ended September 30, 2003 and 2002, respectively. The pro forma interest expense adjustments for the year ended March 31, 2003 and the six-month periods ended September 30, 2003 and 2002 also include adjustments of $2.7 million, $1.3 million and $1.3 million, respectively, for the incremental increase in amortization of the deferred financing fees incurred in connection with the Notes and amending and restating the original credit facility in connection with the Merger. The pro forma interest expense adjustment for the year ended March 31, 2003, and the six-month periods ended September 30, 2003 and 2002 includes reductions in interest expense of $11.8 million, $5.9 million and $5.9 million, respectively, due to the IDT debt that was paid down as a result of the transaction.

  A summary of the components comprising the pro forma changes in debt related to the Merger and amending and restating of the original credit facility follows.

Change in Borrowings
(in thousands)
IDT Merger
Term loans	$24,550
Senior subordinated notes	350,000
Required term loan paydown—IDT debt	(200,777)

Total net change in borrowings	$173,773

  DRS obtained a senior subordinated bridge loan commitment in the amount of $125.0 million to secure financing in the event that the Company was unable to consummate the offering of the Notes prior to the completion of the Merger. The September 30, 2003, unaudited pro forma condensed combined balance sheet reflects the effect of charging $0.5 million to retained earnings the fees paid to obtain the commitment, net of tax of $0.4 million. The senior subordinated bridge loan was not utilized in the transaction.

6.
The pro forma adjustments to income taxes for the year ended March 31, 2003, and the six-month periods ended September 30, 2003 and 2002, include the income tax effect on the pro forma adjustments related to the proposed Merger and related financings using a statutory (federal and state) income tax rate of 42%.

7.
The pro forma adjustment to the weighted average number of shares of DRS common stock outstanding reflects the issuance of DRS common stock in the Merger. The pro forma weighted average number of shares outstanding assumes that the shares issued in the Merger are outstanding throughout each period.

8.
The Historical DRS column represents the historical unaudited consolidated balance sheet of DRS as of September 30, 2003, included elsewhere in this prospectus.

9.
The Historical IDT column represents the historical unaudited consolidated balance sheet of IDT as of June 27, 2003, which is incorporated by reference in this prospectus.

10.
The pro forma adjustments reflected in cash and cash equivalents consist of the following.

September 30, 2003
(in thousands)
New borrowings	$374,550
Cash paid to IDT shareholders	(261,267)
Repayment of IDT bank debt	(200,776)
Merger and financing-related costs	(25,806)

Total	$(113,299)

11.
The pro forma adjustment to other assets represents the net increase in debt related financing costs. The adjustment is comprised of a $15.1 million increase associated with the capitalization of certain costs related to DRS's additional borrowings and a $2.8 million decrease associated with the elimination of the carrying amount of IDT's debt-related financing costs. In accordance with EITF Issue No. 96-19, DRS expensed $0.1 million of professional fees incurred in connection with the refinancing.

12.
These pro forma adjustments relate to the fair value of IDT's interest rate swap at June 27, 2003. The $0.4 million adjustment to other current liabilities represents the elimination of the fair value of the interest rate swap and the $0.2 million adjustment to prepaid expenses and other current assets represents the elimination of the related deferred tax asset.

13.
As a result of the Merger, DRS acquired each outstanding share of common stock of IDT for $12.25 in cash and 0.2027 of a share of DRS common stock for an estimated purchase price of $367.4 million, plus estimated Merger-related costs of $5.0 million. The unaudited pro forma condensed combined balance sheet as of September 30, 2003, reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed on a preliminary basis. The preliminary purchase price allocation includes adjustments of $24.5 million and $80.2 million to inventory and accrued expenses, respectively, reflecting estimated adjustments for acquired contracts. DRS is currently obtaining third-party valuations of certain assets acquired and liabilities assumed, as well as performing an assessment of the acquired contracts. All of the data required to value the acquired contracts is not currently available and at this time it is not practicable to reasonably estimate their final valuations for this pro forma presentation. The fair value of the acquired contracts will be valued at their remaining contract value less DRS's estimate to complete and a profit margin commensurate with the profit margin DRS earns on similar contracts. Therefore, the preliminary purchase price allocation will change and such change may have a material effect on the accompanying unaudited pro forma condensed combined financial statement information. The following table summarizes the preliminary allocation of the estimated purchase price to the estimated fair value of assets acquired and liabilities assumed.

September 30, 2003
(in thousands)
Net book value of assets acquired	$171,034
Adjustments to net book value of assets acquired:
Elimination of IDT Merger costs	(4,779)
Elimination of deferred financing costs	(2,851)
Elimination of interest rate swap, net of deferred taxes	267

163,671
Net adjustments to fair value acquired contracts	(55,680)
Impact of DRS' revenue recognition policy	4,000
General and administrative expenses capitalize in inventory	(816)
Incremental amortizable acquired intangible assets (a)	—
Incremental goodwill	261,243

Total purchase price—including acquisition related costs of $5.0 million	$372,418

  (a)
  For purposes of this pro forma presentation, we have estimated that the amortizable acquired intangible assets from the Merger will be $54.8 million, which is the net book value of such assets recorded in IDT's June 27, 2003, unaudited consolidated balance sheet.

14.
The accompanying unaudited pro forma condensed combined balance sheet reflects the issuance of 4,323,172 shares of DRS common stock that were issued to IDT shareholders in connection with the Merger. Based on the number of shares issued, and a $24.55 per share price of DRS common stock, the average stock price of DRS common stock on the measurement date of the transaction and a few days before and after the measurement date, DRS common stock and additional paid-in capital would increased by $43 thousand and $106.1 million, respectively.

15.
These adjustments eliminate IDT's historical stockholders' equity balances.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DRS

        In the following table, we provide you with our selected historical consolidated financial and operating data as of and for the periods indicated. The selected statement of earnings data, earnings from continuing operations per share data and certain of the other data for the years ended March 31, 2001, 2002 and 2003 and the selected balance sheet data as of March 31, 2002 and 2003 presented below are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected statement of earnings data, earnings from continuing operations per share data and certain of the other data for the years ended March 31, 1999 and 2000 and the selected balance sheet data as of March 31, 1999, 2000 and 2001 presented below are derived from our audited consolidated financial statements, which are not included in this prospectus. The selected statement of earnings data, earnings from continuing operations per share data and certain of the other data presented below for the six months ended September 30, 2002 and 2003 and the selected balance sheet data as of September 30, 2003, are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected balance sheet data as of September 30, 2002, are derived from our unaudited condensed consolidated financial statements, which is not included in this prospectus. Our operating results for the six months ended September 30, 2003, are not necessarily indicative of the results to be expected for the full year.

        When you read this selected historical financial data, it is important that you also read along with it our historical consolidated financial statements and related notes included elsewhere in this prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations".

	Year Ended March 31,(1)					Six Months Ended September 30,		Last Twelve Months Ended September 30,
	1999	2000	2001	2002	2003	2002	2003	2003(2)
	(dollars in thousands, except per share data)
Statement of Earnings Data:
Revenues	$265,849	$391,467	$427,606	$517,200	$675,762	$292,434	$373,438	$756,766
Operating income(3)	15,301	26,178	37,531	49,769	67,684	29,396	37,591	75,879
Interest and related expenses, net	9,007	12,400	11,259	9,810	9,410	4,072	6,662	12,000
Minority interest	1,021	1,318	1,426	1,606	1,578	680	789	1,687
Income taxes	1,915	5,171	12,976	18,030	25,701	11,157	13,152	27,696
Earnings from continuing operations(4)	3,865	7,661	11,978	20,331	30,171	13,097	16,739	33,813
Net earnings	680	4,310	11,978	20,331	30,171	13,097	16,739	33,813
Earnings from Continuing Operations Per Share Data(5)(6):
Basic	$0.23	$0.83	$1.14	$1.52	$1.64	$0.78	$0.75
Diluted	$0.23	$0.76	$1.01	$1.41	$1.58	$0.74	$0.73
Other Data:
EBITDA(7)	$26,388	$42,302	$52,338	$61,960	$81,942	$35,912	$47,571	$93,601
Depreciation and amortization	11,601	17,070	16,125	13,789	16,660	7,586	11,018	20,092
Capital expenditures	6,554	6,210	16,185	13,583	21,526	9,316	9,112	21,322
Ratio of earnings to fixed charges(8)	1.6x	1.9x	2.7x	3.5x	4.4x		3.9x
Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$10,031	$3,778	$2,324	$117,782	$95,938	$40,207	$102,651
Working capital	13,491	21,384	43,686	165,237	100,024	60,817	119,502
Total assets	329,639	320,098	334,940	601,091	972,121	653,035	981,082
Total debt	117,104	121,175	83,124	139,721	225,075	139,540	223,339
Stockholders' equity	73,442	78,184	111,947	257,235	438,180	273,193	459,966

(1)
DRS's selected historical consolidated financial data includes the effect of the following purchase business combinations from their date of acquisition by fiscal year:

Fiscal Year 1999: The Ground-Based Electro-Optical and Focal Plane Array businesses of Raytheon Company acquired October 20, 1998; NAI Technologies, Inc. acquired February 19, 1999.

Fiscal Year 2000: Global Data Systems Ltd. acquired July 21, 1999.

Fiscal Year 2001: General Atronics Corporation acquired June 14, 2000.

  Fiscal Year 2002: The Electro Mechanical Systems unit of Lockheed Martin Corporation acquired August 22, 2001; The Sensors and Electronic Systems business of The Boeing Company acquired September 28, 2001.

  Fiscal Year 2003: The U.S.-based Unmanned Aerial Vehicle business of Meggitt Defense Systems Texas, Inc. acquired April 11, 2002; The Navy Controls Division of Eaton Corporation acquired July 1, 2002; DKD, Inc. acquired October 15, 2002; Paravant Inc. acquired November 27, 2002; the Electromagnetics Development Center of Kaman Corporation acquired January 15, 2003; and Power Technology Incorporated Acquired February 14, 2003.

(2)
Data for the twelve months ended September 30, 2003, is comprised of DRS's last twelve consecutive months ended September 30, 2003.

(3)
Effective April 1, 2001, DRS adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and ceased amortizing goodwill. Included in operating income for the fiscal years ended March 31, 1999, 2000 and 2001 is goodwill amortization of $2.7 million, $5.2 million and $5.3 million, respectively.

(4)
In accordance with Statement of Financial Accounting Standards No. 145, fiscal 1999 earnings from continuing operations has been adjusted to reflect the reclassification of a loss on the extinguishment of debt of $2.3 million, previously presented as an extraordinary item, net of tax.

(5)
Fiscal 1999 per share data from continuing operations are presented and calculated before a loss on discontinued operations of $0.9 million in conjunction with the sale of DRS's magnetic tape head business. Fiscal 2000 per share data from continuing operations are presented and calculated before a loss on discontinued operations and a loss on disposal of discontinued operations of $1.3 million and $2.1 million, respectively, in connection with the sale of DRS's magnetic tape head business.

(6)
No cash dividends have been distributed in any of the years presented.

(7)
We define EBITDA as earnings from continuing operations before extraordinary item, interest and related expenses, net (primarily amortization of debt issuance costs), income taxes, depreciation and amortization. The table below presents the components of EBITDA and a reconciliation of EBITDA to both net earnings and net cash provided by operating activities. EBITDA is presented as additional information because we believe it to be a useful indicator of an entity's debt capacity and its ability to service its debt. EBITDA is not a substitute for operating income, net earnings or cash flows from operating activities, as determined in accordance with generally accepted accounting principles (GAAP). EBITDA is not a complete cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital and capital expenditures and pay its income taxes. Rather, EBITDA is one potential indicator of an entity's ability to fund these cash requirements. EBITDA also is not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. EBITDA, as we define it, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define EBITDA in the same manner. The definition of EBITDA in this section differs in certain respects from the definition of "Consolidated Cash Flow" for purposes of the indenture governing the notes.

	Year Ended March 31,					Six Months Ended September 30,
	1999	2000	2001	2002	2003	2002	2003
	(dollars in thousands)
Earnings from continuing operations before extraordinary item	$3,865	$7,661	$11,978	$20,331	$30,171	$13,097	$16,739
Income taxes	1,915	5,171	12,976	18,030	25,701	11,157	13,152
Interest income	(350)	(200)	(202)	(1,144)	(1,179)	(683)	(516)
Interest and related expenses	9,357	12,600	11,461	10,954	10,589	4,755	7,178
Depreciation and amortization	11,601	17,070	16,125	13,789	16,660	7,586	11,018

EBITDA	$26,388	$42,302	$52,338	$61,960	$81,942	$35,912	$47,571
Income taxes	(1,915)	(5,171)	(12,976)	(18,030)	(25,701)	(11,157)	(13,152)
Interest income	350	200	202	1,144	1,179	683	516
Interest and related expenses	(9,357)	(12,600)	(11,461)	(10,954)	(10,589)	(4,755)	(7,178)
Deferred income taxes	(3,364)	(550)	(287)	2,895	6,919	(9)	82
Changes in assets and liabilities, net of effects from business combinations and divestitures	(954)	(20,452)	1,944	(9,412)	(5,123)	2,745	(5,671)
Other, net	4,410	4,288	4,510	246	3,381	1,202	2,111

Net cash provided by operating activities	$15,558	$8,017	$34,270	$27,849	$52,008	$24,621	$24,279

(8)
For the purpose of calculating these ratios, we define earnings as pretax income from continuing operations before adjustment for minority interest plus fixed charges. We define fixed charges as interest expense plus amortized expenses related to indebtedness plus an interest component of rental expense.

SELECTED HISTORICAL FINANCIAL DATA OF IDT

        In the following table, we provide you with selected historical consolidated financial and operating data for IDT as of and for the periods indicated. IDT's selected operating data, per share data and other data for the years ended December 31, 2000, 2001 and 2002 and the selected balance sheet data as of December 31, 2001 and 2002 discussed below are derived from IDT's audited consolidated financial statements which are incorporated by reference in this prospectus. IDT predecessor's and IDT's selected operating data, per share data and other data financial data as of and for the periods of January 1, 1998 to October 23, 1998, October 24, 1998 to December 25, 1998 and the year ended December 31, 1999 and the selected balance sheet data as of October 23, 1998, December 25, 1998 and December 31, 1999 and 2000, are derived from IDT's audited consolidated financial statements, which are not included in this prospectus. IDT's selected operating data, per share data and other data for the nine months ended September 27, 2002 and September 26, 2003 and the selected balance sheet data as of September 26, 2003 have been derived from IDT's unaudited historical financial statements which are included in this prospectus. IDT's selected balance sheet data as of September 27, 2002 is derived from IDT's unaudited historical balance sheet, which is not included in this prospectus. IDT's operating results for the nine months ended September 26, 2003, are not necessarily indicative of the results to be expected for the full year.

        When you read this selected historical financial data, it is important that you also read along with it, IDT's historical consolidated financial statements and the notes to its consolidated financial statements which are included and incorporated by reference in this prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations".

	IDT's Predecessor	Integrated Defense Technologies, Inc.
			Year Ended December 31,				Nine Months Ended		Twelve Months Ended September 26, 2003(1)
	January 1 to October 23, 1998	October 24 to December 25, 1998	1999	2000	2001	2002	September 27, 2002	September 26, 2003
	(dollars in thousands, except per share data)
Selected Operating Data:
Revenues	$38,796	$10,198	$102,232	$180,573	$263,952	$304,361	$216,215	$270,566	$358,712
Goodwill impairment charges(2)	—	—	—	—	—	(3,012)	—	—	(3,012)
Income from operations	3,994	901	8,078	14,981	26,001	26,749	22,827	27,466	31,388
Refinancing costs(2)	—	—	(2,840)	(1,492)	—	(25,748)	(20,696)	—	(18,177)
Net income (loss)	2,916	25	(616)	605	2,299	(4,107)	(1,968)	11,201	9,062
Per Share Data:
Basic income (loss) per share	$—	$—	$(0.06)	$0.06	$0.17	$(0.21)	$(0.11)	$0.53
Diluted income (loss) per share	$—	$—	$(0.06)	$0.05	$0.15	$(0.21)	$(0.11)	$0.53
Selected Balance Sheet Data (at end of period):
Working capital	$7,281	$9,247	$18,131	$75,176	$73,306	$110,668	$119,570	$116,214
Total assets	14,601	47,353	121,089	284,895	278,298	447,700	302,270	464,988
Total debt	—	31,741	66,824	177,710	171,225	218,708	83,763	202,741
Stockholders' equity	5,894	10,025	29,800	54,584	50,180	163,409	169,246	174,839
Other Data:
EBITDA(3)	$3,960	$1,460	$13,345	$26,163	$43,887	$13,471	$10,897	$40,941	$43,515

(1)
The twelve months ended September 26, 2003 represents the actual last twelve months ended September 26, 2003.

(2)
See Notes 2 and 5 of IDT's Notes to Consolidated Financial Statements incorporated by reference in this prospectus for a discussion of the refinancing and goodwill impairment charges incurred during the nine months ended September 27, 2002.

(3)
IDT's EBITDA (earnings before interest, taxes, depreciation, and amortization) represents income (loss) from operations plus depreciation and amortization expense. EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States, and as such, it should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities, or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. IDT's EBITDA is the measure of profit or loss, which is reviewed by IDT's Chief Executive Officer and Board of Directors. IDT monitors its EBITDA to determine its ability to satisfy its debt service, capital expenditure and working capital requirements and because certain covenants in IDT's revolving credit and term loan facility are based upon similar measures. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and amortization charges, which should be considered in the overall evaluation of results. Additionally, IDT's EBITDA is not necessarily comparable to other similarly titled captions used by other companies, including DRS.

        A reconciliation of IDT's predecessor's and of IDT's EBITDA to income (loss) before income taxes is presented in the following table:

	IDT's Predecessor	Integrated Defense Technologies, Inc.
							Nine Months Ended		Twelve Months Ended
			Year Ended December 31,
	Period January 1, 1998 to October 23, 1998	Period October 24, 1998 to December 25, 1998					September 27, 2002	September 26, 2003	September 26, 2003
			1999	2000	2001	2002
	(in thousands)
EBITDA	$3,960	$1,460	$13,345	$26,163	$43,887	$13,471	$10,897	$40,941	$43,515
Depreciation and amortization expense	34	(559)	(5,267)	(12,674)	(17,886)	(12,470)	(8,766)	(13,476)	(17,461)
Interest expense	(257)	(665)	(5,233)	(10,064)	(19,437)	(8,270)	(5,808)	(8,762)	(1,224)
Other income (expense), net	367	—	—	—	403	84	(139)	(1,065)	(842)

Income (loss) before income taxes	$4,104	$236	$2,845	$3,425	$6,967	$(7,185)	$(3,816)	$17,639	$1,145

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on            , 2004, the 21st business day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $350.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the exchange offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal,

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our "affiliate," as defined under

Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  could not rely on the applicable interpretations of the staff of the SEC, and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

        If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

  •
  the tender is made through an eligible institution,

  •
  prior to the expiration date, the exchange agent received from such eligible institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such eligible institution with the exchange agent, and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn,

  •
  the old notes to be withdrawn (including the principal amount of such old notes), and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for tendering old notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  (a)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

  or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (c)
  there has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

  (3)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  (4)
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

  (d)
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

The Bank of New York, Exchange Agent

By Registered or Certified Mail, Overnight Delivery after
4:30 p.m. on the Expiration Date:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
Attn: Mr. Kin Lau

For Information Call:
(212) 815-3750
Attn: Mr. Kin Lau

By Facsimile Transmission
(for Eligible Institutions only):
(212) 298-1915

Confirm by Telephone:
(212) 815-3750

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by The Bank of New York, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act,

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business,

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer,

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, or

  •
  you are a participating broker-dealer.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF OTHER INDEBTEDNESS

Amended and Restated Senior Secured Credit Facility

        Simultaneous with the closing of the merger with IDT (November 4, 2003), we entered into an amended and restated credit facility in an aggregate amount of $411.0 million to replace our existing senior credit facility. The amended and restated credit facility consists of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The amended and restated credit facility is guaranteed by substantially all of our domestic subsidiaries. In addition, it is secured by liens on substantially all of our, the subsidiary guarantors' and certain of our other subsidiaries' assets and by a pledge of certain of our subsidiaries' capital stock. The term loan and the revolving credit facility will mature in seven and five years, respectively, from the closing date of the amended and restated credit facility. The term loan requires quarterly principal payments, the first of which was paid on December 31, 2003.

        Borrowings under the amended and restated credit facility bear interest, at our option, at either: a "base rate," as defined in the amended and restated credit agreement, equal to the higher of 0.50% per annum above the latest prime rate and federal funds rate or a LIBOR rate, as defined in the amended and restated credit agreement. Revolving credit loans that are base rate loans bear interest at the base rate plus a spread ranging from 0.50% to 1.25% per annum, depending on our total leverage ratio (TLR) at the time of determination. Revolving credit loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 1.75% to 2.50% per annum, depending on our TLR. Term loans that are base rate loans bear interest at the base rate plus a spread ranging from 1.0% to 1.25% per annum depending on our TLR. Term loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 2.25% to 2.5% depending on our TLR. TLR is defined as total debt minus the sum of (A) performance-based letters of credit and (B) so long as there are no outstanding revolving credit loans, an amount (not to exceed $100.0 million) equal to the amount of cash and cash equivalents of the Borrower and its subsidiaries immediately available to repay the obligations thereof, as compared with EBITDA, as defined in the amended and restated credit agreement.

        There are certain covenants and restrictions placed on us under the amended and restated credit facility, including, but not limited to, a maximum total leverage ratio, a maximum senior leverage ratio, a minimum fixed charge coverage ratio and restrictions on equity issuances, payment of dividends on our capital stock, the issuance of additional debt, incurrence of liens and capital expenditures, and a requirement that we make mandatory principal prepayments in the manner set forth in the credit agreement on the revolving credit loans, the term loans and the swingline loans outstanding with 50% of the aggregate net cash proceeds from any equity offering if our total leverage ratio, as defined in the credit agreement, exceeds 2.00 to 1.00.

        The principal amount of revolving credit loans outstanding will be due and payable in full on the fifth anniversary of the closing date of the IDT merger. We will repay the aggregate outstanding principal amount of the term loan in consecutive quarterly installments on the last business day of each December, March, June and September, the first of which was paid on December 31, 2003. From December 31, 2003 through September 30, 2009, each such principal payment will equal to $590,000. Beginning with the payment on December 31, 2009 through September 30, 2010, each principal payment will equal to approximately $55.5 million.

Mortgage Note

        One of our subsidiaries, Paravant Inc., has a mortgage note payable that is secured by our DRS Tactical Systems subsidiary (DRS TS) property located in Palm Bay, Florida, and bears interest at a rate equal to the one-month LIBOR plus 1.65%. Effective April 1, 2001, DRS TS entered into a

15-year interest rate swap with an original notional amount of $3.6 million to receive interest at a variable rate equal to the one month LIBOR and to pay interest at a fixed rate of 7.85%. The balance of the mortgage as of September 30, 2003 was $3.2 million. Payment of principal and interest will continue through March 1, 2016.

Promissory Note

        On October 15, 2002, we issued an $8.0 million promissory note, bearing interest at 6% per annum, related to the Nytech acquisition. In October 2003, we made the first payment under the promissory note of $5.0 million. A second payment of $3.0 million is due in October 2004.

Derivative Financial Instruments

        Effective June 30, 2003, we entered into two interest rate swap agreements with Wachovia Bank, National Association and Fleet Bank (the Banks), respectively, each in the amount of $25.0 million, on our variable rate senior secured term loan facility due September 30, 2008. These swap agreements exchanged the variable interest rate for a fixed interest rate on $50.0 million of the principal amount outstanding under the term loan. Under the terms of these swap agreements, we will pay or receive the difference between the variable interest rate payable by the Banks and the fixed 2.59% interest rate payable by us. The variable interest rate paid by the Banks is based on the three month LIBOR and is determined on the first day of each calculation period. The difference to be paid or received on these swap agreements, as interest rates change, is recorded as an adjustment to interest expense. These swap agreements were redesignated as cash flow hedges on the amended and restated credit facility on November 4, 2003.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "DRS" refers only to DRS Technologies, Inc. and not to any of its subsidiaries.

        DRS will issue the new notes under the indenture dated as of October 30, 2003, among itself, the Guarantors and The Bank of New York, as trustee. This is the same indenture under which the old notes were issued. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. It does not restate this agreement in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as holders of the new notes. Copies of the indenture are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

New Notes Versus Old Notes

        The new notes are identical to the old notes, except that the transfer restrictions, registration rights relating to the old notes and liquidated damages do not apply to the new notes.

Brief Description of the New Notes and the Subsidiary Guarantees

  The New Notes

        The new notes:

  •
  will be general unsecured obligations of DRS;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of DRS, including all Obligations under our amended and restated credit agreement;

  •
  will be pari passu in right of payment with any future senior subordinated Indebtedness of DRS; and

  •
  will be unconditionally guaranteed, jointly and severally, by the Guarantors on a senior subordinated basis.

        Substantially all of our assets have been pledged to secure our obligations to our secured creditors. In the event that our secured creditors exercise their rights with respect to their pledged assets, our secured lenders would be entitled to be repaid in full from the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes.

  The Subsidiary Guarantees

        The new notes are guaranteed by some but not all of DRS's Domestic Subsidiaries.

        Each guarantee of the new notes:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of that Guarantor including the guarantee of that Guarantor under our amended and restated credit agreement; and

  •
  will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

        Substantially all of DRS's operations are conducted though its subsidiaries. DRS only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of DRS's subsidiaries have against those subsidiaries. Holders of new notes will only be creditors of DRS and those subsidiaries that provide a subsidiary guarantee.

        Not all of our subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The indenture will permit DRS and its subsidiaries to incur additional Indebtedness including Senior Debt.

        As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the new notes.

Principal, Maturity and Interest

        DRS will issue up to $350.0 million in aggregate principal amount of new notes in this offering. DRS may issue an unlimited amount of additional new notes from time to time after this offering subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The new notes and any additional new notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. DRS will issue new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on November 1, 2013.

        Interest on the new notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2004. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the new notes. DRS will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

        Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the New Notes

        If a holder of new notes has given wire transfer instructions to DRS, DRS will pay all principal, interest and premium, if any, on that holder's new notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless DRS elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the New Notes

        The trustee will initially act as paying agent and registrar. DRS may change the paying agent or registrar without prior notice to the holders of the new notes, and DRS or any of its Subsidiaries may act as paying agent or registrar.

Subsidiary Guarantees

        The new notes will be unconditionally guaranteed by each of DRS's current and future Domestic Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than DRS or another Guarantor, unless:

(1)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)
either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b)
the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) DRS or a Restricted Subsidiary of DRS, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

(2)
in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) DRS or a Subsidiary of DRS, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

(3)
if DRS designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)
upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "—Defeasance" and "—Satisfaction and Discharge."

        See "—Repurchase at the Option of Holders—Asset Sales."

Subordination

        The payment of principal, interest and premium, if any, on the new notes will be subordinated to the prior payment in full of all Senior Debt of DRS, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of new notes will be entitled to receive any payment with respect to the new notes (except that holders of new notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under "—Legal Defeasance and Covenant Defeasance and "—Satisfaction and Discharge" so long as the trust was created in accordance with all relevant conditions specified in the indenture at the time it was created), in the event of any distribution to creditors of DRS:

(1)
in a liquidation or dissolution of DRS;

(2)
in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to DRS or its property;

(3)
in an assignment for the benefit of creditors; or

(4)
in any marshaling of DRS's assets and liabilities.

        DRS also may not make any payment in respect of the new notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the indenture at the time it was created) if:

(1)
a payment default on Designated Senior Debt occurs (whether at maturity, due to acceleration, or otherwise) and is continuing; or

(2)
any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from DRS, a representative of the holders of any Designated Senior Debt or the administrative agent under the Credit Agreement.

        Payments on the new notes may and will be resumed:

(1)
in the case of a payment default, upon the date on which such default is cured or waived; and

(2)
in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or the date on which the trustee receives notice from all representatives of all applicable Designated Senior Debt rescinding the Payment Blockage Notice unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

        If the trustee or any holder of the new notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance") in contravention of these subordination provisions prior to payment in full of all Obligations due in respect of Senior Debt (including without limitation, interest after the commencement of any bankruptcy proceedings at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt (on a pro rata basis based on the aggregate amount of the Senior Debt) or their proper representative.

        DRS must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default (which notice must be provided at least five business days prior to the payment of the new notes).

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of DRS, holders of new notes may recover less ratably than creditors of DRS who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of new notes may recover less ratably than trade creditors of DRS. See "Risk Factors—Your right to receive payments on the new notes is junior to our existing indebtedness and possibly all of our future borrowings."

Optional Redemption

        At any time prior to November 1, 2006, DRS may on any one or more occasions redeem up to 35% of the aggregate principal amount of new notes issued under the indenture (including any additional notes issued after the issue date) at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of new notes originally issued under the indenture (excluding new notes held by DRS and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)
the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the new notes will not be redeemable at DRS's option prior to November 1, 2008.

        On or after November 1, 2008, DRS may redeem all or a part of the new notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the new notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	103.438%
2009	102.292%
2010	101.146%
2011 and thereafter	100.000%

        Unless DRS defaults in the payment of the redemption price, interest will cease to accrue on the new notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        DRS is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of new notes will have the right to require DRS to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's new notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, DRS will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest, if any, on the new notes repurchased, to, but excluding, the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, DRS will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. DRS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, DRS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance. Notwithstanding the foregoing, DRS will not be obligated to purchase the new notes upon a Change of Control if DRS has exercised its right to redeem all of the new notes as set forth under "—Optional Redemption" above.

        On the Change of Control Payment Date, DRS will, to the extent lawful:

(1)
accept for payment all new notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions of notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the new notes properly accepted together with an officers' certificate stating the aggregate principal amount of new notes or portions of new notes being purchased by DRS.

        The paying agent will promptly mail to each holder of new notes properly tendered the Change of Control Payment for such new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, DRS will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of new notes required by this covenant. DRS will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require DRS to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the new notes to require that DRS repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Change of Control repurchase feature is a result of negotiations between DRS and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that DRS will do so in the future. Subject to certain covenants described below, DRS could, in the future, enter in certain transactions including acquisitions, refinancings or other recapitalizations that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect DRS's capital structure or credit ratings.

        Our amended and restated credit agreement includes provisions prohibiting DRS from purchasing any new notes at any time before the new notes become due and payable or are otherwise required to be paid under the indenture. The amended and restated credit agreement provides that the occurrence of certain events that would constitute a Change of Control constitute a default under the amended and restated credit agreement and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control.

        DRS will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by DRS and purchases all new notes properly tendered and not withdrawn under the Change of

Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of DRS and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require DRS to repurchase its new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of DRS and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        DRS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
DRS (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 75% of the consideration received in the Asset Sale by DRS or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that if the aggregate consideration received in the Asset Sale is less than $7.5 million, this condition will be satisfied if at least 70% of the consideration received in the Asset Sale by DRS or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)
any liabilities of DRS or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and as result of which DRS or such Restricted Subsidiary is released from further liability;

(b)
any securities, notes or other obligations received by DRS or any such Restricted Subsidiary from such transferee that are within 90 days, converted by DRS or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c)
any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 365 after the receipt of any Net Proceeds from an Asset Sale, DRS (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

(1)
to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)
to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of DRS;

(3)
to make a capital expenditure; or

(4)
to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

or enter into a binding commitment regarding clauses (2), (3) or (4) above, provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisitions or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If such acquisition or expenditure is not consummated on or before such 180th day and DRS or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clause (1)-(4) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

        Pending the final application of any Net Proceeds, DRS may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, DRS will make an Asset Sale Offer to all holders of new notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of new notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and will be payable in cash (subject to the right of holders to receive interest due on the relevant interest payment date). If any Excess Proceeds remain after consummation of an Asset Sale Offer, DRS may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of new notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the new notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        DRS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, DRS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing DRS's outstanding Senior Debt, including the amended and restated credit agreement, prohibit DRS from purchasing any new notes, and also provides that certain change of control or asset sale events with respect to DRS would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which DRS becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when DRS is prohibited from purchasing new notes, DRS could seek the consent of its senior lenders to the purchase of new notes or could attempt to refinance the borrowings that contain such prohibition. If DRS does not obtain such a consent or repay such borrowings, DRS will remain prohibited from purchasing new notes. In such case, DRS's failure to purchase tendered new notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of new notes.

Selection and Notice

        If less than all of the new notes are to be redeemed at any time, the trustee will select new notes for redemption as follows:

(1)
if the new notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the new notes are listed; or

(2)
if the new notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No new notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the new notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any new note is to be redeemed in part only, the notice of redemption that relates to that new note will state the portion of the principal amount of that new note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original new note will be issued in the name of the holder of new notes upon cancellation of the original note. New notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of DRS's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving DRS or any of its Restricted Subsidiaries) or to the direct or indirect holders of DRS's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of DRS and other than dividends or distributions payable to DRS or a Restricted Subsidiary of DRS);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving DRS) any Equity Interests of DRS or any direct or indirect parent of DRS;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of DRS or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among DRS and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)
make any Restricted Investment

        (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
DRS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by DRS and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of DRS for the period (taken as one accounting period) from the beginning of the quarter during which the initial issue date of the notes under the indenture occurs to the end of DRS's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)
100% of the aggregate net cash proceeds received by DRS since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of DRS including the payment of the exercise price of options and warrants (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of DRS that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of DRS); plus

(c)
to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the greater of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)
to the extent that any Unrestricted Subsidiary of DRS designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the greater of (i) the Fair Market Value of DRS's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e)
50% of any dividends received by DRS or a Restricted Subsidiary of DRS that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of DRS, to the extent that such dividends were not otherwise included in Consolidated Net Income of DRS for such period.

        So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)
the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of DRS) of, Equity Interests of DRS (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to DRS; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)
the defeasance, redemption, repurchase or other acquisition of Indebtedness of DRS or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)
the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of DRS to the holders of its Equity Interests on a pro rata basis;

(5)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of DRS or any Restricted Subsidiary of DRS held by any current or former officer, director, employee or consultant of DRS or any Restricted Subsidiary (or any permitted transferees of such persons) of DRS pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period, provided, that DRS may carry forward and make in a subsequent twelve-month period, in addition to the amounts permitted for such twelve-month period, the amount of such repurchase, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding twelve-month period up to a maximum of $3.0 million in any twelve-month period;

(6)
the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)
the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of DRS or any Restricted Subsidiary of DRS issued on or after the date of the indenture in accordance with the Fixed Charge Coverage test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(8)
make cash payments in lieu of the issuance of fractional shares in an aggregate amount not to exceed $2.5 million in any twelve-month period;

(9)
the repayment of intercompany debt, the incurrence of which was permitted pursuant to the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(10)
payments made in connection with the IDT Merger;

(11)
satisfaction of change of control obligations on subordinated obligations once DRS has fulfilled its obligations relating to a Change of Control under the indenture; and

(12)
other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by DRS or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and DRS will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that DRS may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for DRS's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)
the incurrence by DRS and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of DRS and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $425.0 million and (y) the sum of (A) $100.0 million and (B) the Borrowing Base as of the date of such incurrence, in the case of clauses (x) and (y)(A) less the aggregate amount of all Net Proceeds of Asset Sales applied by DRS or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," provided that the guarantee by Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP of additional Indebtedness and letters of credit under Credit Facilities shall be permitted by this clause (1) in the amount set forth in this clause (1);

(2)
the incurrence by DRS and its Restricted Subsidiaries of the Existing Indebtedness;

(3)
the incurrence by DRS and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, synthetic leases or the Attributable Debt with respect to sale and leaseback transactions, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of DRS or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $35.0 million and 5% of Consolidated Tangible Assets at any time outstanding;

(5)
the incurrence by DRS or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (13) of this paragraph;

(6)
the incurrence by DRS or any of its Restricted Subsidiaries of intercompany Indebtedness between or among DRS and any of its Restricted Subsidiaries; provided, however, that:

(a)
if DRS or any Guarantor is the obligor on such Indebtedness and the payee is not DRS or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of DRS, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than DRS or a Restricted Subsidiary of DRS and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either DRS or a Restricted Subsidiary of DRS, will be deemed, in each case, to constitute an incurrence of such Indebtedness by DRS or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)
the issuance by any of DRS's Restricted Subsidiaries to DRS or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)
any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than DRS or a Restricted Subsidiary of DRS; and

(b)
any sale or other transfer of any such preferred stock to a Person that is not either DRS or a Restricted Subsidiary of DRS,

  will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)
the incurrence by DRS or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)
the guarantee by DRS or any of the Guarantors of Indebtedness of DRS or a Restricted Subsidiary of DRS that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(10)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds, completion guarantees or similar arrangements in the ordinary course of business;

(11)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)
the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew, extend or replace Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (x) $25.0 million and (y) the Foreign Borrowing Base as of the date of such incurrence, (in the case of (x) and (y), or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

(13)
Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by DRS (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by DRS); provided, however, that for any such Indebtedness outstanding at any time under this clause (13), in excess of $20.0 million, on the date that such Subsidiary is acquired by DRS, DRS would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (13);

(14)
Indebtedness arising from agreements of DRS or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any businesses or assets of DRS or any Restricted Subsidiary otherwise permitted in accordance with the indenture; and

(15)
the incurrence by DRS or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $35.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, DRS will be permitted to classify such item of Indebtedness on the date of its incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses, although DRS may divide and classify an item of Indebtedness in more than one of the types of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of DRS as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that DRS or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the Fair Market Value of such asset at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

  No Layering of Debt

        DRS will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of DRS and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

  Liens

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

  Sale and Leaseback Transactions

        DRS will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that DRS or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)
DRS or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of

  Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;" and

(2)
the sale and leaseback transaction is made in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to DRS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to DRS or any of its Restricted Subsidiaries;

(2)
make loans or advances to DRS or any of its Restricted Subsidiaries; or

(3)
sell, lease or transfer any of its properties or assets to DRS or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
the Credit Agreement and related agreements and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refudings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as of the later of the date thereof or the date of the indenture;

(2)
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(3)
the indenture, the notes and the Subsidiary Guarantees;

(4)
applicable law, rule, regulation or order, approval, license, permit or similar restriction;

(5)
any instrument governing Indebtedness or Capital Stock of a Person acquired by DRS or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)
customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(7)
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)
Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)
provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12)
encumbrances on property that exist at the time the property was acquired by DRS or a Restricted Subsidiary; and

(13)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        DRS may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not DRS is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of DRS and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)
either: (a) DRS is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than DRS) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than DRS) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of DRS under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
DRS or the Person formed by or surviving any such consolidation or merger (if other than DRS), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, DRS may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

(1)
a merger of DRS with an Affiliate solely for the purpose of reincorporating DRS in another jurisdiction;

(2)
any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among DRS and its Restricted Subsidiaries that are Guarantors; or

(3)
the IDT Merger.

  Transactions with Affiliates

        DRS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of DRS (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is on terms that are no less favorable to DRS or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by DRS or such Restricted Subsidiary with an unrelated Person; and

(2)
DRS delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to DRS or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment agreement, employee benefit plan, officer and director indemnification agreement, consulting agreement or any similar arrangement entered into by DRS or any of its Restricted Subsidiaries in the ordinary course of business;

(2)
transactions (including a merger) between or among DRS and/or its Restricted Subsidiaries;

(3)
transactions with a Person (other than an Unrestricted Subsidiary of DRS) that is an Affiliate of DRS solely because DRS owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)
payment of reasonable directors' fees;

(5)
any issuance of Equity Interests (other than Disqualified Stock) of DRS to Affiliates of DRS and the granting or performance of registration rights;

(6)
Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments;"

(7)
if such Affiliate Transaction is with any Person solely in its capacity as a holder of debt or capital stock of DRS or any of DRS's Restricted Subsidiaries where such Person is treated no more favorably than any other holder of debt or capital stock of DRS or any of DRS's Restricted Subsidiaries;

(8)
the existence of or the performance by DRS or any of DRS's Restricted Subsidiaries with any of its obligations under the terms of any stockholders or similar agreement entered into in connection with the IDT Merger;

(9)
transactions effected pursuant to agreements in effect on the date of the indenture and any amendment, modification, or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the notes in any respect); and

(10)
loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding.

  Business Activities

        DRS will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to DRS and its Restricted Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees

        If DRS or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created, provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by DRS and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by DRS. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

  Payments for Consent

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the Commission's rules and regulations, so long as any new notes are outstanding, DRS will file with the Commission and provide to the trustee, within the time periods specified in the Commission's rules and regulations:

(1)
all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if DRS were required to file such reports; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if DRS were required to file such reports.

        All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on DRS's consolidated financial statements by DRS's certified independent accountants. In addition, DRS will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within the time periods specified in the indenture.

        If DRS has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of DRS and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of DRS.

        If, at any time, DRS is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, DRS will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. DRS agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept DRS's filings for any reason, DRS will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if DRS were required to file those reports with the Commission.

        In addition, DRS and the Guarantors agree that, for so long as any notes remain outstanding, at any time it they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

(2)
default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

(3)
failure by DRS or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

(4)
failure by DRS or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Certain Covenants—Restricted Payments" or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" for 30 days after notice to comply with such provisions;

(5)
failure by DRS or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by DRS or any of its Restricted Subsidiaries (or the payment of which is guaranteed by DRS or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7)
failure by DRS or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(8)
except as permitted by the indenture, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(9)
certain events of bankruptcy or insolvency described in the indenture with respect to DRS or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(10)
failure by DRS or any of its Subsidiaries to comply with any of the terms of the Escrow Agreement that are not cured within applicable grace periods; and

(11)
the Escrow Agreement or any other security document or any Lien purported to be granted thereby on the Escrow Account or the cash or Government Securities therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to DRS, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)
holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages on, or the principal of, the notes.

        DRS is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, DRS is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of DRS or any Subsidiary, as such, will have any liability for any obligations of DRS or the Guarantors under the new notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        DRS may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding new notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding new notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such new notes when such payments are due from the trust referred to below;

(2)
DRS's obligations with respect to the new notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and DRS's and the Guarantor's obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, DRS may, at its option and at any time, elect to have the obligations of DRS and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
DRS must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and DRS must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)
in the case of Legal Defeasance, DRS has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) DRS has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, DRS has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which DRS or any Guarantor is a party or by which DRS or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which DRS or any of its Subsidiaries is a party or by which DRS or any of its Subsidiaries is bound;

(6)
DRS must deliver to the trustee an officers' certificate stating that the deposit was not made by DRS with the intent of preferring the holders of notes over the other creditors of DRS with the intent of defeating, hindering, delaying or defrauding creditors of DRS or others; and

(7)
DRS must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each noteholder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the final maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7)
waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)
make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of notes, DRS, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to provide for the assumption of DRS's or a Guarantor's obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of DRS's or such Guarantor's assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)
to add additional Guarantees with respect to the notes or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture; or

(7)
to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes.

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of such proposed amendment. After an amendment becomes effective, DRS is required to mail to each registered holder of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will note impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to DRS, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and DRS or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which DRS or any Guarantor is a party or by which DRS or any Guarantor is bound;

(3)
DRS or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
DRS has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, DRS must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of DRS or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The Global Notes

        The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global note.

Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC set forth below are controlled by that settlement system and may be changed at any time. We undertake no obligation to update you regarding changes in these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a banking organization within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a clearing corporation within the meaning of the Uniform Commercial Code; and

  •
  a clearing agency registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own (securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC

        We expect that pursuant to procedures established by DTC:

  •
  Upon issuance of the global notes, DTC we will credit the respective principal amounts of the new notes represented by the global notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the global notes will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants.

  •
  Ownership of the beneficial interests in the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests though participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the new notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated new notes and

  •
  will not be considered the owners or holders of the new notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of new notes under the indenture, and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest. We understand that under existing industry practice, in the event that we request any action of holders of new notes, or a holder of the notes that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take action and the participants would authorize holders of the notes owning through the participants to take action or would otherwise act upon the instruction of those holders of the new notes. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those new notes.

        Payments of principal, premium and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Certificated New Notes

        New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days,

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days,

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated new notes; or

  •
  certain other events provided in the indenture should occur.

Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related new notes and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, inducting with respect to the registration and delivery, and the respective principal amounts, of the new notes to be issued.

Governing Law

        The indenture, new notes and Subsidiary Guarantees will be governed by the laws of the State of New York without reference to principles of conflicts of laws.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of DRS and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the

  provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests in any of DRS's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)
any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2)
a sale or transfer of assets between or among DRS and its Restricted Subsidiaries;

(3)
an issuance of Equity Interests by a Restricted Subsidiary of DRS to DRS or to a Restricted Subsidiary of DRS;

(4)
the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)
the sale or other disposition of cash or Cash Equivalents;

(6)
the granting of Liens not otherwise prohibited by the indenture;

(7)
surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims; and

(8)
a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

(1)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)
with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to:

(1)
85% of the face amount of all accounts receivable owned by DRS and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2)
65% of the gross book value of all inventory owned by DRS and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

(1)
in the case of a corporation, corporate stock or other equivalents (however designated);

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4)
repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition;

(6)
marketable direct obligations issued by the United States of America or any political subdivision of any state or any public instrumentality thereof having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

(7)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DRS and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

(2)
the adoption of a plan relating to the liquidation or dissolution of DRS;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), directly or indirectly, becomes the Beneficial Owner of more than 50% of the Voting Stock of DRS, measured by voting power rather than number of shares; or

(4)
DRS consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, DRS, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of DRS or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of DRS outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)
the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of DRS will be added to Consolidated Net Income to compute Consolidated Cash Flow of DRS only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to DRS by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)
the cumulative effect of a change in accounting principles will be excluded; and

(4)
notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Consolidated Tangible Assets" means, with respect to DRS as of any date, the aggregate of the assets of DRS and its Restricted Subsidiaries excluding goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, as of such date on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be utilized.

        "Credit Agreement" means the Existing Credit Agreement as such credit agreement will be amended and restated pursuant to the senior credit agreement among DRS, the guarantors named therein, the institutions who are or may become party thereto (the "Lenders"), Bear Stearns Corporate Lending Inc., as Syndication Agent for the Lenders and Wachovia Bank, National Association, as Administrative Agent for the Lenders, upon the consummation of the IDT Merger and the occurrence of the Condition for Release, providing for a revolving credit facility, a letter of credit facility and a term loan facility as described under "Description of Other Indebtedness—Senior Secured Credit Facility".

        "Credit Facilities" means, one or more debt facilities (including without limitation the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), synthetic leases or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

(1)
any Indebtedness outstanding under the Credit Facilities; and

(2)
after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by DRS as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require DRS to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that DRS may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that DRS and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of DRS that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of DRS. The pledge of Capital Stock of a Restricted Subsidiary of DRS will not be considered to be a provision of direct credit support for Indebtedness of DRS by such Restricted Subsidiary. Notwithstanding the foregoing, Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP and their respective subsidiaries will not be Domestic Subsidiaries for so long as such entities are not directly or indirectly wholly-owned by DRS, provided that should Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) or MSSC Company LP and their subsidiaries be directly or indirectly wholly-owned by DRS at any point after the date of the indenture, they and their respective subsidiaries will become Subsidiary Guarantors in compliance with the covenant as described under the caption "—Certain Covenants—Additional Subsidiary Guarantors."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of DRS.

        "Escrow Account" means a segregated account under the sole control of the trustee that includes only Government Securities, the proceeds thereof and interest earned thereon, free from all other Liens.

        "Escrow Redemption Date" means either:

(1)
December 16, 2003; or

(2)
the date on which DRS may redeem the notes, in whole, but not in part, at their sole option, on or prior to December 15, 2003, if in the sole judgment of DRS, the IDT Merger will not be consummated on or prior to December 15, 2003.

        "Escrow Redemption Price" means an amount of Government Securities with a value equal to 100% of the aggregate principal amount of the notes on December 16, 2003 plus accrued interest on the notes on or prior to the Escrow Redemption Date.

        "Existing Credit Agreement" means the amended and restated senior credit agreement dated as of November 26, 2002 among DRS, the guarantors named therein, the institutions who are or may become party thereto (the "Lenders"), TD Securities (USA), Inc. and Bear Stearns Corporate Lending Inc., as Syndication Agents for the Lenders, Fleet National Bank, as Documentation Agent for the Lenders and Wachovia Bank, National Association, as Administrative Agent for the Lenders providing for a revolving credit facility, a letter of credit facility and a term loan facility.

        "Existing Indebtedness" means any and all Indebtedness of DRS and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of DRS (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)
any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)
any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)
if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of twelve months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)
the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of DRS (other than Disqualified Stock) or to DRS or a Restricted Subsidiary of DRS, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Borrowing Base" means, as of any date, an amount equal to:

(1)
85% of the face amount of all accounts receivable owned by DRS's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2)
65% of the gross book value of all inventory owned by DRS's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary. Notwithstanding the foregoing, Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP and their respective subsidiaries will not be Foreign Subsidiaries.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

(1)
DRS's direct and indirect Domestic Subsidiaries existing on the date of the indenture; and

(2)
any other Subsidiary of DRS that executes a Subsidiary Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "IDT Merger" means the acquisition by DRS of all of the outstanding stock of Integrated Defense Technologies, Inc. and the merger of Integrated Defense Technologies, Inc. into a wholly-owned subsidiary of DRS.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent twelve-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of DRS.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker's acceptances;

(4)
representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)
representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, other than advances to customers in the ordinary course of business that are recorded as accounts receivable), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If DRS or any Subsidiary of DRS sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of DRS such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of DRS, DRS will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of DRS's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by DRS or any Subsidiary of DRS of a Person that holds an Investment in a third Person will be deemed to be an Investment by DRS or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all Liquidated Damages then owing pursuant to the registration rights agreement.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by DRS or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither DRS nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than the pledge of stock of an Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of DRS or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of DRS or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including without limitation, reimbursement for legal fees and expenses), damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any of the lines of business conducted by DRS and its Subsidiaries on the date of the indenture and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof;

        "Permitted Investments" means:

(1)
any Investment in DRS or in a Restricted Subsidiary of DRS;

(2)
any Investment in Cash Equivalents;

(3)
any Investment by DRS or any Restricted Subsidiary of DRS in a Person, if as a result of such Investment:

(a)
such Person becomes a Restricted Subsidiary of DRS; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, DRS or a Restricted Subsidiary of DRS;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

(5)
any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of DRS;

(6)
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of DRS or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)
Investments represented by Hedging Obligations;

(8)
loans or advances to employees made in the ordinary course of business of DRS or the Restricted Subsidiary of DRS in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)
repurchases of the notes;

(10)
receivables owing to DRS or any Restricted Subsidiary created in the ordinary course of business;

(11)
payroll, travel and similar advances that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(12)
Investments in existence on the date of the indenture; and

(13)
other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Consolidated Tangible Assets.

        "Permitted Junior Securities" means:

(1)
Equity Interests in DRS or any Guarantor; or

(2)
debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means:

(1)
Liens on assets of DRS or any Restricted Subsidiary securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2)
Liens in favor of DRS or the Guarantors;

(3)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with DRS or any Subsidiary of DRS; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with DRS or the Subsidiary;

(4)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by DRS or any Subsidiary of DRS, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)
Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

(7)
Liens existing on the date of the indenture;

(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)
Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business or good faith deposits in connection with bids, tenders, contracts or leases to which DRS or any Restricted Subsidiary is a party;

(10)
survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)
Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(12)
Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(13)
licenses of intellectual property in the ordinary course of business;

(14)
Liens arising out of judgments, decrees, orders or awards in respect of which DRS shall in good faith be prosecuting on appeal or proceeding for review, which appeal or proceeding shall not have been finally terminated or if the period within such appeal or proceeding may be initiated shall not have expired;

(15)
Liens securing hedging obligations;

(16)
Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(17)
leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business; and

(18)
Liens incurred in the ordinary course of business of DRS or any Subsidiary of DRS with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of DRS or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of DRS or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is incurred either by DRS or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Senior Debt" means:

(1)
all Indebtedness of DRS or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)
any other Indebtedness of DRS or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)
all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)
any liability for federal, state, local or other taxes owed or owing by DRS;

(2)
any intercompany Indebtedness of DRS or any of its Subsidiaries to DRS or any of its Affiliates;

(3)
any trade payables;

(4)
the portion of any Indebtedness that is incurred in violation of the indenture; or

(5)
Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means the Guarantee by each Guarantor of DRS's payment obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Unrestricted Subsidiary" means any Subsidiary of DRS that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)
has no Indebtedness other than Non-Recourse Debt;

(2)
except as permitted by the covenant described above under the caption "—Certain Covenants—Affiliate Transactions," is not party to any agreement, contract, arrangement or understanding with DRS or any Restricted Subsidiary of DRS unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to DRS or such Restricted Subsidiary, taken as a whole, than those that might be obtained at the time from Persons who are not Affiliates of DRS;

(3)
is a Person with respect to which neither DRS nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of DRS or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of DRS as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of DRS as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," DRS will be in default of such covenant. The Board of Directors of DRS may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of DRS of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a general discussion of the anticipated material United States federal income tax consequences applicable to Non-U.S. Holders (as defined below) who or that purchased the old notes pursuant to the initial offering at the initial issue price and who or that hold the old notes and the new notes as capital assets. This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for United States federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold new notes as part of a straddle, hedge, synthetic security, conversion transaction, or other integrated investment comprised of notes and one or more other investments). In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations (the "Treasury Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

        Prospective investors are urged to consult their tax advisors concerning the United States federal income tax consequences to them of the exchange offer and of acquiring, owning and disposing of the new notes, as well as the application of state, local and foreign income and other tax laws.

        For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of the old notes or the new notes who or that is not a U.S. person. A "U.S. person" means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions.

Exchange Offer

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for United States federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange.

Tax Treatment of the New Notes

        Payments of Interest.    Payments of interest on the new notes made by us or any of our agents to a Non-U.S. Holder generally will not be subject to United States federal withholding tax, provided that:

  (1)
  the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

  (3)
  either (A) the beneficial owner of the new notes certifies to us or our agent on IRS Form W-8BEN (or successor form), under penalties of perjury that it is not a U.S. person and provides its name and address and the certificate is renewed periodically as required by the Treasury Regulations, or (B) the new notes are held through certain foreign intermediaries and the beneficial owner of the new notes satisfies certain certification requirements of the applicable Treasury Regulations, and, in either case, neither we nor our agent has actual knowledge or reason to know that the beneficial owner of the new note is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals.

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above (the "Portfolio Interest Exemption"), payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the new note provides us or our agent, as the case may be, with a properly executed:

  (1)
  IRS Form W-8BEN (or successor form) claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty (a "Treaty Exemption") or

  (2)
  IRS Form W-8ECI (or successor form) stating that interest paid on the new note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, each form to be renewed periodically as required by the Treasury Regulations.

        If interest on the new note is effectively connected with the conduct of a U.S. trade or business of the beneficial owner or, if a Treaty Exemption applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder, although exempt from the withholding tax described above, will generally be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a new note will be included in such foreign corporation's earnings and profits. These holders are urged to consult their tax advisors concerning the United States federal income tax consequences to them of the exchange offer and of the acquisition, ownership and disposition of the new notes, as well as the application of state, local and foreign income and other tax laws.

        Disposition of Notes.    Generally, no withholding of United States federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a new note.

        A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a new note unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder's U.S. trade or business or, if a Treaty Exemption applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.

Information Reporting and Backup Withholding

        Information reporting and backup withholding will not be required with respect to payments that we make to a Non-U.S. Holder if the Non-U.S. Holder has (i) furnished documentation establishing eligibility for the Portfolio Interest Exemption or a Treaty Exemption (provided that, in the case of a sale of a new note by an individual, Form W-8BEN (or successor form) includes a certification that the individual has not been, and does not intend to be, present in the United States for 183 days or more days for the relevant period) or (ii) otherwise establishes an exemption, provided that neither we nor our agent has actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied. Certain additional rules may apply where the new notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

        In addition, information reporting and backup withholding will not apply to the proceeds of the sale of a new note made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

        Any amount paid as a backup withholding will be creditable against the holder's United States federal income tax liability provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors as to their qualification for exemption for backup withholding and the procedure for obtaining such an exemption.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We on behalf of ourself and the subsidiary guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2004, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of one year after the expiration date we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the subsidiary guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the related guarantees offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mark N. Kaplan, a member of our board of directors, is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Kaplan holds shares and options to purchase shares of our common stock.

EXPERTS

        The consolidated financial statements and schedule of DRS Technologies, Inc. and subsidiaries as of March 31, 2003 and 2002, and for each of the years in the three-year period ended March 31, 2003, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the March 31, 2003 consolidated financial statements refers to DRS's adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," for all business combinations consummated after June 30, 2001 and the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," effective April 1, 2001.

        The consolidated financial statements and related financial statement schedules of Integrated Defense Technologies, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph referring to Integrated Defense Technologies' change in its method of accounting for goodwill) and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional office at 505 West Madison Street, Suite 1400, Chicago, Illinois 60661.

        We also make available on our website (www.drs.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, as soon as practical after we file these reports with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

DRS Technologies, Inc
5 Sylvan Way
Parsippany, New Jersey 07054
Attention: Investor Relations
Phone: (973) 898-1500

        Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "DRS". Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the new notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing), all quarterly and annual reports that would be required to be filed with the SEC forms 10-Q and 10-K, if we were required to file such reports.

Independent Auditors' Report

To the Board of Directors and Stockholders,
DRS Technologies, Inc.:

        We have audited the accompanying consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2003. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DRS Technologies, Inc. and subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" for all business combinations consummated after June 30, 2001 and the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" effective April 1, 2001.

/s/ KPMG LLP

Short Hills, New Jersey
May 13, 2003,
except as to Note 16,
which is as of November 4, 2003

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,
	2003	2002
Assets
Current assets
Cash and cash equivalents	$95,938	$117,782
Accounts receivable, net	163,048	110,861
Inventories, net	114,102	120,910
Prepaid expenses, deferred income taxes and other current assets	16,211	9,276

Total current assets	389,299	358,829

Property, plant and equipment, net	87,610	50,481
Acquired intangible assets, net	44,781	34,133
Goodwill	436,863	142,610
Deferred income taxes and other noncurrent assets	13,568	15,038

Total assets	$972,121	$601,091

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$7,717	$1,435
Short-term bank debt	521	226
Accounts payable	68,340	49,671
Accrued expenses and other current liabilities	212,697	142,260

Total current liabilities	289,275	193,592

Long-term debt, excluding current installments	216,837	138,060
Other liabilities	27,829	12,204

Total liabilities	533,941	343,856

Commitments and contingencies (Notes 8 and 13)
Stockholders' equity
Preferred stock, no par value. Authorized 2,000,000 shares; none issued at March 31, 2003 and 2002	—	—
Common stock, $.01 par value per share. Authorized 30,000,000 shares; issued 22,421,986 shares and 16,834,052 shares at March 31, 2003 and 2002, respectively	224	168
Additional paid-in capital	343,605	197,387
Retained earnings	94,527	64,356
Accumulated other comprehensive losses	(176)	(4,630)
Unamortized stock compensation	—	(46)

Total stockholders' equity	438,180	257,235

Total liabilities and stockholders' equity	$972,121	$601,091

See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per-share data)

	Year Ended March 31,
	2003	2002	2001
Revenues	$675,762	$517,200	$427,606
Costs and expenses	608,078	467,431	390,075

Operating income	67,684	49,769	37,531
Interest income	1,179	1,144	202
Interest and related expenses	10,589	10,954	11,461
Other (expense) income, net	(824)	8	108

Earnings before minority interests and income taxes	57,450	39,967	26,380
Minority interests	1,578	1,606	1,426

Earnings before income taxes	55,872	38,361	24,954
Income taxes	25,701	18,030	12,976

Net earnings	$30,171	$20,331	$11,978

Net earnings per share of common stock:
Basic earnings per share	$1.64	$1.52	$1.14
Diluted earnings per share	$1.58	$1.41	$1.01

See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE EARNINGS
(in thousands, except share data)

	Common Stock				Accumulated Other Comprehensive Losses	Treasury Stock
			Additional Paid-In Capital	Retained Earnings				Unamortized Stock Compensation	Total Stockholders' Equity
	Shares	Amount				Shares	Amount
Balances at March 31, 2000	9,717,020	$97	$48,584	$32,047	$(86)	440,939	$(1,988)	$(470)	$78,184

Comprehensive earnings:
Net earnings	—	—	—	11,978	—	—	—	—	11,978
Foreign currency translation adjustments	—	—	—	—	(3,882)	—	—	—	(3,882)

Total comprehensive earnings									8,096

Stock options and warrants exercised	248,391	2	2,289	—	—	—	—	—	2,291
Income tax benefit from stock options exercised	—	—	607	—	—	—	—	—	607
Compensation relating to stock options and other stock awards, net of forfeitures	(10,465)	—	(105)	—	—	—	—	206	101
Conversion of 9% debentures	2,188,691	22	18,645	—	—	—	—	—	18,667
Equity issued in connection with GAC acquisition	355,359	4	3,997	—	—	—	—	—	4,001
Cancellation of treasury stock	(440,939)	(4)	(1,984)	—	—	(440,939)	1,988	—	—

Balances at March 31, 2001	12,058,057	121	72,033	44,025	(3,968)	—	—	(264)	111,947

Comprehensive earnings:
Net earnings	—	—	—	20,331	—	—	—	—	20,331
Unrealized losses on hedging instruments:
Cumulative adjustment at April 1, 2001, net of income taxes	—	—	—	—	(289)	—	—	—	(289)
Unrealized losses on hedging instruments, net of income taxes	—	—	—	—	(198)	—	—	—	(198)
Foreign currency translation adjustments	—	—	—	—	(175)	—	—	—	(175)

Total comprehensive earnings									19,669

Stock options exercised	454,317	4	3,780	—	—	—	—	—	3,784
Income tax benefit from stock options exercised	—	—	3,420	—	—	—	—	—	3,420
Compensation relating to stock options	—	—	—	—	—	—	—	218	218
Secondary stock issuance	3,755,000	37	112,557	—	—	—	—	—	112,594
Warrants exercised	580,906	6	5,803	—	—	—	—	—	5,809
Other	(14,228)	—	(206)						(206)

Balances at March 31, 2002	16,834,052	168	197,387	64,356	(4,630)	—	—	(46)	257,235

Comprehensive earnings:
Net earnings	—	—	—	30,171	—	—	—	—	30,171
Unrealized losses on hedging instruments, net of income taxes	—	—	—	—	(70)	—	—	—	(70)
Foreign currency translation adjustments	—	—	—	—	4,524	—	—	—	4,524

Total comprehensive earnings									34,625

Stock options exercised	125,434	1	1,121	—	—	—	—	—	1,122
Income tax benefit from stock options exercised	—	—	808	—	—	—	—	—	808
Compensation relating to stock options	—	—	—	—	—	—	—	46	46
Secondary stock issuance	5,462,500	55	144,289	—	—	—	—	—	144,344

Balances at March 31, 2003	22,421,986	$224	$343,605	$94,527	$(176)	—	$—	$—	$438,180

        See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended March 31,
	2003	2002	2001
Cash Flows from Operating Activities
Net earnings	$30,171	$20,331	$11,978
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization	16,660	13,789	16,125
Deferred income taxes	6,919	2,895	(287)
Inventory reserves and provision for doubtful accounts	2,063	(542)	2,654
Loss on sale of operating unit	575	—	—
Other, net	743	788	1,856
Changes in assets and liabilities, net of effects from business combinations and divestitures:
Increase in accounts receivable	(22,588)	(2,618)	(15,926)
Decrease (increase) in inventories	9,249	(25,400)	(10,007)
(Increase) decrease in prepaid expenses and other current assets	(2,983)	(3,424)	354
Increase in accounts payable	15,121	9,546	11,007
(Decrease) increase in accrued expenses and other current liabilities	(33,817)	6,835	7,311
Increase in customer advances	20,516	4,573	7,057
Other, net	9,379	1,076	2,148

Net cash provided by operating activities	52,008	27,849	34,270

Cash Flows from Investing Activities
Capital expenditures	(21,526)	(13,583)	(16,185)
Payments pursuant to business combinations, net of cash acquired	(265,058)	(71,606)	(7,374)
Proceeds from sales of businesses	7,624	—	3,000
Other, net	239	246	904

Net cash used in investing activities	(278,721)	(84,943)	(19,655)

Cash Flows from Financing Activities
Net borrowings (payments) of short-term debt	272	(599)	(2,628)
Borrowings of long-term debt	81,478	218,250	44,784
Debt issuance costs	(2,254)	(5,974)	—
Net payments on long-term debt	(8,459)	(161,093)	(60,502)
Retirement of long-term debt	(12,195)	—	—
Proceeds from sale of common stock	144,344	112,594	—
Proceeds from exercise of stock options and warrants	1,122	9,589	2,188
Other, net	90	(202)	102

Net cash provided by (used in) financing activities	204,398	172,565	(16,056)

Effect of exchange rates on cash and cash equivalents	471	(13)	(13)

Net (decrease) increase in cash and cash equivalents	(21,844)	115,458	(1,454)
Cash and cash equivalents, beginning of year	117,782	2,324	3,778

Cash and cash equivalents, end of year	$95,938	$117,782	$2,324

See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.    Organization    DRS Technologies, Inc. and subsidiaries (hereinafter, DRS or the Company) is a supplier of defense electronic products and systems. The Company provides high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets. Incorporated in 1968, DRS has served the defense industry for 34 years. DRS is a provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, battlefield digitization systems, mission recorders and deployable flight incident recorders. The Company's products are deployed on a wide range of military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet jet fighters and on several other platforms for military and non-military applications.

        B.    Basis of Presentation and Use of Estimates    The consolidated financial statements include the accounts of DRS Technologies, Inc., its subsidiaries (all of which are wholly owned) and a partnership of which DRS owns an 80% controlling interest. All significant intercompany transactions and balances have been eliminated in consolidation.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues and estimated costs to complete contracts in process, market values of inventories reported at lower of cost or market, recoverability of reported amounts of fixed assets, goodwill and intangible assets, and valuation of deferred tax assets and liabilities. Actual results could differ from these estimates.

        C.    Classifications    Unbilled receivables, inventories, accrual for future costs on uncompleted contracts and accrual for future costs related to acquired contracts are primarily attributable to long-term contracts or programs in progress for which the related operating cycles are longer than one year. In accordance with industry practice, these items are included in current assets and liabilities, respectively. It is the Company's policy to classify any outstanding revolving line of credit borrowings as long-term debt, excluding current installments to reflect the intent of the borrowings and their maturity date, which as of March 31, 2003 and 2002, was greater than one year. As of March 31, 2003 and 2002, there were no borrowings outstanding under the Company's revolving line of credit.

        Certain other amounts for prior years have been reclassified to conform with the fiscal 2003 presentation.

        D.    Translation of Foreign Currency Financial Statements and Foreign Currency Transactions    Transactions in foreign currencies are translated into U.S. dollars at the approximate prevailing rate at the time of the transaction. The operations of the Company's foreign subsidiaries are translated from the local (functional) currencies into U.S. dollars. The rates of exchange at each balance sheet date are used for translating certain balance sheet accounts, and a weighted average rate of exchange is used for translating the statements of earnings. Gains or losses resulting from these translation adjustments are included in the accompanying Consolidated Balance Sheets as a component of accumulated other comprehensive losses. Foreign exchange transaction gains and losses in fiscal 2003, 2002 and 2001 were immaterial to the Company's overall results of operations.

        E.    Cash and Cash Equivalents    The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

        F.    Receivables    Receivables consist of amounts billed and currently due from customers, and unbilled costs and accrued profits primarily related to revenues on long-term contracts that have been recognized for accounting purposes, but not yet billed to customers.

        G.    Inventories    Commercial and other non-contract inventories are stated at the lower of cost (which includes material, labor and manufacturing overhead) or net realizable value. Costs accumulated under contracts are stated at actual cost, not in excess of estimated net realizable value, including, for long-term government contracts, applicable amounts of general and administrative expenses, which include internal research and development costs and bid and proposal costs, where such costs are recoverable under customer contracts. General and administrative expenses related to commercial products and services provided essentially under commercial terms and conditions are expensed as incurred and are included in costs and expenses in the Consolidated Statements of Earnings.

        Pursuant to contract provisions, agencies of the U.S. government and certain other customers have title to, or a security interest in, inventories related to such contracts as a result of progress payments and advances. Accordingly, such progress payments and certain advances are reflected as an offset against the related inventory balances. To the extent that customer advances exceed related inventory levels, such advances are classified as current liabilities.

        H.    Property, Plant and Equipment    Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are calculated on the straight-line method. The ranges of estimated useful lives are: office furnishings, laboratory, production, computer and other equipment, 3-10 years; building and building improvements, 15-40 years; and leasehold improvements, over the shorter of the estimated useful lives of the improvements or the life of the lease. When property, plant and equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company's balance sheet and the net gain or loss is included in the determination of income. Maintenance and repairs are charged to operations as incurred; renewals and betterments are capitalized.

        I.    Debt Issuance Costs    Costs incurred to issue debt are deferred and amortized as interest expense over the term of the related debt using a method that approximates the effective interest method.

        J.    Goodwill and Acquired Intangible Assets    In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141 and No. 142, "Business Combinations" and "Goodwill and Other Intangible Assets" (SFAS 141 and SFAS 142), respectively. SFAS 141 replaces Accounting Principles Board (APB) Opinion No. 16 and requires the use of the purchase method for all business combinations initiated after June 30, 2001. It also provides guidance on purchase accounting related to the recognition of intangible assets, noting that any purchase price allocated to an assembled workforce may not be accounted for separately, and accounting for negative goodwill. SFAS 142 requires that goodwill and identifiable acquired intangible assets with indefinite useful lives shall no longer be amortized, but tested for impairment annually and whenever events or circumstances occur indicating that goodwill or indefinite life intangibles might be impaired. SFAS 142 also requires the amortization of identifiable intangible assets with finite useful lives, although the Statement no longer limits the amortization period to forty years. Identifiable acquired intangible assets, which are subject to amortization, are to be tested for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

        The Company elected to adopt the provisions of SFAS 142 as of April 1, 2001. Upon adoption of SFAS 142, amortization of goodwill recorded for business combinations ceased, and intangible assets that did not meet the criteria for recognition apart from goodwill under SFAS 141 were reclassified to goodwill. In connection with the adoption of SFAS 142, the Company was required to perform a transitional goodwill impairment assessment within six months of adoption. The Company completed its transitional goodwill impairment assessment, with no adjustment to the carrying value of its goodwill as of April 1, 2001.

        The annual impairment test is performed after completion of the Company's annual financial operating plan, which occurs in the fourth quarter of its fiscal year. The Company completed its annual impairment tests with no adjustment to the carrying value of its goodwill as of March 31, 2003 and 2002. The annual goodwill impairment assessment involves estimating the fair values of the Company's four reporting units (three reporting units in fiscal 2002) and comparing such fair values with the reporting unit's respective carrying amount. If the carrying value of the reporting unit exceeds its fair value, additional steps are followed to recognize a potential impairment loss. Calculating the fair value of the reporting units requires significant estimates and assumptions by management. The Company estimates the fair value of its reporting units by applying third party market value indicators to the reporting unit's projected revenues, earnings before net interest and taxes (EBIT) and earnings before net interest, taxes, depreciation and amortization (EBITDA), and calculating an average of the three extended values.

        The Company is amortizing its acquired intangibles on a straight-line basis over 4-30 years (see Note 3 below).

        K.    Impairment of Long-Lived Assets and Acquired Intangible Assets    The Company assesses the recoverability of the carrying value of its long-lived assets and identifiable acquired intangible assets with finite useful lives held for use, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company evaluates the recoverability of such assets based upon the expectations of undiscounted cash flows from such assets. If the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the costs to sell.

        L.    Derivative Financial Instruments    DRS does not use derivative financial instruments for trading purposes. The Company utilizes variable rate debt to fund its operations and sustain its growth. Such variable rate borrowings expose the Company to interest rate risk and the related impact that changes in interest rates can have on the Company's earnings and on its cash flows. In an effort to limit its interest expense and cash flow exposure, the Company may from time to time enter into various derivative instruments that meet the criteria to be accounted for as hedges. The Company does not enter into derivatives designated as fair value hedges.

        Effective April 1, 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS 133). This Statement requires the recognition of all derivative instruments as either assets or liabilities in the consolidated balance sheets and the periodic adjustment of those instruments to fair value. The classification of gains and losses resulting from changes in the fair values of derivatives is dependent on the intended use of the derivative and its resultant designation.

        On the date a derivative contract is entered into, the Company designates the hedging relationship. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy. This process includes linking all derivatives that are designated as hedges to specific assets or liabilities on the balance sheet or to forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive losses until operations are affected by the variability in cash flows of the designated item. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively, as discussed below.

        The Company discontinues hedge accounting prospectively when: (1) it is determined that a derivative is no longer effective in offsetting changes in the cash flows of a hedged item; (2) the derivative expires or is sold, terminated, or exercised; or (3) the derivative is discontinued as a hedging instrument, because it is unlikely that a forecasted transaction will occur. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective hedge of cash flows, the derivative will continue to be carried at fair value in the Consolidated Balance Sheets and gains and losses that were accumulated in other comprehensive income are recognized immediately in earnings.

        On April 1, 2001, in accordance with the provisions of SFAS 133, the Company designated its previously outstanding interest rate collars as cash flow hedges and recorded the fair value of the instruments on the balance sheet at that date, with a corresponding adjustment to accumulated other comprehensive losses. Due to the nature and characteristics of the Company's collars, all adjustments to the fair values of such instruments were adjusted via accumulated other comprehensive losses. In accordance with certain covenants in DRS's previous credit facility, the Company entered into interest rate collar agreements, none of which were in place as of March 31, 2003, with notional amounts covering a limited amount of the aggregate outstanding principal balance of the Company's term loans (see Note 8 below). An interest rate collar is a combination of an interest rate cap and an interest rate floor. The collars allowed the Company to manage a portion of its variable rate borrowings within an acceptable, predetermined range. Under the collar, no payments were required to be made by the Company or paid to the Company unless the prevailing LIBOR rate (London Interbank Offered Rate) dropped below the floor or exceeded the ceiling. Any payments made or received by the Company while the collars were in effect were reflected as an adjustment to interest expense in the period in which it was settled.

        In connection with the November 27, 2002 acquisition of Paravant Inc. (see Note 2 below), the Company acquired a mortgage note payable with a variable interest rate equal to one month LIBOR plus 1.65% and a 15-year interest rate swap with a notional amount of $3.6 million. Under the terms of the interest rate swap, the Company receives interest at a variable rate equal to LIBOR and pays interest at a fixed rate of 7.85%. The combination of the swap and the debt obligation results in a net cash outflow equal to 9.5%. Repricing dates of the swap match those of the mortgage note. The fixed rate of 9.5% will remain the same until the swap expires on April 1, 2016. The Company has evaluated the terms and conditions of the swap and determined the instrument qualifies as a cash flow hedge pursuant to SFAS 133. Accordingly, adjustments to the fair value of the swap are included in other accumulated comprehensive losses.

        The effect of adopting SFAS 133 at April 1, 2001 and the amounts recorded related to its derivative financial instruments, as of and for the years ended March 31, 2003 and 2002, were immaterial to the Company's consolidated financial position, consolidated results of operations and cash flows.

        M.    Revenue Recognition    The substantial majority of the Company's direct and indirect sales to the U.S. government and certain of the Company's sales to foreign governments and commercial customers are made pursuant to written contractual arrangements or "contracts" to design, develop, manufacture and/or modify complex products to the specifications of the buyers (customers), or to provide services related to the performance of such contracts. These contracts are accounted for in accordance with American Institute of Certified Public Accountants Statement of Position 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" (SOP 81-1), and revenues and profits are recognized using percentage-of-completion methods of accounting. Revenues and profits on fixed-price production contracts whose units are produced and delivered in a continuous or sequential process are recorded as units are delivered based on their selling prices (the "units-of-delivery" method). In certain limited circumstances, when all applicable revenue recognition criteria are met, revenue may be recognized prior to shipment to the customer, as discussed below. Revenues and profits on other fixed-price contracts with significant engineering as well as production requirements are recorded based on the ratio of total actual incurred costs to date to the total estimated costs for each contract (the "cost-to-cost method").

        Revenue recognition on cost-reimbursable contracts with the U.S. government are accounted for in accordance with Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43), in addition to SOP 81-1. Revenues and profits on cost-reimbursable contracts are recognized as allowable costs are incurred on the contract and become billable to the customer, in an amount equal to the allowable costs plus the profit on those costs, which is generally fixed or variable based on the contract fee arrangement.

        Revenues on arrangements that are not within the scope of SOP 81-1 or ARB 43 are recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition In Financial Statements". Revenues are recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been performed, the selling price to the buyer is fixed or determinable and collectibility is reasonably assured.

        Most of the Company's contracts are long-term in nature, spanning multiple years. The Company reviews cost performance and estimates to complete on its ongoing and acquired contracts at least quarterly and in many cases more frequently. The impact of revisions of profit estimates on both fixed-price and cost-reimbursable contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Provisions for anticipated losses on contracts are recorded in the period in which they become evident.

        Amounts representing contract change orders, claims or other items are included in revenues only when they can be reliably estimated and realization is probable, and are determined on a percentage-of-completion basis measured by the cost-to-cost method. Incentives or penalties and awards applicable to performance on contracts are considered in estimating revenues and profit rates, and are recorded when there is sufficient information to assess anticipated contract performance. Incentive provisions, which increase or decrease earnings based solely on a single significant event, are not recognized until the event occurs.

        The Company records contract-related assets and liabilities acquired in business combinations at their fair value by considering the remaining contract amounts to be billed, DRS's estimate to complete and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts. Revisions to cost estimates subsequent to the date of acquisition may be recorded as an adjustment to goodwill or earnings, depending on the nature and timing of the revision.

        Included in revenues for fiscal 2003, 2002 and 2001 were $43.8 million, $36.2 million and $32.9 million, respectively, of customer-sponsored research and development, which are principally accounted for under the cost reimbursement method.

        Approximately 81%, 78% and 78% of the revenues in fiscal 2003, 2002 and 2001, respectively, were derived directly or indirectly from defense-related contracts with the United States government. In addition, approximately 9% in fiscal 2003, 11% in fiscal 2002 and 12% in fiscal 2001 of the Company's revenues were derived directly or indirectly from sales to international governments.

        N.    Stock-Based Compensation    At March 31, 2003, the Company has one stock-based compensation plan, which is described more fully in Note 11. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The following table illustrates the effect on net earnings and earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

	Year Ended March 31,
	2003	2002	2001
	(in thousands, except per-share data)
Net earnings, as reported	$30,171	$20,331	$11,978
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	46	218	206
Less: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(2,351)	(1,250)	(597)

Pro forma net earnings	$27,866	$19,299	$11,587

Earnings per share:
Basic—as reported	$1.64	$1.52	$1.14

Basic—pro forma	$1.51	$1.44	$1.11

Diluted—as reported	$1.58	$1.41	$1.01

Diluted—pro forma	$1.46	$1.34	$0.93

        For purposes of determining the pro forma effects of SFAS 123, the estimated fair value of options granted was calculated using the Black-Scholes option pricing valuation model. The weighted-average assumptions used in the valuation model are presented in the table below.

	Year Ended March 31,
	2003	2002	2001
Expected holding period (in years)	5.0	5.0	5.0
Expected volatility	46.1%	44.2%	28.9%
Expected dividend yield	—	—	—
Risk-free interest rate	3.0%	4.5%	5.7%
Weighted-average fair value of options granted	$14.11	$11.90	$4.85

        O.    Income Taxes    In accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS 109), the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which related temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

        P.    Earnings Per Share    Basic earnings per share (EPS) is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during each period. The computation of diluted earnings per share includes the effect of shares from the assumed exercise of dilutive stock options and warrants and, when dilutive, the effect of the assumed conversion of the Company's previously outstanding 9% Senior Subordinated Debentures. The following table provides the components of the earnings per-share computations:

	Year Ended March 31,
	2003	2002	2001
	(in thousands, except per-share data)
Basic EPS Computation
Net earnings	$30,171	$20,331	$11,978

Weighted average common shares outstanding	18,411	13,408	10,485

Basic earnings per share	$1.64	$1.52	$1.14

Diluted EPS Computation
Net earnings	$30,171	$20,331	$11,978
Interest and expenses related to convertible debentures	—	—	574

Adjusted net earnings	$30,171	$20,331	$12,552

Diluted common shares outstanding:
Weighted average common shares outstanding	18,411	13,408	10,485
Stock options and warrants	662	1,047	642
Convertible debentures	—	—	1,308

Diluted common shares outstanding	19,073	14,455	12,435

Diluted earnings per share	$1.58	$1.41	$1.01

        Q.    Fair Value of Financial Instruments    Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities and derivative instruments reported in the Consolidated Balance Sheets equal or approximate their fair values. The fair value of the Company's outstanding term loan approximates its recorded value, based on the variable rates of the facility and currently available terms and conditions for similar debt at March 31, 2003.

        R.    Product Warranties    Product warranty costs are accrued when the covered products are delivered to the customer. Product warranty expense is recognized based on the terms of the product warranty and the related estimated costs, considering historical claims expense. Accrued warranty costs are reduced as these costs are incurred and as the warranty period expires. The table below presents the changes in the Company's accrual for product warranties, which is included in accrued expenses, for the year ended March 31, 2003.

(in thousands)
Balance at April 1, 2002	$10,319
Acquisitions during fiscal 2003	9,017
Accruals for product warranties issued during fiscal 2003	5,399
Accruals related to pre-existing product warranties	75
Settlements made during the period	(5,445)

Balance at March 31, 2003	$19,365

        S.    New Accounting Pronouncements    In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 applies to legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset, except for certain obligations of lessees. This Statement does not apply to obligations that arise solely from a plan to dispose of a long-lived asset. SFAS 143 requires that estimated asset retirement costs be measured at their fair values and recognized as assets and depreciated over the useful life of the related asset. Similarly, liabilities for the present value of asset retirement obligations are to be recognized and accreted each year to their estimated future value until the asset is retired. These provisions will be applied to existing asset retirement obligations, as of the adoption date, as a cumulative effect of a change in accounting policy. SFAS 143 is effective for the Company beginning April 1, 2003. SFAS 143 is not expected to have a material effect on the Company's consolidated results of operations and financial position.

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance or modification of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a rollforward of the entity's product warranty liabilities. The Company has adopted the provisions of FIN 45 and has included the required disclosures in "R. Product Warranties," above. FIN 45 is not expected to have a material effect on the Company's consolidated results of operations and financial position.

2.    ACQUISITIONS AND DIVESTITURES

  Acquisitions

        On February 14, 2003, the Company acquired all of the outstanding stock of Power Technology Incorporated, a privately held company principally located in Fitchburg, Massachusetts, for $35.0 million in cash, subject to adjustment, plus $14.0 million of contingent consideration. Contingent consideration is based on earnout payments, as defined in the purchase agreement, that are triggered by the receipt of certain funded booking awards on or before certain dates (earnout dates), the last of which expires on or before December 31, 2008. If the Company does not receive these funded backlog awards on or before these earnout dates, it will have no liability nor obligation to pay any contingent consideration. The earnout period began on the closing date of the acquisition. Renamed DRS Power Technology, Inc. (DRS PTI), the company operates as part of DRS's Electronic Systems Group (ESG). In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $1.5 million. DRS PTI designs, develops, manufactures and provides life-cycle support for a wide variety of high-performance, complex power systems and rotating machinery, and is concentrated in four major areas: Navy Electric Drive Equipment, Navy Main Propulsion Turbines, High-Performance Navy Pumps, and Fuel Cells and Industrial Equipment. The addition of DRS PTI to DRS's existing power systems product lines is a significant part of the Company's strategy of providing Naval vessels with a totally integrated gas turbine or steam turbine propulsion plant, either electric or mechanical drive, and is expected to enhance DRS's ability to expand onto other electric drive platforms supporting Navy growth initiatives.

        The Company is in the process of obtaining third-party valuations of certain assets acquired, as well as performing its own internal assessment of the acquired contracts; thus, the preliminary allocation of the purchase price may change. Based on preliminary purchase price allocations, the Company has estimated goodwill to be $35.6 million and has allocated the estimated goodwill to ESG. The Company expects to complete the purchase price allocation in the first quarter of fiscal 2004.

        On January 15, 2003, the Company acquired the assets and certain liabilities of the Electromagnetics Development Center of Kaman Aerospace, a subsidiary of Kaman Corporation, located in Hudson, Massachusetts, for $27.5 million in cash, subject to adjustment, plus $7.5 million of contingent consideration. Contingent consideration is based on a funded booking milestone, as defined in the purchase agreement. If the funded booking milestone is not fulfilled on or before December 31, 2008, DRS will have no liability or obligation to pay any contingent consideration. The earnout period began on the closing date of the acquisition. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $1.2 million. Kaman's Electromagnetics Development Center develops high-performance, lightweight electric motors, generators and drive electronics for defense, industrial and transportation applications. Renamed DRS Electric Power Technologies, Inc. (DRS EPT), the company operates as part of ESG. The addition of DRS EPT is complementary to DRS's existing position in ship electric propulsion equipment, control equipment, high-performance networks, tactical displays and specialty reactor plant instrumentation.

        The Company is in the process of obtaining third-party valuations of certain assets acquired, as well as performing its own internal assessment of the acquired contracts; thus, the preliminary allocation of the purchase price may change. Based on preliminary purchase price allocations, the Company has estimated goodwill to be $20.9 million and has allocated the estimated goodwill to ESG. The Company expects to complete the purchase price allocation in the first quarter of fiscal 2004.

        On November 27, 2002, a wholly-owned subsidiary of the Company merged with and into Paravant Inc. (Paravant), with Paravant being the surviving corporation and continuing as a wholly-owned subsidiary of DRS. Consideration in the Paravant acquisition was approximately $94.7 million in cash and the assumption of $15.5 million in debt. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $5.0 million. The Company financed the acquisition with borrowings under its Credit Facility (see Note 8 below). Paravant, which is comprised of five operating units, is a designer and manufacturer of highly engineered, technically advanced, defense electronics for U.S. and allied international military, and intelligence agency applications. The company manufactures rugged computer systems and communications interfaces serving military Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) initiatives. Paravant also produces high-speed processing equipment for the intelligence community and offers modernization design and installation services for select rotary- and fixed-wing military aircraft. The Paravant acquisition is highly compatible with the Company's goals of expanding its core tactical systems business base and increasing its presence in the U.S. Air Force and high-end signal intelligence programs supporting government agencies. The acquired Paravant operating units are being managed as part of the Company's ESG operating segment.

        The following table summarizes the estimated fair value of the assets acquired and liabilities assumed in the Paravant acquisition. The Company is in the process of performing an assessment of the acquired contracts; thus, the preliminary allocation of the purchase price may change. The Company will complete the purchase price allocation in the first quarter of fiscal 2004.

November 27, 2002
(in thousands)
Accounts receivable	$10,120
Inventory	12,108
Other current assets	1,449
Property, plant and equipment	6,482
Other assets	1,361
Acquired intangible assets	2,300
Goodwill	96,552

Total assets acquired	130,372

Accrual for future costs on acquired contracts	4,840
Other current liabilities	9,217
Long-term debt	15,469
Other liabilities	1,103

Total liabilities assumed	30,629

Net assets acquired	$99,743

        The $96.6 million of goodwill was allocated to the Company's ESG operating segment, $15.4 million of which is expected to be deductible for tax purposes. The $2.3 million in acquired intangible assets were assigned to customer-related intangibles and are being amortized over a period of 20 years.

        On October 15, 2002, the Company acquired DKD, Inc. (which operated under the name Nytech) for $13.0 million plus contingent consideration. The $13.0 million consists of a $5.0 million cash payment and an $8.0 million promissory note, bearing interest at a rate of 6%, with payments of $5.0 million and $3.0 million due on the first and second anniversaries of the closing, respectively. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $0.5 million. Contingent consideration is based on an aggregate bookings earnout, as defined in the purchase agreement, and is not to exceed $17.0 million in the aggregate. The earnout period began on the closing date of the acquisition and ends on March 31, 2009. Renamed DRS Nytech Imaging Systems, Inc. (DRS Nytech) and located in Irvine, California, the company manufactures and markets uncooled thermal imaging systems for portable weapons, head gear, hand-held devices and vehicle-mounted sights. The business also specializes in the design of stabilized, lightweight gimbals capable of controlling numerous sensors and suitable for mounting on a variety of land, sea and air platforms. The Nytech acquisition enhances DRS's position as a supplier of lightweight thermal imaging systems and supports the Company's objectives to further expand its position in the uncooled infrared technology market.

        The Company is in the process of obtaining a third-party valuation of certain assets acquired, as well as finalizing its own internal assessment of the acquired contracts; thus, the preliminary allocation of the purchase price may change. Based on preliminary purchase price allocations, the Company has estimated goodwill and acquired technology-related intangible assets to be $10.2 million and $4.0 million, respectively. Goodwill has been allocated to the Electro-Optical Systems Group (EOSG). The Company expects to complete the purchase price allocation in the first quarter of fiscal 2004.

        Pursuant to a purchase agreement effective July 1, 2002, the Company acquired the assets and assumed certain liabilities of the Navy Controls Division (NCD) of Eaton Corporation for $96.0 million in cash. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $3.5 million. The Company financed the acquisition with existing cash on hand. Renamed DRS Power & Control Technologies, Inc. (DRS PCT) and located in Milwaukee, Wisconsin, and Danbury, Connecticut, the company is a leading supplier of high-performance power conversion and instrumentation and control systems for the U.S. Navy's combatant fleet, including nuclear-powered and conventionally-powered ships, as well as for specialized industrial customers. Products include ship electric propulsion equipment, power electronics equipment, high-performance networks, shipboard control equipment and control panels, tactical displays, and specialty reactor instrumentation and control equipment. The addition of this unit complements the Company's presence in Naval advanced command and control computer display and other ship systems. DRS PCT is being managed as a part of the Company's ESG operating segment.

        The following table summarizes the final purchase price allocation of the NCD acquisition.

July 1, 2002
(in thousands)
Accounts receivable	$16,237
Inventory	5,719
Property, plant and equipment	12,368
Goodwill	103,456
Acquired intangible assets	6,590

Total assets acquired	144,370

Accrual for future costs on acquired contracts	26,176
Accrued warranty	7,920
Other current liabilities	3,574
Postretirement liability	6,990
Other long-term liabilities	170

Total liabilities assumed	44,830

Net assets acquired	$99,540

        The $103.5 million of goodwill was allocated to the Company's ESG operating segment, all of which is expected to be deductible for tax purposes. The $6.6 million in acquired intangible assets were assigned to customer-related intangibles and are being amortized over a period of 20 years.

        On April 11, 2002, the Company acquired the assets of the U.S.-based Unmanned Aerial Vehicle (UAV) business of Meggitt Defense Systems—Texas, Inc., a unit of Meggitt PLC, for $0.8 million in cash. In addition to the purchase price, the costs related to the acquisition were approximately $0.2 million. The business, located in Mineral Wells, Texas, and now operating as DRS Unmanned Technologies, Inc., provides close-range, low-weight, low-noise, medium-duration UAVs supporting military special operations missions. Applications for these products include tactical short-range surveillance, radio relay and C4ISR. The excess of costs over the net amounts allocated to the assets acquired and liabilities assumed in the acquisition (goodwill) and the appraised value of an identifiable intangible asset were $3.9 million and $0.3 million, respectively. The goodwill has been allocated to the Company's EOSG operating segment.

        On September 28, 2001, DRS acquired certain assets and liabilities of the Sensors and Electronic Systems business of The Boeing Company (SES business). The Company paid $60.1 million in cash, net of a $7.0 million favorable working capital adjustment received in the fourth quarter of fiscal 2002 for the acquisition. In addition to the purchase price, the estimated costs related to the acquisition, including professional fees, approximated $4.0 million. SES, located in Anaheim, California, is a provider of advanced electro-optical airborne and naval surveillance and targeting systems, high-performance military infrared cooled sensor systems, and infrared uncooled sensor products for military and commercial applications. Production, engineering and management of the contracts acquired in the SES acquisition have been assigned, based on operational synergies, to two previously existing EOSG operating units, as well as a new operating unit called DRS Sensors & Targeting Systems, Inc. (DRS STS). DRS STS was created as a result of the SES acquisition, and it is also an operating unit of the Company's EOSG operating segment. This acquisition broadens the product lines and customer base of EOSG, particularly in those areas associated with Naval and air-based applications, and provides a strong complement to DRS's existing products in ground-based forward looking infrared technology.

        During fiscal 2003, the Company finalized the purchase price allocation associated with its fiscal 2002 acquisition of the SES business. The following table summarizes the allocation of the assets acquired and liabilities assumed, as compared with the preliminary purchase price allocation recorded at March 31, 2002. The final purchase price allocation reflects a net increase to goodwill of $22.6 million and a corresponding net adjustment to inventory, accrual for future costs on acquired contracts and property, plant and equipment.

September 28, 2001
(in thousands)
Accounts receivable	$8,917
Inventory	6,049
Property, plant and equipment	7,666
Goodwill	87,109
Acquired intangible assets	14,000

Total assets acquired	123,741

Accrual for future costs on acquired contracts	58,579
Other current liabilities	5,024

Total liabilities assumed	63,603

Net assets acquired	$60,138

        The $87.1 million of goodwill was allocated to the EOSG operating segment, all of which is expected to be deductible for tax purposes. The $14.0 million in acquired intangible assets was assigned to customer-related intangibles, which are subject to amortization, and they have a weighted-average useful life of approximately 17 years.

        On August 22, 2001, the Company acquired certain assets and liabilities of the Electro Mechanical Systems unit of Lockheed Martin Corporation for $4.0 million in cash and $0.3 million in acquisition-related costs. This company now operates as DRS Surveillance Support Systems, Inc. (DRS SSS), a unit of the Company's ESG operating segment, and is located in Largo, Florida. DRS SSS produces pedestals, support systems and antennae for radar and other surveillance sensor systems. The Company finalized its purchase price allocation during fiscal 2003 and recorded $1.2 million of goodwill in connection with the acquisition, all of which has been allocated to ESG. The revised purchase price allocation was a result of the refinement of estimates to complete certain contracts as of the date of acquisition.

        On June 14, 2000, the Company acquired the assets of General Atronics Corporation (GAC) for $7.5 million in cash, $4.0 million in common stock, representing 355,359 shares of DRS common stock, and $0.4 million in acquisition-related costs. The Company funded the cash portion of this acquisition through borrowings under its previous revolving line of credit. Located in Wyndmoor, Pennsylvania, and now operating as DRS Communications Company, LLC (DRS Communications Company), the company designs, develops and manufactures military data link components and systems, high-frequency communication modems, tactical and secure digital telephone components and radar surveillance systems for U.S. and international militaries. DRS Communications Company is managed as part of the Company's Flight Safety and Communications Group (FSCG). The Company recorded $6.8 million of goodwill in connection with the acquisition.

        All of the Company's acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operations from their respective acquisition dates. Any additional payments are payable in cash and will be recorded as additional goodwill when the contingencies for such payments have been met. The Company records contract-related assets and liabilities required in business combinations at their fair value by considering the remaining contract amounts to be billed, DRS's estimate to complete and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts.

        The following unaudited pro forma financial information shows the results of operations for the years ended March 31, 2003 and 2002, as though the acquisitions of DRS PCT, DRS Nytech, Paravant, DRS EPT and DRS PTI had occurred on April 1, 2001. The fiscal 2002 and 2001 pro forma presentation shows the results of operations, as though the acquisition of the SES business occurred on April 1, 2000. The unaudited pro forma presentation reflects adjustments for: (i) the capitalization of general and administrative costs to be consistent with DRS's accounting practice, (ii) the amortization of acquired intangible assets, (iii) the elimination of goodwill amortization in certain periods presented to be consistent with DRS's April 1, 2001 adoption of SFAS 142, (iv) additional interest expense on acquisition related borrowings and (v) the income tax effect on the pro forma adjustments, using a statutory tax rate of 42%. The pro forma adjustments related to certain acquisitions are based on preliminary purchase price allocations. Actual adjustments will be based on final appraisals and other analyses of fair values of acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, which will be completed after third-party appraisals are obtained and all available data is reviewed. Differences between the preliminary and final purchase price allocations could have a significant impact on the unaudited pro forma financial information presented. The unaudited pro forma financial information below is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or the results that may be obtained in the future.

	Unaudited Year Ended March 31,
	2003	2002	2001
	(in thousands, except per-share data)
Revenues	$771,638	$755,455	$535,949
Net earnings	$35,018	$22,455	$7,582
Earnings per share of common stock:
Basic earnings per share	$1.90	$1.67	$0.72
Diluted earnings per share	$1.84	$1.55	$0.66

  Divestitures

        On November 22, 2002, the Company sold its DRS Advanced Programs, Inc. (DRS API) operating unit for $7.6 million in cash and recorded a $0.6 million loss on the sale. DRS API, which operated as part of the Company's ESG operating segment, developed, designed, manufactured and marketed custom-packaged computers and peripherals, primarily for the Department of Defense and the government intelligence community. The Company wrote off $2.3 million of goodwill in connection with the sale. The results of operations of DRS API, prior to the sale, are summarized as follows:

	Year Ended March 31,
	2003	2002	2001
	(in thousands)
Revenues	$8,507	$15,843	$12,784
Operating (loss) income	$(1,067)	$125	$(101)

        On May 27, 2002, the Company sold the assets of its DRS Ahead Technology operating unit. DRS Ahead Technology, which operated as part of the Company's "Other" operating segment, produced magnetic head components used in the manufacturing process of computer disk drives and manufactured magnetic video recording heads used in broadcast television equipment. The assets of DRS Ahead Technology were sold for their aggregate book value, and DRS received an interest bearing promissory note in the amount of $3.1 million as consideration for the sale. The promissory note bears interest and is payable over an 80-month term. No gain or loss was recorded on the sale. The results of operations of DRS Ahead Technology, prior to the sale, are summarized as follows:

	Year Ended March 31,
	2003	2002	2001
	(in thousands)
Revenues	$1,349	$9,209	$9,651
Operating (loss) income	$(496)	$(369)	$70

3.    GOODWILL AND RELATED INTANGIBLE ASSETS

      The following disclosure presents certain information regarding the Company's acquired intangible assets as of March 31, 2003 and 2002. All intangible assets are being amortized over their estimated useful lives, as indicated below, with no estimated residual values.

	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Balance
		(in thousands)
As of March 31, 2003
Amortized acquired intangible assets:
Technology-based intangibles	21 years	$26,955	$(6,348)	$20,607
Customer-related intangibles	19 years	27,400	(3,226)	24,174

Total		$54,355	$(9,574)	$44,781

As of March 31, 2002
Amortized acquired intangible assets:
Technology-based intangibles	21 years	$22,931	$(5,155)	$17,776
Customer-related intangibles	19 years	18,230	(1,873)	16,357

Total		$41,161	$(7,028)	$34,133

        The aggregate acquired intangible asset amortization expense for the fiscal years ended March 31, 2003, 2002 and 2001 was $2.5 million, $1.8 million and $2.1 million, respectively. The estimated acquired intangible asset annual amortization expense for each of the subsequent five fiscal years ending March 31, 2008 is approximately $2.7 million.

        The table below reconciles the change in the carrying amount of goodwill by operating segment for the period from March 31, 2001 to March 31, 2003. These changes include the effects of the allocation of the purchase prices for the DRS Unmanned Technologies, Inc., DRS PCT, DRS Nytech, Paravant, DRS EPT and DRS PTI acquisitions in fiscal 2003 and the SES acquisition in fiscal 2002. Certain purchase price allocations are subject to change in fiscal 2004 (see Note 2 above). During fiscal 2002, DRS recorded increases to goodwill of $3.8 million and $2.9 million, plus interest, for the settlement of working capital adjustments with Raytheon Company and Spar Aerospace Ltd., respectively. Also during fiscal 2002, the Company recorded a $12.7 million reduction in goodwill in connection with the reduction of accruals on certain acquired contracts. As discussed in Note 2, the Company recorded a $22.6 million net increase to EOSG's goodwill during fiscal 2003. The increase is the result of the Company's finalization of its internal assessment of certain contracts acquired in connection with the SES acquisition, as well as an adjustment to acquired property, plant and equipment. Also during fiscal 2003, the Company recorded a $1.2 million adjustment to ESG's goodwill, which was a result of the finalization of the purchase price allocation on the acquisition of DRS SSS. The Company's DRS API operating unit was sold in fiscal 2003 and accordingly, ESG's goodwill was reduced by $2.3 million.

	Electronic Systems Group	Electro-Optical Systems Group	Flight Safety and Communications Group	Other	Total
	(in thousands)
Balance as of March 31, 2001	$31,450	$20,236	$24,661	$43	$76,390
Effect of adoption of SFAS 141 and 142:
Workforce	—	3,807	3,064	—	6,871
Technical infrastructure	—	4,642	—	—	4,642
Other	—	—	742	—	742
Existing technology	—	—	(1,155)	—	(1,155)
Adjustments	—	—	—	(43)	(43)

Balance as of April 1, 2001	31,450	28,685	27,312	—	87,447
Fiscal 2002 acquisitions	—	64,593	—	—	64,593
Purchase price allocation adjustment	—	(12,691)	—	—	(12,691)
Working capital adjustments	—	3,823	2,908	—	6,731
Deferred tax asset adjustment—NAI acquisition	(3,354)	—	—	—	(3,354)
Foreign currency translation adjustment	31	—	(147)	—	(116)

Balance as of March 31, 2002	28,127	84,410	30,073	—	142,610
Fiscal 2003 acquisitions	256,484	14,088	—	—	270,572
Purchase price allocation adjustments on fiscal 2002 acquisitions	1,236	22,618	—	—	23,854
Sale of business unit	(2,323)	—	—	—	(2,323)
Foreign currency translation adjustment	790	—	1,360	—	2,150

Balance as of March 31, 2003	$284,314	$121,116	$31,433	$—	$436,863

        The table below presents net earnings and basic and diluted EPS for the years ended March 31, 2003 and 2002 compared with those amounts in fiscal 2001, adjusted to exclude goodwill amortization, net of income taxes as if SFAS 142 had been adopted April 1, 2000.

	Year Ended March 31,
	2003	2002	2001
	(in thousands, except per-share data)
Reported net earnings	$30,171	$20,331	$11,978
Add back:
Goodwill and related intangible amortization, net of tax benefit of $2,497	—	—	2,815

Adjusted net earnings	$30,171	$20,331	$14,793

Basic earnings per share:
Reported net earnings	$1.64	$1.52	$1.14
Add back:
Goodwill and related intangible amortization, net of tax benefit of $0.24	—	—	0.27

Adjusted net earnings	$1.64	$1.52	$1.41

Diluted earnings per share:
Reported net earnings	$1.58	$1.41	$1.01
Add back:
Goodwill and related intangible amortization, net of tax benefit of $0.20	—	—	0.23

Adjusted net earnings	$1.58	$1.41	$1.24

4.    ACCOUNTS RECEIVABLE

        Unbilled receivables represent sales for which billings have not been presented to customers as of the end of the fiscal year, including retentions arising from contractual provisions. At March 31, 2003, retentions amounted to $10.2 million, with approximately $0.6 million anticipated to be collected beyond one year. The component elements of accounts receivable, net of allowances for doubtful accounts of $2.9 million and $1.4 million at March 31, 2003 and 2002, respectively, are as follows:

	March 31,
	2003	2002
	(in thousands)
U.S. government contracts:
Billed receivables	$44,703	$31,706
Unbilled receivables	23,485	12,876

	68,188	44,582

Other defense-related contracts:
Billed receivables	72,886	44,533
Unbilled receivables	10,094	7,399

	82,980	51,932

Trade receivables	11,880	14,347

Total	$163,048	$110,861

5.    INVENTORIES

      Inventories are summarized as follows:

	March 31,
	2003	2002
	(in thousands)
Work-in-process	$142,083	$139,748
Raw material and finished goods	13,139	9,127

	155,222	148,875
Less progress payments and certain customer advances	(41,120)	(27,965)

Total	$114,102	$120,910

        General and administrative costs included in inventory were $23.2 million and $16.3 million at March 31, 2003 and 2002, respectively. General and administrative costs included in costs and expenses amounted to $122.1 million, $99.0 million and $78.6 million in fiscal 2003, 2002 and 2001, respectively. Included in these amounts are expenditures for internal research and development, amounting to $14.4 million, $9.5 million and $8.0 million in fiscal 2003, 2002 and 2001, respectively.

6.    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are summarized as follows:

	March 31,
	2003	2002
	(in thousands)
Land	$6,187	$962
Laboratory and production equipment	68,304	55,389
Computer equipment	22,956	15,788
Buildings and improvements and leasehold improvements	31,012	16,453
Office furnishings, equipment and other	12,302	7,278

	140,761	95,870
Less accumulated depreciation and amortization	53,151	45,389

Total	$87,610	$50,481

        Annual depreciation and amortization of property, plant and equipment amounted to $13.4 million, $10.7 million and $8.6 million in fiscal 2003, 2002 and 2001, respectively.

7.    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        The component elements of accrued expenses and other current liabilities are as follows:

	March 31,
	2003	2002
	(in thousands)
Accruals for future costs related to acquired contracts (Note 2)	$70,362	$51,896
Customer advances	46,040	23,983
Payroll, other compensation and related expenses	32,588	20,653
Accrued product warranty	19,365	10,319
Accrual for future costs on uncompleted contracts	7,108	9,324
Income taxes payable	6,176	5,651
Other	31,058	20,434

Total	$212,697	$142,260

8.    DEBT

        A summary of debt is as follows:

	March 31,
	2003	2002
	(in thousands)
Term notes	$212,525	$139,300
Other obligations	12,550	421

	225,075	139,721
Less:
Current installments of long-term debt	7,717	1,435
Short-term bank debt	521	226

Total long-term debt	$216,837	$138,060

        On November 26, 2002, the Company entered into a $338.6 million amended and restated credit agreement (the Credit Facility) with Wachovia Bank, N.A. as the Administrative Agent to fund the Paravant acquisition. The Credit Facility consists of a $125 million senior secured revolving line of credit and a $213.6 million senior secured term loan facility. The maturity dates of the revolving line of credit and the term loan are September 30, 2006 and September 30, 2008, respectively. The term loan requires quarterly principal payments of $537,500 through September 30, 2007 and four equal quarterly payments of $50.7 million thereafter ending on September 30, 2008. The Credit Facility is secured by a lien on substantially all of DRS's assets. Borrowings under this Credit Facility bear interest, at the Company's option, at either: a "base rate," as defined in the credit agreement, equal to the higher of 0.50% per annum above the latest prime rate and federal funds rate plus a spread ranging from 1.25% to 2.25% per annum, depending on the Company's Total Leverage Ratio (TLR) at the time of determination; or a LIBOR rate, as defined in the Credit Facility, plus a spread ranging from 2.25% to 3.25% per annum, depending on the Company's TLR. The TLR is defined as total debt minus performance-based letters of credit, as compared with EBITDA, as defined in the credit agreement. The Company pays commitment fees calculated on the average daily unused portion of its revolving line of credit at a rate of 0.50% per annum, provided that the amount of outstanding swingline loans, as defined in the credit agreement, shall not be considered usage of the revolving line of credit for the purpose of calculating such commitment fee. The Company pays commissions and issuance fees on its outstanding letters of credit and is obligated to pay or reimburse the issuing lender of any letters of credit for such normal and customary costs and expenses incurred or charged by the issuing lender in issuing, effecting payment under, amending or otherwise administering any letter of credit. Letter of credit commissions are calculated at a rate ranging from 2.25% to 3.00% per annum, depending on the Company's TLR ratio at the time of issuance, multiplied by the face amount of such letter of credit. Letter of credit issuance fees are charged at 0.125% per annum multiplied by the face amount of such letter of credit. Both letter of credit commissions and issuance fees are paid quarterly.

        The Company previously had a $240 million credit agreement with a syndicate of lenders, with Wachovia Bank, N.A. as the Lead Lender, consisting of a term loan in the aggregate principal amount of $140 million and a $100 million revolving line of credit. Repayment terms, collateral, interest rates and other charges under the previous facility were substantially the same as those pursuant to the amended and restated credit agreement described above.

        There are certain covenants and restrictions placed on DRS under its Credit Facility, including a maximum TLR and a minimum fixed-charge ratio, as defined in the credit agreement, a maximum amount of capital expenditures, a restriction on the payment of dividends on DRS's capital stock, a limitation on the issuance of additional debt, a requirement that the Company offer to make prepayments on its term loans outstanding with 50% of the aggregate net cash proceeds from any equity offering if DRS's adjusted leverage ratio, as defined, exceeds 2.00 to 1.00, and certain other restrictions. The Company was in compliance with all covenants under its Credit Facility at March 31, 2003. Amounts available under the revolving line of credit are based upon a borrowing base calculation, as defined in the credit agreement, which is principally based on accounts receivable and inventory balances. As of March 31, 2003, the Company had approximately $99.5 million of additional available credit, after satisfaction of its borrowing base requirement.

        As of March 31, 2003, $212.5 million of term loans were outstanding against the Credit Facility, in addition to which $25.5 million was contingently payable under letters of credit, as compared with amounts outstanding and contingently payable at March 31, 2002 of $139.3 million and $11.6 million, respectively, under the previous facility. The effective interest rates on the term loans were 4.4% and 5.3%, as of March 31, 2003 and 2002, respectively. The Company enters into standby letter-of-credit agreements with financial institutions and customers primarily relating to the guarantee of the Company's future performance on certain contracts to provide products and services and to secure advanced payments it has received from customers. There were no borrowings under the Company's revolving line of credit as of March 31, 2003 and 2002.

        On November 27, 2002, the Company acquired a mortgage note payable with its acquisition of Paravant. The note is secured by the DRS Tactical Systems' facility located in Palm Bay, Florida, and bears interest at a rate equal to the one-month LIBOR plus 1.65%. Effective April 1, 2001, Paravant entered into a 15-year interest rate swap with an original notional amount of $3.6 million to receive interest at a variable rate equal to the one month LIBOR and to pay interest at a fixed rate of 7.85% (see Note 1 above). The balance of the mortgage as of March 31, 2003 was $3.3 million. Payments of principal and interest will continue through December 1, 2016.

        On October 15, 2002, the Company issued an $8.0 million promissory note, bearing interest at 6% per annum, related to the Nytech acquisition. Payments of $5.0 million and $3.0 million are due on the first and second anniversaries of the closing, respectively.

        The aggregate maturities of long-term debt for fiscal 2004, 2005, 2006, 2007 and 2008 are $7.7 million, $5.5 million, $2.4 million, $2.3 million and $102.7 million per year, respectively, and $103.8 million thereafter.

9.    SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended March 31,
	2003	2002	2001
	(in thousands)
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$11,315	$9,547	$11,518
Income taxes	$18,663	$12,679	$9,175
Supplemental disclosure of non-cash investing and financing activities:
Acquisition costs for business combinations	$5,119	$655	$—
Common stock issued for purchase of GAC	$—	$—	$4,000
Fixed assets	$884	$—	$—
Note receivable—sale of operating unit	$3,070	$—	$1,741
Promissory note—Nytech acquisition	$8,000	$—	$—
Conversion of 9% convertible debentures	$—	$—	$18,870

10.    INCOME TAXES

        Earnings before income taxes consist of the following:

	Year Ended March 31,
	2003	2002	2001
	(in thousands)
Earnings before income taxes:
Domestic earnings	$49,878	$36,943	$29,384
Foreign earnings (losses)	5,994	1,418	(4,430)

Total	$55,872	$38,361	$24,954

        Income tax expense consists of the following:

	Year Ended March 31,
	2003	2002	2001
	(in thousands)
Income tax expense (benefit)
Current:
Federal	$13,782	$11,466	$8,962
State	3,226	2,760	2,654
Foreign	1,560	896	1,647

	18,568	15,122	13,263

Deferred:
Federal	4,516	1,130	844
State	1,811	136	928
Foreign	806	1,642	(2,059)

	7,133	2,908	(287)

Total	$25,701	$18,030	$12,976

        Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2003 and 2002 are as follows:

	March 31,
	2003	2002
	(in thousands)
Deferred tax assets:
Acquired federal net operating loss (NOL) carryforwards	$5,984	$6,438
State NOL carryforwards	3,394	3,775
Foreign NOL carryforwards	4,051	3,681
Costs accrued on uncompleted contracts	6,638	5,933
Inventory capitalization	4,921	3,331
Other	1,202	3,754

Total gross deferred tax assets	26,190	26,912
Less valuation allowance	(7,088)	(5,435)

Deferred tax assets	19,102	21,477

Deferred tax liabilities:
Depreciation and amortization	2,276	943
Long-term contract costs	10,717	8,860
Federal impact of state benefits	595	510
Other	2,403	2,874

Deferred tax liabilities	15,991	13,187

Net deferred tax assets	$3,111	$8,290

        A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has established a valuation allowance for a portion of the deferred tax assets attributable to state and foreign net operating loss (NOL) carryforwards at March 31, 2003 and 2002, due to the uncertainty of future earnings of certain subsidiaries of the Company and the status of applicable statutory regulations that could limit or preclude utilization of these benefits in future periods. During the fiscal year ended March 31, 2003, the valuation allowance increased by $1.7 million as follows: There was a $1.5 million increase in the valuation allowance associated with the U.K. NOL and temporary differences for DRS Tactical Systems Ltd. (fka DRS Rugged Systems (Europe) Ltd.), due to the uncertainty of the operating unit's future profitability. Valuation allowances associated with various state NOLs increased by $0.2 million, as well. During the fiscal year ended March 31, 2002, the valuation allowance increased by a net amount of $1.0 million as follows: The valuation allowance attributable to certain temporary differences in the amount of $1.3 million was released, due to a change in the expectation of the utilization of such temporary differences, primarily as a result of a change in the Internal Revenue Code with regard to the separate return limitation rules. Since the valuation allowance was established as a result of the Company's fiscal 1999 NAI Technologies, Inc. (NAI) acquisition, the change of such valuation allowance did not reduce income tax expense, but rather reduced goodwill. The $0.6 million valuation allowance associated with the U.K. NOL for DRS Hadland Ltd. was released, due to the operating unit's increased profitability. There was a $2.9 million increase in the valuation allowance associated with the U.K. NOL and temporary differences for DRS Tactical Systems Ltd., due to the uncertainty of the operating unit's future profitability. Based upon the level of historical taxable income and projections for future taxable income over the period in which the Company's deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2003 and 2002.

        The Company considers earnings of its foreign subsidiaries to be reinvested permanently. While these earnings would be subject to additional tax if repatriated, such repatriation is not anticipated. Any additional amount of tax is not practicable to estimate.

        Current and noncurrent deferred tax assets (liabilities) of $6.8 million and $(3.7) million, and $3.4 million and $4.9 million, respectively, are included in the Consolidated Balance Sheets as of March 31, 2003 and 2002, respectively. At March 31, 2003, $17.0 million of U.S. federal and $27.0 million of state NOL carryforwards, which expire between fiscal years 2004 and 2023, and $13.5 million of foreign NOLs, which carry forward indefinitely, were available. All of the Company's U.S. federal and $8.9 million of its state NOL carryforwards were acquired in connection with the NAI acquisition. The annual utilization of these NAI NOL carryforwards is limited under certain provisions of the Internal Revenue Code. Any future utilization of these net operating loss carryforwards will result in an adjustment to goodwill to the extent it reduces the valuation allowance.

        A reconciliation of the expected U.S. federal income tax rate to the actual (effective) income tax rate is as follows:

	Year Ended March 31,
	2003	2002	2001
Expected U.S. federal income tax expense	35.0%	35.0%	35.0%
Difference between U.S. and foreign tax rates	—%	0.6%	1.5%
State income tax rate, net of federal income tax benefit	5.5%	5.0%	8.0%
Nondeductible expenses	1.8%	3.0%	5.8%
Change in valuation allowance	2.9%	5.7%	—
Foreign investment tax credits	(1.4)%	(2.5)%	—
Other	2.2%	0.2%	1.7%

Total	46.0%	47.0%	52.0%

        The provision for income taxes includes all estimated income taxes payable to federal, state and foreign governments, as applicable.

11.    COMMON STOCK AND STOCK COMPENSATION PLANS

        Common Stock    As of March 31, 2003, the authorized capital of the Company was composed of 30.0 million shares of common stock (22,421,986 shares issued) and 2.0 million shares of preferred stock (no shares issued). During fiscal 2001, the Company cancelled all stock held in treasury.

        On December 20, 2002, the Company issued 5,462,500 shares of its common stock in a public offering for $28.00 per share, including shares related to an over-allotment option that was granted to the underwriters. The Company received net proceeds of $144.3 million, net of underwriters' fees and other costs associated with the offering of $8.6 million. Approximately $12.0 million of the proceeds were used during the third quarter of fiscal 2003 to repay certain debt balances assumed in connection with the Company's November 27, 2002 acquisition of Paravant (see Note 2 above). The balance of the proceeds was used for the Kaman Electromagnetics Development Center and Power Technology Incorporated acquisitions and to provide funds for potential future acquisitions and working capital needs.

        On December 19, 2001, the Company issued 3,755,000 shares of its common stock in a public offering for $32.00 per share, including shares related to an over-allotment option that was granted to the underwriters. The Company received net proceeds of $112.6 million, net of underwriters' fees and other costs associated with the offering of $7.6 million. The Company used $24.0 million of the net proceeds of the offering to repay the outstanding balance of its revolving line of credit and retained the balance to fund future acquisitions and working capital needs.

        In connection with the fiscal 2001 acquisition of General Atronics Corporation, the Company issued 355,359 shares of common stock.

        Stock Compensation Plans    The 1991 Stock Option Plan (the Plan), which was approved by the Company's stockholders on August 8, 1991, provided for the grant of options to purchase a total of 600,000 shares of DRS common stock through February 6, 2001. Upon the expiration of the Plan on February 6, 2001, a total of 161,550 shares of common stock remained ungranted. Options still outstanding at the time of the Plan's expiration remain in effect, as granted. Shares of DRS common stock are no longer reserved for future grants under the Plan.

        On June 17, 1996, the Board of Directors adopted, and on August 7, 1996, the stockholders approved, the 1996 Omnibus Plan (Omnibus Plan). Under the terms of the Omnibus Plan, options may be granted to key employees, directors and consultants of the Company. The Omnibus Plan was initially limited to 500,000 shares of DRS common stock and has since been increased, with stockholder approval, to 3,875,000 shares. Awards under the Omnibus Plan are at the discretion of the Executive Compensation Committee and may be made in the form of: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) phantom stock, (vi) stock bonuses and (vii) other awards. Unless the Executive Compensation Committee expressly provides otherwise, options granted under the Omnibus Plan have a term of ten years and generally are not exercisable prior to one year after the date of grant with 25% of the shares granted exercisable on each of the first four anniversaries of the date of grant. As of March 31, 2003, 888,643 shares remain available for future grants under the Omnibus Plan.

        Pursuant to the terms of exercise under the grant, the excess of the fair-market value of shares under option at the date of grant over the option price may be charged to unamortized stock compensation or to earnings as compensation expense and credited to additional paid-in capital. The unamortized stock compensation, if any, is charged to earnings as it becomes exercisable, in accordance with the terms of the grant. The amount of compensation charged to earnings in fiscal 2003, 2002 and 2001 was approximately $46,000, $218,000 and $206,000, respectively.

        A summary of stock option activity is as follows:

	Number of Shares of Common Stock	Weighted Average Exercise Price
Outstanding at March 31, 2000	1,684,071	$8.76
Granted	532,600	$13.42
Exercised	(225,579)	$9.15
Expired or cancelled	(57,562)	$8.55

Outstanding at March 31, 2001	1,933,530	$9.99
Granted	652,207	$33.56
Exercised	(454,317)	$8.33
Expired or cancelled	(18,600)	$18.97

Outstanding at March 31, 2002	2,112,820	$17.52
Granted	767,850	$32.10
Exercised	(125,434)	$8.95
Expired or cancelled	(54,187)	$27.22

Outstanding at March 31, 2003	2,701,049	$21.87

        As of March 31, 2003, 2002 and 2001, 1,177,841, 754,078 and 792,668 options were exercisable, respectively, at weighted average exercise prices of $13.53, $10.07 and $9.15, respectively.

        In connection with the Company's acquisition of NAI during fiscal 1999, each issued and outstanding NAI warrant to purchase NAI common stock at an exercise price of $2.50 per share was converted into DRS warrants at a conversion ratio of 0.25 of a share of DRS common stock to one share of NAI common stock. These warrants expired on February 15, 2002 and were exercised in full with the exception of 401 shares that were not presented for exercise. Each issued and outstanding NAI stock option, whether vested or unvested, was assumed by DRS using the same conversion ratio as was used for the warrants, but rounded down to the nearest whole number. The terms and conditions under which the stock options were granted prior to the acquisition, with the exception of the exercise price and number of shares, remained the same. The Company issued 603,175 warrants and assumed 161,230 converted stock options, respectively.

        During fiscal 1999, the Board of Directors issued options to purchase 250,000 shares of DRS common stock with vesting terms similar to awards issued in fiscal 1999 under the Omnibus Plan at exercise prices in excess of the market price on the date of grant. The per-share weighted-average fair value and exercise price of these options were $1.89 and $10.44, respectively.

        The stock options exercised during fiscal 2000 include 50,000 shares, which are being held by the Company in "book entry" form. Book entry shares are not considered issued or outstanding as of March 31, 2003. However, these shares are included in the Company's diluted earnings per share calculations for fiscal 2003, 2002 and 2001.

        Information regarding all options outstanding at March 31, 2003 follows:

	Options Outstanding
				Options Exercisable
			Weighted Average Remaining Contractual Life
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price		Number of Options	Weighted Average Exercise Price
Less than $7.76	323,037	$7.35	5.7 years	234,875	$7.46
$7.76 - $11.00	517,200	$9.93	5.2 years	517,200	$9.93
$11.01 - $26.10	560,152	$14.92	7.8 years	271,502	$13.99
$26.11 - $33.33	643,640	$32.08	9.6 years	390	$33.33
Greater than $33.33	657,020	$34.33	8.7 years	153,874	$33.99

Total	2,701,049	$21.87	7.7 years	1,177,841	$13.53

12.    PENSIONS AND OTHER EMPLOYEE BENEFITS

      In connection with the acquisitions of the Boeing SES business and the Navy Controls Division of Eaton Corporation (see Note 2 above), the Company established defined benefit pension plans for certain of those employees who transferred to DRS at the time of the acquisitions. In addition, DRS maintains a defined benefit pension plan for certain employees of its Canadian operating unit. Eligibility for participation in the plans varies, and benefits are generally based on the participant's compensation and years of service, as defined. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations therein. Plan assets are invested primarily in U.S. government and U.S. government agency instruments, listed stocks and bonds.

        Postretirement medical benefits are provided to certain retired employees and dependents of the Navy Controls Division of Eaton Corporation, as well as the Company's Canadian operating unit. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily by the Company in accordance with cost accounting standards that effect government contractors, subject to the Internal Revenue Code and regulations therein, with the retiree generally paying a portion of the costs through contributions, deductibles and coinsurance provisions.

        The Company also maintains two non-contributory and unfunded supplemental retirement plans: the Supplemental Executive Retirement Plan (DRS SERP), which was established on February 1, 1996 for the benefit of certain key executives; and the DRS Supplemental Retirement Plan (DRS SRP), which was established for the benefit of certain employees who were transferred to DRS in connection with the Company's fiscal 1998 acquisition of certain assets of the Electro-Optical Systems and Focal Plane Array businesses of Raytheon Company. Pursuant to the DRS SERP, the Company will provide retirement benefits to each key executive, based on years of service and final average annual compensation as defined therein. The DRS SRP benefits are based on the eligible employees' final average earnings, as defined, and their Social Security benefit.

        The following table summarizes the balance sheet impact, as well as the benefit obligations, assets and funded status associated with the pension, postretirement and supplemental retirement plans.

	Funded Defined Benefit Pension Plans		Funded Postretirement Benefit Plans	Unfunded Supplemental Retirement Plans
	2003	2002	2003	2003	2002
	(in thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$17,169	$—	$—	$7,377	$4,039
Benefit obligation assumed through acquisition	22,215	16,086	6,990	—	2,948
Addition of a plan	1,586	—	499	—	—
Service cost	2,605	500	326	413	308
Interest cost	2,604	583	414	520	376
Plan participants' contributions	60	—	—	—	—
Actuarial (gain) loss	1,490	—	577	(262)	(220)
Benefits paid	(118)	—	(9)	(74)	(74)
Exchange rate differences	150	—	43	—	—

Benefit obligation at end of year	$47,761	$17,169	$8,840	$7,974	$7,377

Change in plan assets:
Fair value of plan assets at beginning of year	$15,900	$—	$—	$—	$—
Fair value of plan assets assumed through acquisition	22,068	15,900	—	—	—
Addition of a plan	1,504	—	—	—	—
Actual return on plan assets	(262)	—	—	—	—
Plan participants' contributions	60	—	—	—	—
Employer contributions	231	—	705	74	74
Benefits paid	(118)	—	(9)	(74)	(74)
Exchange rate differences	135	—	—	—	—

Fair value of plan assets at end of year	$39,518	$15,900	$696	$—	$—

Net amount recognized:
Funded status of the plans	$(8,243)	$(1,269)	$(8,144)	$(7,974)	$(7,377)
Unrecognized loss	5,767	735	1,089	749	1,081
Unrecognized prior service cost	—	—	—	3,325	3,586

Net amount recognized	$(2,476)	$(534)	$(7,055)	$(3,900)	$(2,710)

Amounts recognized in the Consolidated Balance Sheets consist of:
Intangible asset	$—	$—	$—	$1,624	$1,371
Accrued benefit liability	(2,476)	(534)	(7,055)	(5,524)	(4,081)

Net amount recognized	$(2,476)	$(534)	$(7,055)	$(3,900)	$(2,710)

        As required by SFAS No. 87, "Employers' Accounting for Pensions" (SFAS 87), where the accumulated benefit obligation exceeds the fair value of plan assets, the Company has recognized in the Consolidated Balance Sheets at March 31, 2003 and 2002 the additional minimum liability of the unfunded accumulated benefit obligation of $1.6 million and $1.4 million, respectively, as a long-term liability with an offset to deferred income taxes and other noncurrent assets.

  The net periodic expense related to the plans includes the following components:

	Funded Defined Benefit Pension Plans		Funded Postretirement Benefit Plans	Unfunded Supplemental Retirement Plans
	2003	2002	2003	2003	2002	2001
	(in thousands)
Components of net periodic expense:
Service cost	$2,605	$500	$326	$413	$308	$195
Interest cost	2,604	583	414	520	376	221
Expected return on plan assets	(3,184)	(735)	—	—	—	—
Amortization of unrecognized prior service cost	—	—	27	331	245	133

Net periodic expense	$2,025	$348	$767	$1,264	$929	$549

        The following weighted average actuarial assumptions were used to determine the benefit obligation and the net costs related to the plans:

	Funded Defined Benefit Pension Plans		Funded Postretirement Benefit Plans	Unfunded Supplemental Retirement Plans
	2003	2002	2003	2003	2002
Rate assumptions
Discount rate	6.70%	7.25%	6.70%	6.70%	7.13%
Expected return on plan assets	9.20%	9.25%	—	—	—
Increase in future compensation levels	3.60%	5.80%	—	3.90%	5.00%

        The annual increase in cost of benefits (health care cost trend rate) is assumed to be an average of 12% in fiscal 2004 and is assumed to gradually decrease to a rate of 4.5% in fiscal 2009 and thereafter. Assumed health care cost trend rates have a significant effect on amounts reported for postretirement medical benefit plans. A one percentage point decrease in the assumed health care cost trend rates would have the effect of decreasing the aggregate service and interest cost by $13,995 and the postretirement medical obligations by $112,601. A one percentage point increase in the assumed health care cost trend rate would have the effect of increasing the aggregate service and interest cost by $10,298 and the postretirement medical obligations by $86,834.

        The Company maintains defined contribution plans covering substantially all domestic full-time eligible employees. The Company's contributions to these plans for fiscal 2003, 2002 and 2001 amounted to $6.0 million, $3.3 million and $2.3 million, respectively.

13.    COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

        At March 31, 2003, the Company was party to various noncancellable operating leases (principally for administration, engineering and production facilities) with minimum rental payments as follows:

(in thousands)
2004	$26,334
2005	14,385
2006	12,566
2007	10,866
2008	7,939
Thereafter	14,340

Total	$86,430

        It is not certain as to whether the Company will negotiate new leases as existing leases expire. Determinations to that effect will be made as existing leases approach expiration and will be based on an assessment of the Company's capacity requirements at that time.

        Net rent expense was equal to $18.9 million, $14.3 million and $11.3 million in fiscal 2003, 2002 and 2001, respectively.

        Effective July 20, 1994, the Company entered into an Employment, Non-Competition and Termination Agreement with David E. Gross (the Gross Agreement), who retired as President and Chief Technical Officer of the Company on May 12, 1994. Under the terms of the Gross Agreement, Mr. Gross received compensation for his services under a five-year consulting agreement and a five-year non-compete arrangement. The payments were charged to expense over the five-year term, as services were performed and obligations were fulfilled by Mr. Gross. Upon conclusion of the initial five-year period, Mr. Gross began receiving an aggregate of $1.3 million, payable over a nine-year period as deferred compensation. The approximate net present value of the deferred compensation payments to be made to Mr. Gross is included in other liabilities in the Consolidated Balance Sheets.

        In April and May 1998, subpoenas were issued to the Company by the United States Attorney for the Eastern District of New York seeking documents related to a governmental investigation of certain equipment manufactured by DRS Photronics, Inc. (DRS Photronics). These subpoenas were issued in connection with United States v. Tress, a criminal complaint against a then employee of DRS Photronics, alleging that improper test data was provided in connection with boresighting equipment furnished to the U.S. Army. On June 26, 1998, the complaint against the employee was dismissed without prejudice. Additional subpoenas were issued to the Company on August 12, 1999 and May 10, 2000, relating to the ongoing investigation of DRS Photronics and one or more of its then employees. On May 17, 2002, DRS Photronics announced that it had entered into a global settlement with the government, resolving all potential allegations related to the investigation. Under the terms of the settlement, DRS Photronics agreed to pay $2.5 million in restitution and pleaded guilty to a violation of the False Claims Act.

        During fiscal 2003, the Company settled a dispute with Spar Aerospace Ltd. (Spar) with respect to the working capital adjustment provided for in the purchase agreement between DRS and Spar dated as of September 19, 1997, pursuant to which the Company acquired, through certain of its subsidiaries, certain assets of Spar. Under the terms of this settlement, DRS agreed to pay Spar a working capital adjustment of CAN$4,616,000 (or approximately US$3,000,000) and CAN$723,654 (or approximately US$460,000) in interest. During fiscal 2002, the Company accrued $3.9 million, including interest, associated with the dispute. In connection with this settlement, the parties agreed to release each other from all claims arising out of or relating to the working capital adjustment provision in the purchase agreement and to discontinue all legal actions relating thereto.

        On October 3, 2001, a lawsuit was filed in the United States District Court of the Eastern District of New York by Miltope Corporation, a corporation of the State of Alabama, and IV Phoenix Group, Inc., a corporation of the State of New York, against DRS Technologies, Inc., DRS Electronic Systems, Inc. and a number of individual defendants, several of whom are employed by DRS Electronic Systems, Inc. The plaintiffs claims against the Company allege infringement of a number of patents, breach of a confidentiality agreement, misappropriation of trade secrets, unjust enrichment and unfair competition. The claims relate generally to the activities of certain former employees of IV Phoenix Group and the hiring of some of those employees by DRS. The plaintiffs seek damages of not less than $5.0 million for each of the claims. The plaintiffs also allege claims for tortious interference with business relationships, tortious interference with contracts and conspiracy to breach fiduciary duty. The plaintiffs seek damages of not less than $47.1 million for each claim. In addition, the plaintiffs seek punitive and treble damages, injunctive relief and attorney's fees. In our answer, the Company has denied the plaintiffs' allegations and intends to vigorously defend this action. In February 2002, the plaintiffs filed an amended complaint, which eliminated the patent infringement claims and added claims related to statutory and common-law trademark infringement. Although this action is still in discovery, the Company believes that it has meritorious defenses and does not believe the action will have a material adverse effect on its consolidated earnings, financial condition or liquidity.

        The Company is a party to various legal actions and claims arising in the ordinary course of its business. In the Company's opinion, the Company has adequate legal defenses for each of the actions and claims, and believes that their ultimate disposition will not have a material adverse effect on the Company's consolidated financial position or results of operations.

        Since a substantial amount of the Company's revenues are derived from contracts or subcontracts with the U.S. government and foreign governments, future revenues and profits will be dependent upon continued contract awards, Company performance and volume of government business. The books and records of the Company are subject to audit and post-award review by the Defense Contract Audit Agency and similar foreign agencies.

14.    OPERATING SEGMENTS

        DRS operates in three principal business segments on the basis of products and services offered: Electronic Systems Group (ESG), Electro-Optical Systems Group (EOSG) and Flight Safety and Communications Group (FSCG). Separate and distinct businesses comprise each operating segment. All other operations are combined in Other.

        ESG is a supplier of combat display systems, digital information processing systems, power generation, conversion, distribution, propulsion and control systems, and battlefield digitization systems for sea, air and land applications supporting military modernization and transformation initiatives. ESG also produces radar surveillance and tracking systems, acoustic signal processing systems, flat panels and other computer peripherals, signal intelligence products, ship networks and middleware to promote interoperability and compatibility with the military's new and existing systems. ESG's products are used on various front-line platforms, such as ships, amphibious operation platforms, surveillance aircraft, submarines and mobile ground platforms, and the Group's power systems are installed on every combatant ship in the U.S. Navy, including destroyers, aircraft carriers and attack submarines.

        EOSG produces systems and subsystems for infrared night vision and targeting systems for the U.S. Army's Abrams Main Battle Tanks, Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, Aegis destroyers and cruisers, and High-Mobility Multipurpose Wheeled Vehicle Scouts, among other platforms. EOSG designs, manufactures and markets these and other products that allow operators to detect, identify and target objects based upon their infrared signatures, regardless of the ambient light level. The Group is one of two key suppliers to the U.S. government for advanced focal plane array technology. In addition to the Group's military applications, EOSG also manufactures electro-optical modules for commercial devices used in corrective laser eye surgery and provides system integration for retinal scanning and imaging devices.

        FSCG is a manufacturer of airborne deployable recorders and surveillance and communications systems. FSCG's products are used by U.S. and international militaries, as well as commercial customers. The Group produces integrated naval ship communications systems, information management systems, mission recorders, coastal and border surveillance and radar systems, ultra high-speed digital imaging systems for F/A-18 aircraft and industrial purposes, and multiple-platform weapons calibration systems for air platforms, such as the AH-64 Apache attack helicopter and the AC-130U gunship. FSCG also provides electronic manufacturing services to the defense and space industries.

        Other includes the activities of DRS Corporate Headquarters and DRS Ahead Technology (for the period it was owned by the Company during the first quarter of fiscal 2003) and certain non-operating subsidiaries of the Company. The assets of DRS Ahead Technology were sold on May 27, 2002 (see Note 2 above). DRS Ahead Technology produced magnetic head components used in the manufacturing process of computer disk drives, which burnish and verify the quality of disk surfaces. DRS Ahead Technology also serviced and manufactured magnetic video recording heads used in broadcast television equipment.

        Transactions between segments generally are negotiated and accounted for under terms and conditions that are similar to other government and commercial contracts; however, these intercompany transactions are eliminated in consolidation. Other accounting policies of the segments are consistent with those described in the summary of significant accounting policies (see Note 1 above). The Company evaluates segment-level performance based on revenues and operating income, as presented in the Consolidated Statements of Earnings. Operating income, as shown, includes amounts allocated from DRS Corporate operations using an allocation methodology prescribed by U.S. government regulations for government contractors. Information about the Company's operating segments follows:

	ESG	EOSG	FSCG	Other	Total
	(in thousands)
Fiscal 2003
Total revenues	$292,794	$276,581	$113,934	$1,349	$684,658
Intersegment revenues	(1,038)	(218)	(7,640)	—	(8,896)

External revenues	$291,756	$276,363	$106,294	$1,349	$675,762

Operating income (loss)	$18,733	$37,168	$12,605	$(822)	$67,684
Identifiable assets	$466,155	$287,209	$105,958	$112,799	$972,121
Depreciation and amortization	$4,403	$8,630	$2,300	$1,327	$16,660
Capital expenditures	$3,121	$11,641	$717	$6,047	$21,526

Fiscal 2002
Total revenues	$206,654	$208,883	$99,106	$9,209	$523,852
Intersegment revenues	(37)	(662)	(5,953)	—	(6,652)

External revenues	$206,617	$208,221	$93,153	$9,209	$517,200

Operating income (loss)	$18,053	$27,365	$5,090	$(739)	$49,769
Identifiable assets	$127,391	$248,604	$111,016	$114,080	$601,091
Depreciation and amortization	$1,914	$7,153	$2,907	$1,815	$13,789
Capital expenditures	$2,618	$7,553	$1,694	$1,718	$13,583
Fiscal 2001
Total revenues	$186,731	$148,227	$87,055	$9,651	$431,664
Intersegment revenues	(257)	(65)	(3,736)	—	(4,058)

External revenues	$186,474	$148,162	$83,319	$9,651	$427,606

Operating income (loss)	$15,336	$23,646	$(747)	$(704)	$37,531
Identifiable assets	$106,627	$112,154	$97,791	$18,368	$334,940
Depreciation and amortization	$3,447	$6,972	$4,029	$1,797	$16,245
Capital expenditures	$2,239	$10,099	$2,216	$1,631	$16,185

        Revenues, total assets, and property, plant and equipment by geographic location are presented in the table below. Revenues are attributed to countries based on the physical location of the operating unit generating the revenues. Information about the Company's operations in these geographic locations for each of the three years ended March 31, 2003 is as follows:

	Total	United States	Canada	United Kingdom
	(in thousands)
Fiscal 2003
Revenues	$675,762	$613,568	$35,718	$26,476
Total assets	$972,121	$891,498	$36,443	$44,180
Property, plant and equipment, net	$87,610	$84,087	$2,209	$1,314
Fiscal 2002
Revenues	$517,200	$464,758	$31,228	$21,214
Total assets	$601,091	$534,347	$37,485	$29,259
Property, plant and equipment, net	$50,481	$46,674	$2,518	$1,289
Fiscal 2001
Revenues	$427,606	$380,279	$26,964	$20,363
Total assets	$334,940	$273,178	$33,162	$28,600
Property, plant and equipment, net	$37,639	$34,343	$2,046	$1,250

        Export sales accounted for approximately 13%, 15% and 14% of total revenues in the fiscal years ended March 31, 2003, 2002 and 2001, respectively.

15.    UNAUDITED QUARTERLY FINANCIAL INFORMATION

  The following table sets forth unaudited quarterly financial information for fiscal 2003 and 2002:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per-share data)
Fiscal year ended March 31, 2003
Revenues	$131,238	$161,196	$167,540	$215,788
Operating income	$12,673	$16,723	$16,570	$21,718
Net earnings	$5,434	$7,663	$7,406	$9,668
Basic earnings per share	$0.32	$0.45	$0.42	$0.43
Diluted earnings per share	$0.31	$0.44	$0.41	$0.42
Fiscal year ended March 31, 2002
Revenues	$103,352	$116,178	$141,238	$156,432
Operating income	$9,684	$10,703	$13,878	$15,504
Net earnings	$3,898	$4,483	$5,371	$6,579
Basic earnings per share	$0.32	$0.37	$0.42	$0.40
Diluted earnings per share	$0.30	$0.34	$0.38	$0.38

16.    SUBSEQUENT EVENTS

  A.    Acquisition of IDT

        On November 4, 2003, DRS acquired all of the outstanding stock of Integrated Defense Technologies, Inc. (IDT) in a purchase business combination. The total merger consideration was $261.3 million in cash and 4,323,172 shares of DRS common stock, or an aggregate value of $367.4 million plus merger-related costs of approximately $5.0 million. The Company's common stock issued in the merger was valued at $24.55 per share using the average closing price of DRS's common stock on the measurement date of the transaction, October 30, 2003, and a few days before and after the measurement date. Upon closing of the merger the Company refinanced $200.8 million of IDT's bank debt. The cash consideration for the merger and the IDT bank debt refinancing was completed with initial borrowings under the Company's amended and restated credit facility, the issuance of senior subordinated notes and existing cash on hand.

        IDT is a developer and provider of mission-critical, advanced electronics and technology products for the defense and intelligence industries. IDT's systems, subsystems and components are sold to all branches of the U.S. armed services, various government agencies, major prime defense contractors and international governments.

        Simultaneous with the closing of the merger, the Company entered into an amended and restated credit facility for up to an aggregate amount of $411.0 million, replacing DRS's previously existing senior credit facility. The amended and restated credit facility consist of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The amended and restated credit facility is guaranteed by substantially all of DRS's domestic subsidiaries. In addition, it is secured by liens on substantially all of the Company's, the subsidiary guarantors' and certain of DRS's other subsidiaries' assets and by a pledge of certain of the Company's subsidiaries' capital stock. The term loan and the revolving credit facility will mature in seven and five years, respectively, from the closing date of the amended and restated credit facility. The Company drew down the full amount of the term loan to fund a portion of the merger, to repay certain of its and IDT's outstanding indebtedness and to pay related fees and expenses. There were no initial borrowings under the revolving line of credit.

        Borrowings under the amended and restated credit facility bear interest, at the Company's option, at either: a "base rate", as defined in the amended and restated credit agreement, equal to the higher of 0.50% per annum above the latest prime rate and federal funds rate, or a LIBOR rate, as defined in the amended and restated credit agreement. Revolving credit loans that are base rate loans bear interest at the base rate plus a spread ranging from 0.50% to 1.25% per annum, depending on the Company's total leverage ratio (TLR) at the time of determination. Revolving credit loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 1.75% to 2.50% per annum, depending on the Company's TLR. Term loans that are base rate loans bear interest at the base rate plus a spread ranging from 1.0% to 1.25% per annum, depending on the Company's TLR. Term loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 2.25% to 2.50% per annum, depending on the Company's TLR. TLR is defined as total debt minus the sum of (A) performance-based letters of credit and (B) so long as there are no outstanding revolving credit loans, an amount (not to exceed $100.0 million) equal to the amount of cash and cash equivalents of the Company immediately available to repay the obligations thereof, as compared with EBITDA, as defined in the amended and restated credit agreement. There are certain covenants and restrictions placed on DRS under the amended and restated credit facility, including, but not limited to, a maximum total leverage ratio, a maximum senior leverage ratio, a minimum fixed charge coverage ratio and restrictions on equity issuances, payment of dividends on capital stock, the issuance of additional debt, incurrence of liens and capital expenditures, and a requirement that DRS make mandatory principal prepayments in the manner set forth in the credit agreement on the revolving credit loans and the term loans outstanding with 50% of the aggregate net cash proceeds from any equity offering if the Company's total leverage ratio, as defined in the credit agreement, exceeds 2.00 to 1.00.

        The principal amount of revolving credit loans outstanding are due and payable in full on the fifth anniversary of the closing date of the IDT merger. The Company will repay the aggregate outstanding principal amount of the term loan in consecutive quarterly installments on the last business day of each December, March, June and September commencing on December 31, 2003. From December 31, 2003 through September 30, 2009, each such principal payment will equal $590,000. Beginning with the payment on December 31, 2009 through September 30, 2010, each principal payment will equal approximately $55.5 million.

        Also in connection with the merger, on October 30, 2003, the Company issued $350.0 million of 6 7/8% Senior Subordinated Notes, due November 1, 2013. Interest is payable every six months on May 1 and November 1, commencing May 1, 2004. The net proceeds from the offering of the notes was $341.2 million, after deducting $8.8 million in commissions and fees related to the offering. The net proceeds of the offering, together with a portion of the Company's available cash and initial borrowings under its amended and restated credit facility, were used to fund the IDT merger, repay certain of DRS's and IDT's outstanding indebtedness and pay related fees and expenses. The notes were issued under an indenture with The Bank of New York. Subject to a number of important exceptions, the indenture restricts the Company's ability and the ability of its subsidiaries to: incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens, enter into transactions with affiliates, enter into sale lease-back transactions, merge or consolidate, and transfer or sell assets. The notes are unconditionally guaranteed, jointly and severally, by certain of DRS's current and future wholly-owned domestic subsidiaries. The foreign subsidiaries and certain domestic subsidiaries of DRS do not guarantee the notes.

  B.    GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

        As further discussed in Note 16A. above, in connection with the merger with IDT, the Company issued $350.0 million of 6 7/8% Senior Subordinated Notes (the Notes). The Notes are fully and unconditionally guaranteed, jointly and severally by certain of the Company's domestic subsidiaries (the Guarantor Subsidiaries). The foreign subsidiaries and certain domestic subsidiaries of DRS (the Non-Guarantor Subsidiaries) do not guarantee the Notes.

        The following condensed consolidating financial information presents the condensed consolidating balance sheets as of March 31, 2003 and 2002 and the related condensed consolidating statements of earnings and condensed consolidating statements of cash flows for the years ended March 31, 2003, 2002 and 2001 for:

  a)
  DRS Technologies, Inc., the parent,

  b)
  the Guarantor Subsidiaries,

  c)
  the Nonguarantor Subsidiaries, and

  d)
  DRS Technologies, Inc. on a consolidated basis.

        The information includes elimination entries necessary to consolidate DRS Technologies, Inc., the parent, with the guarantor and nonguarantor subsidiaries.

        Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements for each of the guarantor and nonguarantor subsidiaries are not presented because management believes such financial statements would not be meaningful to investors.

Condensed Consolidating Balance Sheet

As of March 31, 2003
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$88,114	$3,251	$4,573	$—	$95,938
Accounts receivable, net	3	113,933	49,112	—	163,048
Inventories, net	—	90,811	23,338	(47)	114,102
Prepaid expenses, deferred income taxes and other current assets	3,723	10,686	1,802	—	16,211
Intercompany receivables	103,967	44,823	23,801	(172,591)	—

Total current assets	195,807	263,504	102,626	(172,638)	389,299

Property, plant and equipment, net	8,056	73,400	6,154	—	87,610
Acquired intangibles, net	—	44,781	—	—	44,781
Goodwill	—	407,338	29,525	—	436,863
Deferred income taxes and other noncurrent assets	12,404	1,141	817	(794)	13,568
Investment in subsidiaries	357,858	35,985	—	(393,843)	—

Total assets	$574,125	$826,149	$139,122	$(567,275)	$972,121

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$7,150	$567	$—	$—	$7,717
Short-term bank debt	—	—	521	—	521
Accounts payable	1,182	51,562	15,596	—	68,340
Accrued expenses and other current liabilities	11,462	174,921	26,314	—	212,697
Intercompany payables	—	125,160	47,355	(172,515)	—

Total current liabilities	19,794	352,210	89,786	(172,515)	289,275

Long-term debt, excluding current installments	213,375	3,462	—	—	216,837
Other liabilities	16,196	8,111	4,316	(794)	27,829

Total liabilities	249,365	363,783	94,102	(173,309)	533,941

Total stockholders' equity	324,760	462,366	45,020	(393,966)	438,180

Total liabilities and stockholders' equity	$574,125	$826,149	$139,122	$(567,275)	$972,121

Condensed Consolidating Balance Sheet

As of March 31, 2002
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$102,213	$9,112	$6,457	$—	$117,782
Accounts receivable, net	1,356	73,092	36,413	—	110,861
Inventories, net	1,166	98,698	21,065	(19)	120,910
Prepaid expenses, deferred income taxes and other current assets	2,290	4,664	2,322	—	9,276
Intercompany receivables	138,823	25,579	10,180	(174,582)	—

Total current assets	245,848	211,145	76,437	(174,601)	358,829

Property, plant and equipment, net	4,288	39,891	6,302	—	50,481
Acquired intangibles, net	—	34,133	—	—	34,133
Goodwill	—	115,234	27,376	—	142,610
Deferred income taxes and other noncurrent assets	6,778	6,751	1,509	—	15,038
Investment in subsidiaries	79,107	32,985	—	(112,092)	—

Total assets	$336,021	$440,139	$111,624	$(286,693)	$601,091

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$1,400	$—	$35	$—	$1,435
Short-term bank debt	54	—	172	—	226
Accounts payable	3,056	33,021	13,594	—	49,671
Accrued expenses and other current liabilities	9,819	108,767	23,674	—	142,260
Intercompany payables	—	136,817	37,810	(174,627)	—

Total current liabilities	14,329	278,605	75,285	(174,627)	193,592

Long-term debt, excluding current installments	137,900	—	160	—	138,060
Other liabilities	4,711	3,891	3,602	—	12,204

Total liabilities	156,940	282,496	79,047	(174,627)	343,856

Total stockholders' equity	179,081	157,643	32,577	(112,066)	257,235

Total liabilities and stockholders' equity	$336,021	$440,139	$111,624	$(286,693)	$601,091

Condensed Consolidating Statements of Earnings

Fiscal Year Ended March 31, 2003
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$1,349	$503,635	$190,792	$(20,014)	$675,762
Costs and expenses	2,171	450,157	175,717	(19,967)	608,078

Operating income	(822)	53,478	15,075	(47)	67,684
Interest and related expenses	10,244	19	326	—	10,589
Other (expense) income, net	1,322	30	(997)	—	355
Management fees	973	(822)	(151)	—	—
Royalties	1,660	(143)	(1,517)	—	—
Intercompany interest	5,711	(4,311)	(1,400)	—	—

Earnings before minority interest and income taxes	(1,400)	48,213	10,684	(47)	57,450
Minority interests	—	—	1,578	—	1,578

Earnings before income taxes	(1,400)	48,213	9,106	(47)	55,872
Income taxes	(644)	22,178	4,189	(22)	25,701

Net earnings	$(756)	$26,035	$4,917	$(25)	$30,171

Condensed Consolidating Statements of Earnings

Fiscal Year Ended March 31, 2002
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$9,209	$343,323	$185,894	$(21,226)	$517,200
Costs and expenses	9,922	300,331	178,393	(21,215)	467,431

Operating income	(713)	42,992	7,501	(11)	49,769
Interest and related expenses	7,234	2,295	921	—	10,450
Other (expense) income, net	647	(12)	13	—	648
Management fees	680	(483)	(197)	—	—
Royalties	6,820	(5,279)	(1,541)	—	—
Intercompany interest	2,715	(920)	(1,819)	24	—

Earnings before minority interest and income taxes	2,915	34,003	3,036	13	39,967
Minority interests	—	—	1,606	—	1,606

Earnings before income taxes	2,915	34,003	1,430	13	38,361
Income taxes	1,370	15,982	672	6	18,030

Net earnings	$1,545	$18,021	$758	$7	$20,331

Condensed Consolidating Statements of Earnings

Fiscal Year Ended March 31, 2001
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$9,651	$264,938	$173,030	$(20,013)	$427,606
Costs and expenses	10,357	232,094	167,626	(20,002)	390,075

Operating income	(706)	32,844	5,404	(11)	37,531
Interest and related expenses	3,824	5,557	2,080	—	11,461
Other (expense) income, net	303	110	(103)	—	310
Management fees	541	(440)	(101)	—	—
Royalties	5,394	(3,975)	(1,419)	—	—
Intercompany interest	996	609	(1,605)	—	—

Earnings before minority interest and income taxes	2,704	23,591	96	(11)	26,380
Minority interests	—	—	1,426	—	1,426

Earnings before income taxes	2,704	23,591	(1,330)	(11)	24,954
Income taxes	1,407	12,269	(693)	(7)	12,976

Net earnings	$1,297	$11,322	$(637)	$(4)	$11,978

Condensed Consolidating Statements of Cash Flows
for the Year Ended March 31, 2003
(in thousands)

	Parent Company	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(22,555)	$69,516	$5,047	$—	$52,008
Cash Flows from Investing Activities
Capital expenditures	(6,047)	(14,062)	(1,417)	—	(21,526)
Payments pursuant to business combinations, net of cash acquired	(265,058)	—	—	—	(265,058)
Proceeds from sales of businesses	7,624	—	—	—	7,624
Other investing activities	526	(459)	172	—	239

Net cash used in investing activities	(262,955)	(14,521)	(1,245)	—	(278,721)

Cash Flows from Financing Activities
Net (payments) borrowings of short-term debt	(54)	—	326	—	272
Borrowings of long-term debt	81,478	—	—	—	81,478
Debt issuance costs	(2,254)	—	—	—	(2,254)
Net payments on long-term debt	(8,253)	(206)	—	—	(8,459)
Retirement of long-term debt	—	(12,000)	(195)	—	(12,195)
Proceeds from sale of common stock	144,344	—	—	—	144,344
Proceeds from exercise of stock options and warrants	1,122	—	—	—	1,122
Borrowings from (repayments to) Parent Company	54,938	(48,650)	(6,288)	—	—
Other	90	—	—	—	90

Net cash provided by (used in) financing activities	271,411	(60,856)	(6,157)	—	204,398
Effects of exchange rates on cash and cash equivalents	—	—	471	—	471

Net decrease in cash and cash equivalents	(14,099)	(5,861)	(1,884)	—	(21,844)
Cash and cash equivalents, beginning of year	102,213	9,112	6,457	—	117,782

Cash and cash equivalents, end of year	$88,114	$3,251	$4,573	$—	$95,938

Condensed Consolidating Statements of Cash Flows
for the Year Ended March 31, 2002
(in thousands)

	Parent Company	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(7,564)	$22,730	$12,683	$—	$27,849

Cash Flows from Investing Activities
Capital expenditures	(1,718)	(9,873)	(1,992)	—	(13,583)
Payments pursuant to business combinations, net of cash acquired	(71,606)	—	—	—	(71,606)
Other investing activities	(33)	237	42	—	246

Net cash used in investing activities	(73,357)	(9,636)	(1,950)	—	(84,943)

Cash Flows from Financing Activities
Net borrowings (payments) of short-term debt	54	—	(653)	—	(599)
Borrowings of long-term debt	218,250	—	—	—	218,250
Debt issuance costs	(5,974)	—	—	—	(5,974)
Net payments on long-term debt	(93,199)	(52,901)	(14,993)	—	(161,093)
Proceeds from sale of common stock	112,594	—	—	—	112,594
Proceeds from exercise of stock options and warrants	9,589	—	—	—	9,589
Borrowings from (repayments to) Parent Company	(60,282)	48,899	11,383	—	—
Other	(202)	—			(202)

Net cash provided by (used in) financing activities	180,830	(4,002)	(4,263)	—	172,565
Effects of exchange rates on cash and cash equivalents	—	—	(13)	—	(13)

Net increase in cash and cash equivalents	99,909	9,092	6,457	—	115,458
Cash and cash equivalents, beginning of year	2,304	20	—	—	2,324

Cash and cash equivalents, end of year	$102,213	$9,112	$6,457	$—	$117,782

Condensed Consolidating Statements of Cash Flows
for the Year Ended March 31, 2001
(in thousands)

	Parent Company	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(14,148)	$48,699	$(281)	$—	$34,270

Cash Flows from Investing Activities
Capital expenditures	(1,631)	(12,519)	(2,035)	—	(16,185)
Payments pursuant to business combinations, net of cash acquired	(7,374)	—	—	—	(7,374)
Proceeds from sales of businesses	3,000	—	—	—	3,000
Other investing activities	893	63	(52)	—	904

Net cash used in investing activities	(5,112)	(12,456)	(2,087)	—	(19,655)

Cash Flows from Financing Activities
Net (payments) borrowings of short-term debt	—	—	(2,628)	—	(2,628)
Borrowings of long-term debt	41,842	—	2,942	—	44,784
Net payments on long-term debt	(53,514)	(3,210)	(3,778)	—	(60,502)
Proceeds from exercise of stock options and warrants	2,188	—	—	—	2,188
Borrowings from (repayments to) Parent Company	26,781	(32,159)	5,378	—	—
Other	102	—	—	—	102

Net cash provided by (used in) financing activities	17,399	(35,369)	1,914	—	(16,056)
Effects of exchange rates on cash and cash equivalents	386	(853)	454	—	(13)

Net (decrease) increase in cash and cash equivalents	(1,475)	21	—	—	(1,454)
Cash and cash equivalents, beginning of year	3,778	—	—	—	3,778

Cash and cash equivalents, end of year	$2,303	$21	$—	$—	$2,324

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES

Schedule II. Valuation and Qualifying Accounts
Years Ended March 31, 2003, 2002 and 2001

		Col. C Additions (a)			Col. D Deductions (b)
Col. A	Col. B							Col. E
			(2)		(1)	(2)
		(1)	Charged to Other Accounts- Describe
Description	Balance at Beginning of Period	Charged to Costs and Expenses			Credited to Costs and Expenses	Credited to Other Accounts—Describe		Balance at End of Period
	(in thousands)
Inventory reserve
Year ended March 31, 2003	$4,468	$1,386	$2,804	(c)	$391	$3,267	(d)	$5,000
Year ended March 31, 2002	$5,460	$1,383	$1,261	(c)	$2,217	$1,419	(d)	$4,468
Year ended March 31, 2001	$5,340	$4,138	$437	(c)	$2,021	$2,434	(d)	$5,460
Accrual for future costs on uncompleted contracts
Year ended March 31, 2003	$9,324	$4,293	$60	(c)	$6,367	$202	(e)	$7,108
Year ended March 31, 2002	$8,032	$6,005	$1,612	(c)	$3,561	$2,764	(e)	$9,324
Year ended March 31, 2001	$4,973	$6,576	$56	(c)	$2,562	$1,011	(e)	$8,032
Allowance for doubtful accounts
Year ended March 31, 2003	$1,409	$2,084	$210	(c)	$455	$347	(d)	$2,901
Year ended March 31, 2002	$1,074	$483	$217	(c)	$190	$175	(d)	$1,409
Year ended March 31, 2001	$1,140	$677	$2	(c)	$140	$875	(d)	$1,074
Other current assets—note receivable reserve
Year ended March 31, 2003	$1,375	$—	$—		$—	$—		$1,375
Year ended March 31, 2002	$1,375	$—	$—		$—	$—		$1,375
Year ended March 31, 2001	$259	$1,116	$—		$—	$—		$1,375

(a)
Represents, on a full-year basis, net credits to reserve accounts.

(b)
Represents, on a full-year basis, net charges to reserve accounts.

(c)
Represents amounts reclassified from related reserve accounts.

(d)
Represents amounts utilized and credited to related asset accounts.

(e)
Represents amounts reclassified to related reserve accounts.

DRS TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 30, 2003	March 31, 2003
Assets
Current assets
Cash and cash equivalents	$102,651	$95,938
Accounts receivable, net of allowances for doubtful accounts of $3.3 million and $2.9 million as of September 30, 2003 and March 31, 2003, respectively	138,834	163,048
Inventories, net	134,962	114,102
Prepaid expenses, deferred income taxes and other current assets	20,405	16,211

Total current assets	396,852	389,299

Property, plant and equipment, less accumulated depreciation and amortization of $61,275 and $53,151 at September 30, 2003 and March 31, 2003, respectively	87,585	87,610
Acquired intangible assets, net	45,902	44,781
Goodwill	437,906	436,863
Deferred income taxes and other noncurrent assets	12,837	13,568

Total assets	$981,082	$972,121

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$7,615	$7,717
Short-term bank debt	195	521
Accounts payable	59,698	68,340
Accrued expenses and other current liabilities	209,842	212,697

Total current liabilities	277,350	289,275
Long-term debt, excluding current installments	215,529	216,837
Other liabilities	28,237	27,829

Total liabilities	521,116	533,941

Commitments and contingencies (Notes 6, 11 and 12)
Stockholders' equity
Preferred stock, no par value. Authorized 2,000,000 shares; none issued at September 30, 2003 and March 31, 2003	—	—
Common Stock, $.01 par value per share. Authorized 30,000,000 shares; issued 22,481,348 and 22,421,986 shares at September 30, 2003 and March 31, 2003, respectively	225	224
Additional paid-in capital	344,509	343,605
Retained earnings	111,266	94,527
Accumulated other comprehensive earnings (losses)	3,966	(176)

Total stockholders' equity	459,966	438,180

Total liabilities and stockholders' equity	$981,082	$972,121

See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings
(in thousands, except per-share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Revenues	$206,240	$161,196	$373,438	$292,434
Costs and expenses	185,009	144,473	335,847	263,038

Operating income	21,231	16,723	37,591	29,396
Interest income	179	205	516	683
Interest and related expenses	4,149	2,472	7,178	4,755
Other income (expense), net	152	131	(249)	(390)

Earnings before minority interest and income taxes	17,413	14,587	30,680	24,934
Minority interest	550	396	789	680

Earnings before income taxes	16,863	14,191	29,891	24,254
Income taxes	7,420	6,528	13,152	11,157

Net earnings	$9,443	$7,663	$16,739	$13,097

Net earnings per share of common stock:
Basic earnings per share	$0.42	$0.45	$0.75	$0.78
Diluted earnings per share	$0.41	$0.44	$0.73	$0.74

See accompanying Notes to Consolidated Financial Statements.

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Six Months Ended September 30,
	2003	2002
Cash Flows from Operating Activities
Net earnings	$16,739	$13,097
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization	11,018	7,586
Deferred income taxes	82	(9)
Other, net	2,111	1,202
Changes in assets and liabilities, net of effects from business combinations and divestitures:
Decrease in accounts receivable	25,557	33
(Increase) decrease in inventories	(19,431)	10,565
Increase in prepaid expenses and other current assets	(2,899)	(6,721)
Decrease in accounts payable	(9,195)	(7,428)
Decrease in accrued expenses and other current liabilities	(9,905)	(755)
Increase in customer advances	9,515	7,215
Other, net	687	(164)

Net cash provided by operating activities	24,279	24,621

Cash Flows from Investing Activities
Capital expenditures	(9,112)	(9,316)
Payments pursuant to business combinations, net of cash acquired	(7,568)	(93,600)
Other, net	321	206

Net cash used in investing activities	(16,359)	(102,710)

Cash Flows from Financing Activities
Net (payments) borrowings of short-term debt	(352)	678
Repayment of long-term debt	(1,410)	(895)
Proceeds from stock option exercises	572	334
Other, net	90	30

Net cash (used in) provided by financing activities	(1,100)	147

Effect of exchange rates on cash and cash equivalents	(107)	367

Net increase (decrease) in cash and cash equivalents	6,713	(77,575)
Cash and cash equivalents, beginning of period	95,938	117,782

Cash and cash equivalents, end of period	$102,651	$40,207

See accompanying Notes to Consolidated Financial Statements

DRS TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     Basis of Presentation

        The accompanying unaudited Consolidated Financial Statements of DRS Technologies, Inc. and its Subsidiaries (DRS or the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of the Company, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the Company's consolidated financial position as of September 30, 2003, the results of operations for the three- and six-month periods ended September 30, 2003 and 2002, and cash flows for the six-month periods ended September 30, 2003 and 2002. The results of operations for the three- and six-month periods ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year. Certain fiscal 2003 amounts have been reclassified to conform to the fiscal 2004 presentation.

        These interim consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of the Company for the fiscal year ended March 31, 2003, included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

2.     Stock-Based Compensation

        The Company has one stock-based compensation plan, the 1996 Omnibus Plan (Omnibus Plan). Under the terms of the Omnibus Plan, stock options may be granted to key employees, directors and consultants of the Company. The Company accounts for stock options granted to employees and directors under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Compensation expense for a stock option granted to an employee or director is recognized in earnings based on the excess, if any, of the quoted market price of DRS common stock at the grant date of the award, or other measurement date, over the amount an employee or director must pay to acquire the stock. When the exercise price of the option granted to an employee or director equals or exceeds the quoted market price of DRS common stock at the date of grant, the Company does not recognize compensation expense. The Company elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123." Had the Company adopted the fair value based method provisions of SFAS 123, it would have recorded a non-cash expense for the estimated fair value of the stock options that the Company has granted to its employees and directors.

        The table below compares the "as reported" net earnings and earnings per share to the "pro forma" net earnings and earnings per share that the Company would have reported if it had elected to recognize compensation expense in accordance with the fair value based method of accounting of

SFAS 123. For purposes of determining the pro forma effects of SFAS 123, the estimated fair value of options granted was calculated using the Black-Scholes option pricing valuation model.

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
	(in thousands, except per-share data)
Net earnings, as reported	$9,443	$7,663	$16,739	$13,097
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	—	23	—	46
Less: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(737)	(481)	(1,467)	(937)

Pro forma net earnings	$8,706	$7,205	$15,272	$12,206

Earnings per share:
Basic—as reported	$0.42	$0.45	$0.75	$0.78

Basic—pro forma	$0.39	$0.43	$0.68	$0.72

Diluted—as reported	$0.41	$0.44	$0.73	$0.74

Diluted—pro forma	$0.38	$0.41	$0.67	$0.69

3.     Inventories

        Inventories are summarized as follows:

	September 30, 2003	March 31, 2003
	(in thousands)
Work-in-process	$165,625	$142,083
Raw material and finished goods	13,021	13,139

	178,646	155,222
Less progress payments	(43,684)	(41,120)

Total	$134,962	$114,102

        Inventoried contract costs for the Company's businesses that are primarily government contractors include general and administrative (G&A) costs, including internal research and development costs (IRAD). G&A and IRAD are allowable, indirect contract costs under U.S. Government regulations. The Company allocates G&A and IRAD costs to certain contracts, and accounts for them as product costs, not as period expenses.

        The Company recorded costs for internal research and development amounting to $2.7 million and $3.6 million for the three-month periods ended September 30, 2003 and 2002, respectively, and $6.6 million and $6.4 million, respectively, for the six-month periods then ended.

4.     Goodwill and Intangible Assets

        The following disclosure presents certain information about the Company's acquired intangible assets as of September 30, 2003 and March 31, 2003. All acquired intangible assets are being amortized over their estimated useful lives, as indicated below, with no estimated residual values.

Intangible Assets Subject to Amortization	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Balance
			(in thousands)
As of September 30, 2003
Technology-based intangibles	20 years	$27,305	$(7,150)	$20,155
Customer-related intangibles	18 years	29,990	(4,243)	25,747

Total		$57,295	$(11,393)	$45,902

As of March 31, 2003
Technology-based intangibles	21 years	$26,955	$(6,348)	$20,607
Customer-related intangibles	19 years	27,400	(3,226)	24,174

Total		$54,355	$(9,574)	$44,781

        The aggregate acquired intangible asset amortization expense for the three-month periods ended September 30, 2003 and 2002 was $0.9 million and $0.8 million, respectively, and for the six months ended September 30, 2003 and 2002, was $1.8 million and $1.4 million, respectively. The estimated acquired intangible amortization expense, based on gross carrying amounts at September 30, 2003, is estimated to be $3.7 million for fiscal 2004, $3.5 million for fiscal 2005, and $3.4 million per year for fiscal 2006 through fiscal 2009.

        The table below reconciles the change in the carrying amount of goodwill by operating segment for the period from March 31, 2003 to September 30, 2003.

	Electronic Systems Group	Electro- Optical Systems Group	Flight Safety and Communications Group	Total
	(in thousands)
Balance as of March 31, 2003	$284,314	$121,116	$31,433	$436,863
Purchase price allocation adjustments on fiscal 2003 acquisitions	(6,798)	1,343	—	(5,455)
Working capital adjustment on fiscal 2003 acquisition of Power Technology Incorporated (PTI)	547	—	—	547
Acquisition earn-out—PTI	4,000			4,000
Foreign currency translation adjustment	423	—	1,528	1,951

Balance as of September 30, 2003	$282,486	$122,459	$32,961	$437,906

        The purchase price allocation adjustments in the previous table reflect the following:

	Amount of Adjustment
	(in thousands)
Electronic Systems Group
Kaman Electromagnetics Development Center	$(5,197	)(A)
Power Technology Incorporated	(2,063	)(B)
Navy Controls Division of Eaton Corporation	(493	)(C)
Paravant Inc.	955	(D)

Total	$(6,798)

Electro-Optical Systems Group
DKD, Inc. (Nytech)	$1,371	(E)
Unmanned Aerial Vehicle business of Meggitt Defense Systems	(28	)(F)

	$1,343

(A)
Reflects a purchase price allocation adjustment of $3.8 million (decrease to goodwill) to allocate the fair value of certain acquired identifiable intangible assets based upon a third-party valuation received in the first quarter of fiscal 2004. Also reflects a $1.4 million decrease to goodwill for changes in estimates, primarily for certain acquired contracts, acquisition related costs and certain accrued expenses.

(B)
Reflects a purchase price allocation adjustment of $1.6 million (decrease to goodwill) to allocate the fair value of certain acquired identifiable intangible assets based upon a third-party valuation received in the first quarter of fiscal 2004. Amount also reflects a net decrease to goodwill of $0.5 million for changes in estimates, primarily for certain acquired contracts, acquisition related costs and certain accrued expenses.

(C)
Reflects a decrease to goodwill for a change in estimated acquisition related costs.

(D)
Reflects a net increase to goodwill for changes in estimates on certain acquired contracts and acquisition related costs.

(E)
Reflects a purchase price allocation adjustment of $2.5 million (increase to goodwill) to adjust for the preliminary estimated fair value of certain acquired intangible assets based upon a third-party valuation received in the first quarter of fiscal 2004. Amount also reflects a $1.1 million decrease in goodwill for changes in estimated acquisition related costs and accrued expenses.

(F)
Reflects a decrease to goodwill for changes in estimated acquisition related costs.

        The $4.0 million acquisition earn-out adjustment represents a contingent purchase price payment or "earnout" for achieving certain milestones specified in the PTI purchase agreement.

5.     Product Warranties

        Product warranty costs are accrued when the covered products are delivered to the customer. Product warranty expense is recognized based on the terms of the product warranty and the related estimated costs, considering historical claims expense. Accrued warranty costs are reduced as these costs are incurred and as the warranty period expires and may be otherwise modified as specific product performance issues are identified and resolved. The table below presents the changes in the Company's accrual for product warranties as of September 30, 2003 and 2002, which is included in accrued expenses and other current liabilities.

	Six Months Ended September 30,
	2003	2002
	(in thousands)
Balance, beginning of period	$19,365	$10,319
Acquisitions during the period	—	7,978
Accruals for product warranties issued during the period	2,904	1,488
Accruals related to pre-existing product warranties (including changes in estimates)	—	346
Settlements made during the period	(2,523)	(1,044)

Balance at end of period	$19,746	$19,087

6.     Debt

        A summary of debt is as follows:

	September 30, 2003	March 31, 2003
	(in thousands)
Term notes	$211,451	$212,525
Other obligations	11,888	12,550

	223,339	225,075
Less:
Current installments of long-term debt	7,615	7,717
Short-term bank debt	195	521

Total long-term debt	$215,529	$216,837

        In connection with its acquisition of Integrated Defense Technologies, Inc., on November 4, 2003, the Company entered into an amended and restated credit facility and issued $350.0 million of 6 7/8% Senior Subordinated Notes, due November 1, 2013 (see note 12—Subsequent Events for additional discussion).

        At September 30, 2003, the Company had a $338.6 million credit agreement with Wachovia Bank, N.A. as the Administrative Agent (the original credit facility). The original credit facility consisted of a $125.0 million senior secured revolving line of credit and a $213.6 million senior secured term loan facility. The Company was in compliance with all covenants under its credit facility at September 30, 2003. Amounts available under the revolving line of credit were based upon a borrowing base calculation, as defined in the credit agreement. As of September 30, 2003, the Company had approximately $100.3 million of additional available credit, after satisfaction of its borrowing base requirement.

        As of September 30, 2003, $211.5 million of term loans were outstanding against the original credit facility, in addition to which $27.8 million was contingently payable under letters of credit (approximately $3.1 million of the letters of credit outstanding as of September 30, 2003 were issued under the Company's previous credit agreement, and are not considered when determining the availability under the Company's revolving line of credit). As of March 31, 2003, $212.5 million of term loans were outstanding under the original credit facility. The effective interest rate on the Company's term loans was 4.2% as of September 30, 2003 (4.4% as of March 31, 2003). There were no borrowings under the Company's revolving line of credit as of September 30, 2003 and March 31, 2003.

        From time to time, the Company enters into standby letter-of-credit agreements with financial institutions and customers primarily relating to the guarantee of its future performance on certain contracts to provide products and services and to secure advanced payments it has received from its customers.

        The Company has a mortgage note payable that is secured by its DRS Tactical Systems facility (DRS TS) located in Palm Bay, Florida, and bears interest at a rate equal to the one-month LIBOR plus 1.65%. Effective April 1, 2001, DRS TS entered into a 15-year interest rate swap with an original notional amount of $3.6 million to receive interest at a variable rate equal to the one month LIBOR and to pay interest at a fixed rate of 7.85%. The balance of the mortgage as of September 30, 2003 and March 31, 2003 was $3.2 million and $3.3 million, respectively. Payment of principal and interest will continue through December 1, 2016.

        On October 15, 2002, the Company issued an $8.0 million promissory note, bearing interest at 6% per annum, related to the Nytech acquisition. Payments of $5.0 million and $3.0 million are due on the first and second anniversaries of the closing, respectively.

        On June 5, 2003, the Company entered into two interest rate swap agreements, each in the amount of $25.0 million, with Wachovia Bank, N.A. and Fleet Bank (the Banks), respectively, on its variable rate senior secured term loan facility. These swap agreements effectively converted the variable interest rate on a total of $50.0 million of the Company's term loan to a fixed interest rate. Under the terms of these swap agreements, the Company will pay or receive the difference between the variable interest rate payable by the Banks and the fixed 2.59% interest rate payable by the Company. The variable interest rate paid by the Banks is based on the three month LIBOR and is determined on the first day of each calculation period. The difference to be paid or received on these swap agreements, as interest rates change, is recorded as an adjustment to interest expense. These swap agreements are accounted for as cash flow hedges, and as such, changes in the fair values of the swap agreements are recorded as adjustments to accumulated other comprehensive earnings. The swaps are continuing to be accounted for as cash flow hedges subsequent to the November 4, 2003 amending and restating of the Company's credit facility.

7.     Earnings Per Share

        The following table presents the computation of basic and diluted earnings per share (EPS):

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
	(in thousands, except per-share data)
Basic EPS computation
Net earnings	$9,443	$7,663	$16,739	$13,097

Weighted average common shares outstanding	22,466	16,863	22,452	16,853

Basic earnings per share	$0.42	$0.45	$0.75	$0.78

Diluted EPS computation
Net earnings	$9,443	$7,663	$16,739	$13,097

Diluted common shares outstanding:
Weighted average common shares outstanding	22,466	16,863	22,452	16,853
Stock options	498	711	506	756

Weighted average diluted shares outstanding	22,964	17,574	22,958	17,609

Diluted earnings per share	$0.41	$0.44	$0.73	$0.74

        At September 30, 2003, there were 1,295,497 options outstanding with weighted average exercise prices of $32.96 that were excluded from the above calculation because their inclusion would have had an antidilutive effect on EPS.

8.     Comprehensive Earnings

        The components of comprehensive earnings for the three- and six-month periods ended September 30, 2003 and 2002 consisted of the following:

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
	(in thousands)
Net earnings	$9,443	$7,663	$16,739	$13,097
Other comprehensive earnings:
Foreign currency translation adjustments	243	(364)	3,478	2,096
Unrealized gains on hedging instruments arising during the period	611	128	664	146

Comprehensive earnings	$10,297	$7,427	$20,881	$15,339

9.     Operating Segments

        Through September 30, 2003, DRS operated in three principal operating segments on the basis of products and services offered: the Electronic Systems Group (ESG), the Electro-Optical Systems Group (EOSG) and the Flight Safety and Communications Group (FSCG). All other operations are grouped in "Other." The Company will operate Integrated Defense Technologies, Inc. as a fourth operating segment called the Intelligence, Training and Test Group (see Note 12—Subsequent Events). During the fourth quarter of fiscal 2003, DRS Unmanned Technologies, Inc. was combined with DRS' Electro-Optical Systems Group for management purposes, based primarily on operational synergies. DRS Unmanned Technologies had previously been managed as part of Other. Prior-year balances and results of operations disclosed herein have been restated to give effect to this change. Information about the Company's segments as of and for the three- and six-month periods ended September 30, 2003 and 2002 is as follows:

	ESG	EOSG	FSCG	Other	Total
			(in thousands)
Three Months Ended September 30, 2003
Total revenues	$111,097	$75,058	$24,164	$—	$210,319
Intersegment revenues	(2,560)	(486)	(1,033)	—	(4,079)

External revenues	$108,537	$74,572	$23,131	$—	$206,240
Operating income (loss)	$10,862	$8,220	$2,164	$(15)	$21,231
Total assets	$469,963	$285,002	$110,584	$115,533	$981,082
Depreciation and amortization	$1,859	$2,689	$482	$580	$5,610
Capital expenditures	$1,024	$2,695	$71	$1,085	$4,875
Three Months Ended September 30, 2002
Total revenues	$69,045	$68,063	$25,245	$—	$162,353
Intersegment revenues	(82)	(14)	(1,061)	—	(1,157)

External revenues	$68,963	$68,049	$24,184	$—	$161,196
Operating income (loss)	$4,283	$9,904	$2,735	$(199)	$16,723
Total assets	$236,434	$255,267	$102,806	$58,528	$653,035
Depreciation and amortization	$1,347	$2,264	$479	$335	$4,425
Capital expenditures	$638	$2,955	$229	$1,333	$5,155
Six Months Ended September 30, 2003
Total revenues	$193,716	$140,769	$45,715	$—	$380,200
Intersegment revenues	(3,231)	(547)	(2,984)	—	(6,762)

External revenues	$190,485	$140,222	$42,731	$—	$373,438
Operating income (loss)	$19,271	$14,433	$3,917	$(30)	$37,591
Total assets	$469,963	$285,002	$110,584	$115,533	$981,082
Depreciation and amortization	$3,360	$5,611	$955	$1,092	$11,018
Capital expenditures	$2,515	$4,540	$238	$1,819	$9,112
Six Months Ended September 30, 2002
Total revenues	$103,956	$137,750	$52,554	$1,349	$295,609
Intersegment revenues	(82)	(198)	(2,895)	—	(3,175)

External revenues	$103,874	$137,552	$49,659	$1,349	$292,434
Operating income (loss)	$5,626	$19,668	$4,992	$(890)	$29,396
Total assets	$236,434	$255,267	$102,806	$58,528	$653,035
Depreciation and amortization	$1,818	$3,971	$1,169	$628	$7,586
Capital expenditures	$1,043	$6,364	$371	$1,538	$9,316

10.   Supplemental Cash Flow Information

	Six Months Ended September 30,
	2003	2002
	(in thousands)
Cash paid for:
Income taxes	$5,896	$5,414
Interest	$5,419	$4,757
Noncash investing and financing activities:
Note receivable-sales of business unit	$—	$3,040
Acquisition costs for business combinations	$(3,230)	$2,500

11.   Contingencies

        The Company is engaged in providing products and services under contracts or subcontracts to the U.S. government and, to a lesser degree, under foreign government contracts, some of which are funded by the U.S. government. All such contracts are subject to extensive legal and regulatory requirements, and from time-to-time are investigated by U.S. agencies to determine the Company's compliance. Under U.S. government procurement regulations, for example, an indictment of the Company by a federal grand jury could result in suspension for a period of time from eligibility to receive awards of new contracts; a conviction could result in debarment from contracting with the federal government for a specified term. Since a substantial amount of the Company's revenues are derived from contracts or subcontracts with the U.S. and foreign governments, future revenues and profits will be dependent upon continued contract awards, the volume of those awards and the Company's performance and compliance with government regulations.

        On October 3, 2001, a lawsuit was filed in the United States District Court of the Eastern District of New York by Miltope Corporation, a corporation of the State of Alabama, and IV Phoenix Group, Inc., a corporation of the State of New York, against DRS Technologies, Inc., DRS Electronic Systems, Inc. and a number of individual defendants, several of whom are employed by DRS Electronic Systems, Inc. The plaintiff's claims against DRS alleged infringement of a number of patents, breach of a confidentiality agreement, misappropriation of trade secrets, unjust enrichment and unfair competition. The claims relate generally to the activities of certain former employees of IV Phoenix Group and the hiring of some of those employees by the Company. The plaintiffs seek damages of not less than $5.0 million for each of the claims. The plaintiffs also allege claims for tortious interference with business relationships, tortious interference with contracts and conspiracy to breach fiduciary duty. The plaintiffs seek damages of not less than $47.1 million for each claim. In addition, plaintiffs seek punitive and treble damages, injunctive relief and attorney's fees. In its answer, the Company has denied the plaintiffs' allegations and intends to vigorously defend this action. In February 2002, plaintiffs filed an amended complaint, which eliminated the patent infringement claims and added claims related to statutory and common-law trademark infringement. This action is in an extended discovery period, with trial anticipated in the fall or winter of 2003-04. DRS believes that it has meritorious defenses and does not believe the action will have a material adverse effect on the Company's financial position, results of operations or liquidity.

        The Company is a party to various legal actions and claims arising in the ordinary course of its business. In the Company's opinion, the Company has adequate legal defenses for each of the actions and claims, and believes that their ultimate disposition will not have a material adverse effect on the Company's consolidated financial position, results of operations and liquidity.

12.   Subsequent Events

  A.    Acquisition of IDT

        On November 4, 2003, DRS acquired all of the outstanding stock of Integrated Defense Technologies, Inc. (IDT) in a purchase business combination. The total merger consideration was $261.3 million in cash and 4,323,172 shares of DRS common stock, or an aggregate value of $367.4 million plus merger-related costs of approximately $5.0 million. The Company's common stock issued in the merger was valued at $24.55 per share using the average closing price of DRS's common stock on the measurement date of the transaction, October 30, 2003, and a few days before and after the measurement date. Upon closing of the merger the Company refinanced $200.8 million of IDT's bank debt. The cash consideration for the merger and the IDT bank debt refinancing was completed with initial borrowings under the Company's amended and restated credit facility, the issuance of senior subordinated notes and existing cash on hand.

        IDT is a developer and provider of mission-critical, advanced electronics and technology products for the defense and intelligence industries. IDT's systems, subsystems and components are sold to all branches of the U.S. armed services, various government agencies, major prime defense contractors and international governments.

        Simultaneous with the closing of the merger, the Company entered into an amended and restated credit facility for up to an aggregate amount of $411.0 million, replacing DRS's previously existing senior credit facility. The amended and restated credit facility consist of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The amended and restated credit facility is guaranteed by substantially all of DRS's domestic subsidiaries. In addition, it is secured by liens on substantially all of the Company's, the subsidiary guarantors' and certain of DRS's other subsidiaries' assets and by a pledge of certain of the Company's subsidiaries' capital stock. The term loan and the revolving credit facility will mature in seven and five years, respectively, from the closing date of the amended and restated credit facility. The Company drew down the full amount of the term loan to fund a portion of the merger, to repay certain of its and IDT's outstanding indebtedness and to pay related fees and expenses. There were no initial borrowings under the revolving line of credit.

        Borrowings under the amended and restated credit facility bear interest, at the Company's option, at either: a "base rate", as defined in the amended and restated credit agreement, equal to the higher of 0.50% per annum above the latest prime rate and federal funds rate, or a LIBOR rate, as defined in the amended and restated credit agreement. Revolving credit loans that are base rate loans bear interest at the base rate plus a spread ranging from 0.50% to 1.25% per annum, depending on the Company's total leverage ratio (TLR) at the time of determination. Revolving credit loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 1.75% to 2.50% per annum, depending on our TLR. Term loans that are base rate loans bear interest at the base rate plus a spread ranging from 1.0% to 1.25% per annum, depending on the Company's TLR. Term loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 2.25% to 2.50% per annum, depending on the Company's TLR. TLR is defined as total debt minus the sum of (A) performance-based letters of credit and (B) so long as there are no outstanding revolving credit loans, an amount (not to exceed $100.0 million) equal to the amount of cash and cash equivalents of the Company immediately available to repay the obligations thereof, as compared with EBITDA, as defined in the amended and restated credit agreement. There are certain covenants and restrictions placed on DRS under the amended and restated credit facility, including, but not limited to, a maximum total leverage ratio, a maximum senior leverage ratio, a minimum fixed charge coverage ratio and restrictions on equity issuances, payment of dividends on our capital stock, the issuance of additional debt, incurrence of liens and capital expenditures, and a requirement that DRS make mandatory principal prepayments in the manner set forth in the credit agreement on the revolving credit loans and the term loans outstanding with 50% of the aggregate net cash proceeds from any equity offering if the Company's total leverage ratio, as defined in the credit agreement, exceeds 2.00 to 1.00.

        The principal amount of revolving credit loans outstanding are due and payable in full on the fifth anniversary of the closing date of the IDT merger. The Company will repay the aggregate outstanding principal amount of the term loan in consecutive quarterly installments on the last business day of each December, March, June and September commencing on December 31, 2003. From December 31, 2003 through September 30, 2009, each such principal payment will equal $590,000. Beginning with the payment on December 31, 2009 through September 30, 2010, each principal payment will equal approximately $55.5 million.

        Also in connection with the merger, on October 30, 2003, the Company issued $350.0 million of 6 7/8% Senior Subordinated Notes, due November 1, 2013. Interest is payable every six months on May 1 and November 1, commencing May 1, 2004. The net proceeds from the offering of the notes was $341.2 million, after deducting $8.8 million in commissions and fees related to the offering. The net proceeds of the offering, together with a portion of the Company's available cash and initial borrowings under its amended and restated credit facility, were used to fund the IDT merger, repay certain of DRS's and IDT's outstanding indebtedness and pay related fees and expenses. The notes were issued under an indenture with The Bank of New York. Subject to a number of important exceptions, the indenture restricts the Company's ability and the ability of its subsidiaries to: incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens, enter into transactions with affiliates, enter into sale lease-back transactions, merge or consolidate, and transfer or sell assets. The notes are unconditionally guaranteed, jointly and severally, by certain of DRS's current and future wholly-owned domestic subsidiaries. The foreign subsidiaries and certain domestic subsidiaries of DRS do not guarantee the notes.

  B.    Guarantor and Nonguarantor Financial Statements

        As further discussed in Note 16A. above, in connection with the merger with IDT, the Company issued $350.0 million of 6 7/8% Senior Subordinated Notes (the Notes). The Notes are fully and unconditionally guaranteed, jointly and severally by certain of the Company's domestic subsidiaries (the Guarantor Subsidiaries). The foreign subsidiaries and certain domestic subsidiaries of DRS (the Non-Guarantor Subsidiaries) do not guarantee the Notes.

        The following condensed consolidating financial information presents the condensed consolidating balance sheets as of September 30, 2003 and March 30, 2003, the related condensed consolidating statements of earnings for each of the three- and six-month periods ended September 30, 2003 and September 30, 2002 and the related condensed consolidating statements of cash flows for the six-month periods ended September 30, 2003 and September 30, 2002 for:

  a)
  DRS Technologies, Inc., the parent,

  b)
  the Guarantor Subsidiaries,

  c)
  the Nonguarantor Subsidiaries, and

  d)
  DRS Technologies, Inc. on a consolidated basis.

        The information includes elimination entries necessary to consolidate DRS Technologies, Inc., the parent, with the guarantor and nonguarantor subsidiaries.

        Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements for each of the guarantor and nonguarantor subsidiaries are not presented because management believes such financial statements would not be meaningful to investors.

Condensed Consolidating Balance Sheet

As of September 30, 2003
(in thousands)

(Unaudited)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$89,391	$8,925	$4,335	$—	$102,651
Accounts receivable, net	3	110,308	28,523	—	138,834
Inventories, net	—	93,269	41,693	—	134,962
Prepaid expenses, deferred income taxes and other current assets	5,512	12,141	2,752	—	20,405
Intercompany receivables	101,411	64,350	25,718	(191,479)	—

Total current assets	196,317	288,993	103,021	(191,479)	396,852

Property, plant and equipment, net	8,783	72,658	6,144	—	87,585
Acquired intangibles, net	—	45,902	—	—	45,902
Goodwill	—	406,430	31,476	—	437,906
Deferred income taxes and other noncurrent assets	11,789	1,062	780	(794)	12,837
Investment in subsidiaries	358,977	35,635	—	(394,612)	—

Total assets	$575,866	$850,680	$141,421	$(586,885)	$981,082

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$7,150	$465	$—	$—	$7,615
Short-term bank debt	—	—	195	—	195
Accounts payable	2,744	38,694	18,260	—	59,698
Accrued expenses and other current liabilities	12,982	169,255	27,605	—	209,842
Intercompany payables	—	150,318	41,371	(191,689)	—

Total current liabilities	22,876	358,732	87,431	(191,689)	277,350

Long-term debt, excluding current installments	212,300	3,229	—	—	215,529
Other liabilities	16,612	7,471	4,948	(794)	28,237

Total liabilities	251,788	369,432	92,379	(192,483)	521,116

Total stockholders' equity	324,078	481,248	49,042	(394,402)	459,966

Total liabilities and stockholders' equity	$575,866	$850,680	$141,421	$(586,885)	$981,082

Condensed Consolidating Balance Sheet

As of March 31, 2003
(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$88,114	$3,251	$4,573	$—	$95,938
Accounts receivable, net	3	113,933	49,112	—	163,048
Inventories, net	—	90,811	23,338	(47)	114,102
Prepaid expenses, deferred income taxes and other current assets	3,723	10,686	1,802	—	16,211
Intercompany receivables	103,967	44,823	23,801	(172,591)	—

Total current assets	195,807	263,504	102,626	(172,638)	389,299

Property, plant and equipment, net	8,056	73,400	6,154	—	87,610
Acquired intangibles, net	—	44,781	—	—	44,781
Goodwill	—	407,338	29,525	—	436,863
Deferred income taxes and other noncurrent assets	12,404	1,141	817	(794)	13,568
Investment in subsidiaries	357,858	35,985	—	(393,843)	—

Total assets	$574,125	$826,149	$139,122	$(567,275)	$972,121

Liabilities and Stockholders' Equity
Current liabilities
Current installments of long-term debt	$7,150	$567	$—	$—	$7,717
Short-term bank debt	—	—	521	—	521
Accounts payable	1,182	51,562	15,596	—	68,340
Accrued expenses and other current liabilities	11,462	174,921	26,314	—	212,697
Intercompany payables	—	125,160	47,355	(172,515)	—

Total current liabilities	19,794	352,210	89,786	(172,515)	289,275

Long-term debt, excluding current installments	213,375	3,462	—	—	216,837
Other liabilities	16,196	8,111	4,316	(794)	27,829

Total liabilities	249,365	363,783	94,102	(173,309)	533,941

Total stockholders' equity	324,760	462,366	45,020	(393,966)	438,180

Total liabilities and stockholders' equity	$574,125	$826,149	$139,122	$(567,275)	$972,121

Condensed Consolidating Statement of Earnings
for the Three Months Ended September 30, 2003
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$160,319	$38,051	$7,870	$206,240
Costs and Expenses	14	142,259	34,971	7,765	185,009

Operating income	(14)	18,060	3,080	105	21,231
Interest income	173	—	6	—	179
Interest and related expenses	3,965	75	109	—	4,149
Other (expense) income, net	43	81	28	—	152
Management fees	273	(257)	(26)	10	—
Royalties	396	—	(396)	—	—
Intercompany interest	406	(395)	(265)	254	—

Earnings before minority interest and income taxes	(2,688)	17,414	2,318	369	17,413
Minority interests	—	—	550	—	550

Earnings before income taxes	(2,688)	17,414	1,768	369	16,863
Income taxes	(1,183)	7,663	778	162	7,420

Net earnings	$(1,505)	$9,751	$990	$207	$9,443

Condensed Consolidating Statement of Earnings
for the Three Months Ended September 30, 2002
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$126,466	$26,826	$7,904	$161,196
Costs and Expenses	198	123,552	17,246	3,477	144,473

Operating income	(198)	2,914	9,580	4,427	16,723
Interest income	205	—	—	—	205
Interest and related expenses	2,393	1	82	(4)	2,472
Other (expense) income, net	(200)	14	317	—	131
Management fees	203	(147)	(56)	—	—
Royalties	1,854	(1,631)	(220)	(3)	—
Intercompany interest	2,662	(2,480)	(179)	(3)	—

Earnings before minority interest and income taxes	2,132	(1,331)	9,360	4,425	14,586
Minority interests	—	—	396	—	396

Earnings before income taxes	2,132	(1,331)	8,964	4,425	14,190
Income taxes	980	(611)	4,123	2,034	6,526

Net earnings	$1,152	$(720)	$4,841	$2,391	$7,664

Condensed Consolidating Statement of Earnings
for the Six Months Ended September 30, 2003
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$—	$308,791	$60,563	$4,084	$373,438
Cost and expenses	30	275,361	56,370	4,086	335,847

Operating income	(30)	33,430	4,193	(2)	37,591
Interest income	401	—	115	—	516
Interest and related expenses	6,820	169	189	—	7,178
Other (expense) income, net	88	107	(444)	—	(249)
Management fees	546	(494)	(52)	—	—
Royalties	582	—	(582)	—	—
Intercompany interest	1,086	(731)	(609)	254	—

Earnings before minority interest and income taxes	(4,147)	32,143	2,432	252	30,680
Minority interests	—	—	789	—	789

Earnings before income taxes	(4,147)	32,143	1,643	252	29,891
Income taxes	(1,825)	14,143	723	111	13,152

Net earnings	$(2,322)	$18,000	$920	$141	$16,739

Condensed Consolidating Statement of Earnings
for the Six Months Ended September 30, 2002
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues	$1,349	$224,858	$63,105	$3,122	$292,434
Cost and expenses	2,239	198,915	58,762	3,122	263,038

Operating income	(890)	25,943	4,343	—	29,396
Interest income	683	—	—	—	683
Interest and related expenses	4,606	5	144	—	4,755
Other (expense) income, net	(183)	25	(232)	—	(390)
Management fees	386	(285)	(101)	—	—
Royalties	3,623	(3,080)	(543)	—	—
Intercompany interest	4,336	(3,829)	(507)	—	—

Earnings before minority interest and income taxes	3,349	18,769	2,816	—	24,934
Minority interests	—	—	680	—	680

Earnings before income taxes	3,349	18,769	2,136	—	24,254
Income taxes	1,540	8,635	982	—	11,157

Net earnings	$1,809	$10,134	$1,154	$—	$13,097

Condensed Consolidating Statements of Cash Flows
for the Six Months Ended September 30, 2003
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(13,124)	$25,686	$11,717	$—	$24,279
Cash Flows from Investing Activities
Capital expenditures	(1,819)	(6,760)	(533)	—	(9,112)
Payments pursuant to business combinations, net of cash acquired	(7,568)	—	—	—	(7,568)
Other investing activities	—	264	57	—	321

Net cash used in investing activities	(9,387)	(6,496)	(476)	—	(16,359)

Cash Flows from Financing Activities
Net payments of short-term debt	—	—	(352)	—	(352)
Net payments on long-term debt	(1,074)	(336)	—	—	(1,410)
Proceeds from exercise of stock options and warrants	572	—	—	—	572
Borrowings from (repayments to) Parent Company	24,200	(13,180)	(11,020)	—	—
Other	90	—	—	—	90

Net cash provided by (used in) financing activities	23,788	(13,516)	(11,372)	—	(1,100)

Effects of exchange rates on cash and cash equivalents	—	—	(107)	—	(107)

Net increase (decrease) in cash and cash equivalents	1,277	5,674	(238)	—	6,713
Cash and cash equivalents, beginning of period	88,114	3,251	4,573	—	95,938

Cash and cash equivalents, end of period	$89,391	$8,925	$4,335	$—	$102,651

Condensed Consolidating Statements of Cash Flows
for the Six Months Ended September 30, 2002
(in thousands)
(Unaudited)

	Parent Company	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(13,723)	$30,609	$7,735	$—	$24,621

Cash Flows from Investing Activities
Capital expenditures	(858)	(8,031)	(427)	—	(9,316)
Payments pursuant to business combinations, net of cash acquired	(93,600)	—	—	—	(93,600)
Other investing activities	87	(19)	138	—	206

Net cash (used in) provided by investing activities	(94,371)	(8,050)	(289)	—	(102,710)

Cash Flows from Financing Activities
Net (payments) borrowings of short-term debt	(54)	—	732	—	678
Net payments on long-term debt	(700)	—	(195)	—	(895)
Proceeds from exercise of stock options and warrants	334	—	—	—	334
Borrowings from (repayments to) Parent Company	45,603	(30,796)	(14,807)	—	—
Other	30	—	—	—	30

Net cash provided by (used in) financing activities	45,213	(30,796)	(14,270)	—	147

Effects of exchange rates on cash and cash equivalents	—	—	367	—	367

Net (decrease) increase in cash and cash equivalents	(62,881)	(8,237)	(6,457)	—	(77,575)
Cash and cash equivalents, beginning of period	102,213	9,112	6,457	—	117,782

Cash and cash equivalents, end of period	$39,332	$875	$—	$—	$40,207

12.    SUBSEQUENT EVENTS (Continued)

C.
Amendment to Our Certificate of Incorporation and 1996 Omnibus Plan

        On January 22, 2004 a special meeting of the Company's stockholders was held, at which the stockholders approved an amendment to the Company's certificate of incorporation to increase the Company's authorized common stock from 30,000,000 shares to 50,000,000 shares. In addition, the Company's stockholders approved an amendment and restatement of the Company's 1996 Omnibus Plan to (a) increase the maximum number of shares available for stock-based compensation awards from 3,875,000 to 5,875,000 shares and (b) make certain other changes to the Company's plan.

13.   Recently Issued Accounting Pronouncements

        In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity" (SFAS 150). The statement establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and requires that such instruments be classified as liabilities. The statement was adopted by the Company effective July 1, 2003 and it did not have an impact on the Company's consolidated financial position or results of operations.

        In April 2003, FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company adopted this statement for contracts entered into or modified and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have an impact on the Company's consolidated financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 applies to legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset, except for certain obligations of lessees. This statement does not apply to obligations that arise solely from a plan to dispose of a long-lived asset. SFAS 143 requires that estimated asset retirement costs be measured at their fair values and recognized as assets and depreciated over the useful life of the related asset. Similarly, liabilities for the present value of asset retirement obligations are to be recognized and accreted each year to their estimated future value until the asset is retired. As required, the Company adopted SFAS 143 on April 1, 2003. The adoption of SFAS 143 had an immaterial impact on the Company's consolidated financial statements.

INTEGRATED DEFENSE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	September 26, 2003	December 31, 2002
Assets
Current assets
Cash	$35,960	$8,969
Restricted cash	448	1,140
Accounts receivable, net	122,124	134,304
Inventories, net	19,481	20,242
Prepaid expenses and other current assets	2,410	3,047
Deferred income taxes	6,544	6,456

Total current assets	186,967	174,158

Property and equipment, net	61,526	62,002
Goodwill, net	142,124	143,809
Other intangible assets, net (Note 5)	54,165	55,963
Other assets	20,206	11,768

Total assets	$464,988	$447,700

Liabilities and Stockholders' Equity
Current liabilities
Revolving credit loan	$—	$2,500
Current portion of long-term debt	7,842	7,348
Accounts payable	18,917	20,737
Accrued compensation	15,287	13,162
Other accrued expenses	17,927	13,230
Derivative liabilities	421	458
Billings in excess of costs and earnings	10,359	6,055

Total current liabilities	70,753	63,490
Long-term debt	194,899	208,860
Deferred income taxes	13,131	—
Pension and other postemployment benefits	11,366	11,941

Total liabilities	290,149	284,291

Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock, $.01 par value per share, 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value per share, 200,000,000 shares authorized, 21,327,931 issued	213	213
Additional paid-in capital	170,955	170,955
Accumulated other comprehensive losses	(5,736)	(5,965)
Retained earnings (deficit)	9,407	(1,794)

Total stockholders' equity	174,839	163,409

Total liabilities and stockholders' equity	$464,988	$447,700

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED DEFENSE TECHNOLOGIES

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
Revenue	$96,249	$75,723	$270,566	$216,215
Cost of revenue	68,016	55,599	187,108	153,645

Gross profit	28,233	20,124	83,458	62,570
Selling, general and administrative expenses	10,768	8,022	34,729	27,762
Research and development and bid and proposal expense	6,705	3,294	18,960	11,362
Amortization expense	768	201	2,303	619

Income from operations	9,992	8,607	27,466	22,827
Interest expense	(2,779)	(958)	(8,762)	(5,808)
Refinancing costs	—	—	—	(20,696)
Other expense, net	(1,391)	(383)	(1,065)	(139)

Income (loss) before income taxes	5,822	7,266	17,639	(3,816)
Income tax (expense) benefit	(2,125)	(2,652)	(6,438)	1,848

Net income (loss)	$3,697	$4,614	$11,201	$(1,968)

Earnings (loss) per share:
Basic	$0.17	$0.23	$0.53	$(0.11)
Diluted	$0.17	$0.22	$0.53	$(0.11)
Weighted-average shares outstanding:
Basic	21,328	20,216	21,328	18,639
Diluted	21,328	21,328	21,328	20,075

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED DEFENSE TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(in thousands)

	Nine Months Ended
	September 26, 2003	September 27, 2002
Operating Activities:
Net income (loss)	$11,201	$(1,968)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	10,237	8,004
Amortization expense	3,520	762
Refinancing costs	—	15,577
Deferred income taxes	2,827	3,026
Changes in assets and liabilities:
Restricted cash	692	305
Accounts receivable, net	12,827	(13,558)
Inventories, net	425	(56)
Other current assets	215	(1,204)
Accounts payable and accrued expenses	304	4,757
Billings in excess of costs and earnings	4,304	(4,330)
Other liabilities	4,619	440

Net cash provided by operating activities	51,171	11,755

Investing Activities:
Purchases of property and equipment	(9,635)	(6,136)
Capitalization of internally developed software	(230)	(865)
Signia purchase price adjustments	1,685	—
Other	4	(253)

Net cash used in investing activities	(8,176)	(7,254)

Financing Activities:
Proceeds from sale of common stock, net of issuance costs		116,688
Issuance of long-term debt		85,000
Repayment of long-term debt	(13,466)	(169,823)
Payment of refinancing costs	(38)	(14,721)
Net repayments under revolving credit loans	(2,500)	(8,500)

Net cash provided by (used in) financing activities	(16,004)	8,644

Net increase in cash	26,991	13,145
Cash at beginning of period	8,969	3,893

Cash at end of period	$35,960	$17,038

Supplemental disclosure of noncash financing activities
Unrealized gain (loss) on derivative financial instrument	$38	$(2,833)

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED DEFENSE TECHOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1: BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements of Integrated Defense Technologies, Inc. and subsidiaries (the "Company") have been prepared on the same basis as the Company's annual consolidated financial statements and should be read in conjunction with its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 28, 2003. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The consolidated results for interim periods are not necessarily indicative of the results that may be expected for the full year. Certain prior period amounts have been reclassified to provide comparability with the current presentation. See Note 13—Subsequent Event for a discussion of the Company's November 4, 2003 merger with DRS Technologies, Inc.

NOTE 2: REFINANCING

        On February 27, 2002, the Company completed an initial public offering of 8,000,000 shares of common stock at $22 per share. In the offering, the Company sold 6,000,000 primary shares, generating net cash proceeds of $116,688,000. The majority of the proceeds from the offering were used for debt retirement and refinancing. Concurrent with the closing of the offering, the Company repaid the outstanding balances on its revolving credit and term loan agreement and its senior subordinated notes ($125,836,000 and $51,250,000, respectively) and replaced the previous revolving credit and term loan facility with a new facility provided by a syndicate of financial institutions.

        The Company's new six-year revolving credit and term loan facility, as amended on November 1, 2002 (see Note 3), provides for a total credit facility of up to $265,000,000, consisting of a $45,000,000 five-year revolving credit facility, a $40,000,000 five-year term loan ("Term Loan A") and a $180,000,000 six-year term loan ("Term Loan B"). Borrowings under the facility are secured by a pledge of substantially all of the Company's assets and bear interest at the base rate or LIBOR plus an applicable margin ranging from 1.00% to 4.00% based upon the Company's leverage ratio. Available borrowings under the revolving credit facility are based upon a borrowing base, which is calculated based upon eligible accounts receivable and inventories as defined in the agreement.

        On March 31, 2003, the Company repaid the $2,500,000 amount outstanding under the revolving credit facility, and on June 27, 2003, it prepaid $10,000,000 of the balance due under the term loan facility, consisting of $1,656,000 paid on Term Loan A and $8,344,000 paid on Term Loan B. This prepayment also served to reduce the Company's remaining scheduled quarterly payments under the term loan facility by approximately 4.7%.

        At September 26, 2003, the Company had outstanding borrowings of $202,576,000 under the facility, consisting of $32,474,000 under Term Loan A and $170,102,000 under Term Loan B. In addition, $14,883,000 of the credit line was allocated to support the Company's letters of credit on that date, leaving available borrowings under the facility of $30,117,000. The Company has not utilized the revolving credit facility since the March 31, 2003 repayment.

        On September 26, 2003, the Company made its scheduled payments on Term Loans A and B of $1,370,000 and $429,000, respectively. Current interest rates on the remaining outstanding loan balances are 4.1% and 5.1%, respectively.

        At September 26, 2003 and December 31, 2002, the fair values of the Company's borrowings under its revolving credit and term loan facility approximated their carrying values based upon the variable nature of the interest rates.

        In connection with the early retirement and refinancing of its prior credit facility in first quarter 2002, the Company incurred charges totaling $20,696,000, including prepayment penalties of $2,565,000, a $4,833,000 write-off of capitalized debt issuance costs associated with the previous debt, a $5,727,000 write-off of unamortized discount on its senior subordinated notes, and a $7,571,000 payment to terminate interest rate swap agreements associated with the retired debt. These charges are reflected as "Refinancing costs" in the Company's consolidated statement of operations for the nine months ended September 27, 2002.

NOTE 3: BUSINESS ACQUISITION

        On November 1, 2002, the Company acquired substantially all of the assets and assumed certain of the liabilities of the BAE SYSTEMS Advanced Systems Gaithersburg, Maryland operation (operating at September 26, 2003 as "Signia"). Signia designs and manufactures high performance radio frequency surveillance equipment used in communications intelligence and signals intelligence applications. The Signia operation complements the Company's Communications & Surveillance Systems segment, particularly its Zeta division, which was operationally combined with Signia during the fourth quarter of 2002. In addition to reducing overhead expenses associated with the Zeta division, the integration of Signia into the Communications & Surveillance Systems segment is expected to broaden that segment's capabilities and technological expertise in surveillance and intelligence, while adding valuable new customer relationships.

        The aggregate purchase price paid in fourth quarter 2002 was $149,085,000, including direct acquisition costs, and was financed primarily through an add-on to the Company's revolving credit and term loan facility. (See Note 2 for details of the Company's credit facility.) In March 2003, the Company received a final closing purchase price adjustment of $1,899,000 in cash from the seller. In addition, during the first nine months of 2003, the Company incurred additional expenses related to the acquisition totaling $214,000. These expenses also resulted in an adjustment to the purchase price and goodwill associated with the acquisition. (See Note 5) The net cash inflow related to these Signia purchase price adjustments of $1,685,000 is reflected as "Signia purchase price adjustments" in the Company's consolidated statement of cash flows for the nine months ended September 26, 2003.

        See Note 4 of Notes to Consolidated Financial Statements contained in the Company's 2002 Annual Report to Stockholders for complete details of the Signia acquisition, including the fair values of the assets acquired and liabilities assumed on the date of acquisition. For information regarding the intangible assets acquired, see Note 5 following.

NOTE 4: INVENTORIES

        Inventories consist of the following:

	September 26, 2003	December 31, 2002
	(in thousands)
Stock materials	$16,916	$14,983
Work-in-process	10,848	10,525
Finished goods	323	3,363

	28,087	28,871
Less reserve for excess and obsolescence	8,606	8,629

Inventories, net	$19,481	$20,242

        Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market or valued using other costing methods which approximate the lower of FIFO cost or market. For the purpose of this valuation, market values are estimated based upon assumptions about future demand and market conditions.

        Work-in-process and finished goods inventories consist primarily of electronic components for use in fulfilling current and future contracts.

NOTE 5: GOODWILL AND OTHER INTANGIBLE ASSETS

        Effective January 1, 2002, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), under which the Company's goodwill is no longer amortized and is instead subject to annual impairment tests using a fair value based approach. The Company's other recorded intangible assets, substantially all of which were acquired in the Company's November 1, 2002 acquisition of Signia, are being amortized over their remaining estimated useful lives.

Goodwill

        The Company completed the transitional impairment testing and reallocation of goodwill to its business units in the second quarter of 2002. For impairment testing purposes, the Company determined the value of its individual business units using a discounted cash flow model, a guideline company model, and a transaction model, and by observation of demonstrable fair values of comparable entities. The Company determined that there was no impairment of its goodwill as of the January 1, 2002 implementation date of SFAS 142.

        In fourth quarter 2002, in connection with the combination of its Zeta division with Signia, the Company determined the value of the Zeta division using a discounted cash flow model and wrote off the remaining unamortized goodwill balance associated with the division.

        The Company completed its first annual impairment testing of goodwill as of December 31, 2002 using a discounted cash flow model and a transaction model and determined that there was no further impairment of its goodwill. There have been no events or changes in circumstances during the first nine months of 2003 that would indicate additional impairment of the Company's goodwill.

        Changes in the carrying amount of the Company's goodwill during the first nine months of 2003 were as follows:

	Electronic Combat Systems	Diagnostics & Power Systems	Communications & Surveillance Systems	Total
	(In thousands)
Balance as of January 1, 2003	$53,221	$20,075	$70,513	$143,809
Signia purchase price adjustments	—	—	(1,685)	(1,685)

Balance as of September 26, 2003	$53,221	$20,075	$68,828	$142,124

Other Intangible Assets

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
December 31, 2002
Trade names and trademarks	$1,581	$27	$1,554
Patents and proprietary technology	13,870	153	13,717
Customer relationships	40,912	220	40,692

Total	$56,363	$400	$55,963

September 26, 2003
Trade names and trademarks	$1,581	$145	$1,436
Patents and proprietary technology	13,870	843	13,027
Customer relationships	40,912	1,210	39,702

Total	$56,363	$2,198	$54,165

        Annual amortization expense for each of the next five years should approximate $2,400,000.

NOTE 6: PROPERTY AND EQUIPMENT

        Property and equipment, net includes allowances for depreciation of $80,341,000 and $71,043,000 at September 26, 2003 and December 31, 2002, respectively.

NOTE 7: INTEREST RATE SWAP AGREEMENTS

        The Company at times uses interest rate swap agreements to manage the risk associated with interest rate fluctuations on its variable rate debt. In October 2000, the Company entered into three such agreements with notional amounts of $25,000,000, $10,000,000, and $60,000,000, under which the Company paid fixed interest rates ranging from 6.39% to 6.75% and received a variable LIBOR-based rate of interest from the holders of the agreements. On March 4, 2002, in connection with its debt retirement and refinancing (see Note 2), the Company paid $7,571,000 to terminate these interest rate swap agreements. This expense is reflected as a component of "Refinancing costs" in the Company's consolidated statement of operations for the nine months ended September 27, 2002.

        On December 31, 2002, the Company entered into an interest rate swap agreement with a notional amount of $115,000,000, under which the Company pays a fixed interest rate of 1.815% and receives a variable LIBOR-based rate of interest from the holder of the agreement. LIBOR approximated 1.4% at December 31, 2002 and 1.1% at September 26, 2003. As such, the swap agreement had a negative fair value of $458,000 ($291,000 net of tax benefit) at December 31, 2002 and $420,000 ($270,000 net of tax benefit) at September 26, 2003. These fair values, representing the approximate cost of terminating the swap on those dates, are reflected as "Derivative liabilities" and as a component of "Accumulated other comprehensive loss" in the Company's consolidated balance sheets. The interest rate swap agreement is scheduled to terminate in December 2003, and as such, the accumulated other comprehensive loss associated with the agreement, if any, can be expected to be reclassified into earnings during 2003.

        The difference between the pay and receive rates of interest on the Company's interest rate swap agreements is charged or credited to interest expense as incurred and reflected as a reclassification adjustment out of other comprehensive income (loss). In the first nine months of 2002 and 2003, the Company's swap agreements increased its interest expense by $830,000 and $482,000, respectively.

        There was no impact to earnings due to hedge ineffectiveness during the first nine months of 2002 and 2003. The Company does not use derivative financial instruments for speculative or trading purposes.

NOTE 8: EARNINGS (LOSS) PER SHARE ("EPS")

        The Company reports both basic and diluted EPS figures. Basic EPS is computed using the weighted average number of common shares outstanding. Diluted EPS is computed using the weighted average number of common and equivalent common shares outstanding. Historically, common stock warrants have been the Company's only common stock equivalent and have been included in the Company's EPS calculations only if dilutive.

        On February 27, 2002, in connection with its initial public stock offering, the Company issued 6,000,000 additional shares of common stock, and warrant holders converted outstanding warrants into 235,749 shares of the Company's common stock. On September 6, 2002, warrant holders converted the remaining outstanding warrants into 1,526,939 shares of restricted common stock. The Company no longer has any common stock warrants outstanding.

        Common stock warrants outstanding during the quarter and nine months ended September 27, 2002 equated to 1,112,015 dilutive weighted-average equivalent shares and 1,436,338 anti-dilutive weighted-average equivalent shares for the respective periods. The Company had no common stock warrants outstanding during the nine months ended September 26, 2003.

NOTE 9: COMPREHENSIVE INCOME (LOSS)

        Comprehensive income (loss) includes net income (loss) as well as all other nonowner changes in equity. The components of the Company's comprehensive income (losses) for the quarters and nine month periods ended September 26, 2003 and September 27, 2002 are presented below, net of related income tax effects. See Note 7 for further information regarding the interest rate swap agreements used by the Company and the impact of those agreements on its consolidated financial position and results of operations.

	Quarter Ended		Nine Months Ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
	(In thousands)
Net income (loss)	$3,697	$4,614	$11,201	$(1,968)
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate swap agreements	2	—	23	(582)
Realized losses on interest rate swap agreements charged to net income	—	—	—	5,124
Minimum pension liability adjustment	106	(81)	206	(106)

Comprehensive income	$3,805	$4,533	$11,430	$2,468

NOTE 10: SEGMENT INFORMATION

        The Company's business consists of three operating segments: Electronic Combat Systems, Diagnostics & Power Systems, and Communications & Surveillance Systems. These reportable segments are defined primarily by their economic characteristics, the nature of their products and services, and by their class of customer.

        The Electronic Combat Systems segment designs, integrates, manufactures, and sells electronics and avionics equipment primarily to the U.S. Government for military, civil, and governmental uses, and designs, manufactures, and supports advanced test and evaluation systems, rangeless air combat training systems, threat simulation equipment, high power transmitters, and control subsystems for both guided bombs and missile launching systems for the U.S. Department of Defense, major defense prime contractors, and foreign government defense agencies.

        The Diagnostics & Power Systems segment is a contractor primarily to the U.S. Government and to foreign governments, and designs, manufactures, and supports test equipment, vehicle electronics systems, and energy management systems primarily for military combat vehicle applications.

        The Communications & Surveillance Systems segment designs and manufactures meteorological surveillance and analysis systems, more commonly known as Doppler weather radar systems, and designs and produces advanced electronics systems, subsystems, components, and radio frequency surveillance equipment for the defense, aerospace, and communications industries for U.S. and foreign government agencies and commercial customers.

        The Company evaluates the performance of its operating segments based upon revenue and earnings before interest, taxes, depreciation, and amortization ("EBITDA") (1), calculated as income from operations plus depreciation and amortization expense. The accounting policies of the operating segments are consistent across segments and are the same as those used in preparation of the consolidated financial statements of the Company. (See Note 2 of Notes to Consolidated Financial Statements included in the Company's 2002 Annual Report to Stockholders.) Sales among the operating segments are insignificant. The Company's corporate expenses are allocated in full to the segments on the basis of relative employment, revenue, and selected assets. Corporate assets are included in "All other" in the following table.

        Set forth below are revenue and EBITDA by operating segment for the quarters and nine month periods ended September 26, 2003 and September 27, 2002.

	Quarter Ended		Nine Months Ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
	(In thousands)
Revenues from Unaffiliated Customers:
Electronic Combat Systems	$38,562	$37,165	$107,480	$105,290
Diagnostics & Power Systems	18,217	23,012	59,288	64,599
Communications & Surveillance Systems	39,470	15,585	103,798	46,070
All other	—	(39)	—	256

Total	$96,249	$75,723	$270,566	$216,215

Other Financial Information:
EBITDA:
Electronic Combat Systems	$5,655	$6,811	$17,442	$18,441
Diagnostics & Power Systems	1,192	3,179	5,836	7,466
Communications & Surveillance Systems	7,066	1,457	16,966	5,981
All other	619	23	697	(295)

Total	$14,532	$11,470	$40,941	$31,593

        The increase in Communications & Surveillance Systems' revenue and EBITDA is due primarily to the acquisition of Signia in the fourth quarter of 2002. Signia's revenue and EBITDA for the first nine months of 2003 totaled $59,322,000 and $12,879,000, respectively.

(1)
EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), and as such, it should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities, or other income or cash flow statement data prepared in accordance with U.S. GAAP, or as a measure of profitability or liquidity. The Company monitors EBITDA by segment to determine each segment's ability to satisfy its debt service, capital expenditure, and working capital requirements and because certain covenants in the Company's revolving credit and term loan facility are based upon similar measures. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and amortization charges, which should be considered in the overall evaluation of results. Additionally, the Company's EBITDA is not necessarily comparable to other similarly titled captions used by other companies.

        The following table presents a reconciliation of EBITDA to income (loss) before income taxes:

	Quarter Ended		Nine Months Ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
	(In thousands)
EBITDA	$14,532	$11,470	$40,941	$31,593
Less: Depreciation and amortization expense	4,540	2,863	13,475	8,766
Interest expense	2,779	958	8,762	5,808
Refinancing costs	—	—	—	20,696
Other expense	1,391	383	1,065	139

Income (loss) before income taxes	$5,822	$7,266	$17,639	$(3,816)

        The following table presents total assets for each of the Company's operating segments as of September 26, 2003 and December 31, 2002.

	September 26, 2003	December 31, 2002
	(In thousands)
Total assets:
Electronic Combat Systems	$156,357	$163,615
Diagnostics & Power Systems	51,042	57,216
Communications & Surveillance Systems	200,860	202,004
All other	56,729	24,865

Total	$464,988	$447,700

NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS

        In fourth quarter 2002, the Company early adopted the provisions of FASB Statement of Financial Accounting Standards No. 145 ("SFAS 145"), which rescinded FASB Statement of Financial Accounting Standards No. 4, Reporting Gains and Losses from Extinguishment of Debt ("SFAS 4"), and made other technical corrections to existing authoritative pronouncements. SFAS 4 required companies to classify all gains and losses from extinguishment of debt as extraordinary items, net of the related tax effects, in their statements of operations. SFAS 145 requires gains and losses from extinguishment of debt to be classified as income or loss from continuing operations unless they meet the criteria for classification as extraordinary items contained in Accounting Principles Board Opinion No. 30. In accordance with the provisions of SFAS 145, the Company has reclassified its first quarter 2002 early debt extinguishment loss of $13,125,000, which was previously classified as an extraordinary item, net of tax, into its loss from continuing operations. This loss is included in "Refinancing costs" in the Company's consolidated statement of operations for the nine months ended September 27, 2002. See Note 2 for further discussion of the Company's refinancing costs.

NOTE 12: COMMITMENTS AND CONTINGENCIES

        Retention Agreements—In March 2003, the Company's Board of Directors, in connection with its decision to explore strategic alternatives for the Company and thereby maximize stockholder value, adopted a retention incentive program for certain key employees to ensure their continuous full-time employment with the Company. The employees covered under this program are eligible to receive special retention bonuses in varying fixed amounts in the event of a sale, merger, consolidation, or other business combination resulting in a change of control of the Company, with the agreements under this program terminating if such an event does not occur prior to December 31, 2003. The aggregate amount of the Company's contingent liability with respect to the retention agreements under this program is $3,200,000, but such amount is not payable absent a change of control event. The retention bonus contingent liability was assumed by DRS Technologies, Inc. on November 4, 2003, in connection with DRS's merger with IDT. See Note 13 "Subsequent Event" for additional information.

        Product Warranties—Due to the nature and variability of its products and customers, the Company has no standard warranty policy applicable to all of its products and business segments. When applicable, warranties are limited to defects in material and workmanship, with specific terms and duration based upon contractual agreements with individual customers.

        For products sold with warranties, a provision for future warranty costs is estimated based upon historical experience and recorded when the product is shipped. The adequacy of the recorded warranty liability is assessed each quarter and adjusted as necessary.

        The Company's liability for estimated warranty obligations is included as a component of "Other accrued expenses" in its consolidated balance sheets. Changes in the Company's warranty liability during the nine months ended September 26, 2003 were as follows:

(in thousands)
Balance at December 31, 2002	$2,522
Product warranty accrual	118
Warranty costs incurred	(95)

Balance at March 28, 2003	2,545

Product warranty accrual	236
Transfer from program estimate to cost to complete	1,809
Warranty costs incurred	(416)

Balance at June 27, 2003	4,174

Product warranty accrual	238
Warranty costs incurred	(384)

Balance at September 26, 2003	$4,028

        Letters of Credit—At September 26, 2003, the Company had outstanding letters of credit of approximately $14,882,000. These letters of credit, substantially all of which expire within a year, relate primarily to the Company's contracts with foreign governments.

        Claims and Legal Proceedings—Various claims and legal proceedings have been or may be asserted or instituted against the Company in the ordinary course of business. In addition, many of the

Company's contracts are subject to final negotiation or adjustment with the customer in the ordinary course of business. Although the ultimate costs of these matters cannot be predicted with certainty, the outcomes of such actions are not expected, either individually or in the aggregate, to result in a material adverse effect on the Company's business, results of operations, or financial condition.

        In July 2000, prior to its acquisition by the Company, Tech-Sym received a Section 104(e) Request for Information from the National Park Service ("NPS") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") regarding a former uranium mine site located in the Grand Canyon. Tech-Sym's predecessor operated this uranium mine from 1956 to 1967. In 1962, the land was sold to the U.S. Government, although the mining rights for the next twenty-five years were retained. Tech-Sym sold the mining rights in 1967, and the Company believes that the mine was operated until approximately 1972. The Company believes that there are several other companies in the chain of title to the mining rights subsequent to Tech-Sym, and accordingly, that there are several other potentially responsible parties ("PRPs") for the environmental conditions at the site, including the U.S. Government as owner of the land. The NPS has not yet made a demand on IDT, nor to the Company's knowledge on any other PRP, nor has it listed the site on the National Priority list of contaminated sites. The Company has retained a technical consultant in connection with this matter and has evaluated and been in communication with NPS regarding actions that may be required by all PRPs. The Company cannot at present determine the ultimate financial implications of this matter, but does not believe the total costs of the matter will be material based upon its knowledge of current facts and circumstances.

NOTE 13: SUBSEQUENT EVENT

        On November 4, 2003, a wholly owned subsidiary of DRS Technologies, Inc (DRS) acquired all of the outstanding stock of Integrated Defense Technologies, Inc. in a purchase business combination. The total merger consideration was $261.3 million in cash and 4,323,172 shares of DRS common stock, or an aggregate value of $367.4 million. No adjustments have been made to these financial statements to reflect this transaction.

$350,000,000

DRS TECHNOLOGIES, INC.

Offer For All Outstanding 6 7/8 Senior
Subordinated Notes Due 2013 in Exchange for
6 7/8 Senior Subordinated Notes Due 2013, Which Have Been
Registered Under the Securities Act of 1933, and Are Fully and
Unconditionally Guaranteed by the Subsidiary
Guarantors Listed on Page ii of This Prospectus

PROSPECTUS

     , 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of DRS Technologies, Inc. (the "Company") the Amended and Restated Bylaws (the "Bylaws") of the Company and the General Corporation Law of the State of Delaware, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws, and the General Corporation Law of the State of Delaware.

        The Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by Sections 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

        Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit Number	Description	Incorporated by Reference to
3.1	Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.4 to Registration Statement No. 33-64641, Post-Effective Amendment No. 1 filed on May 10, 1996
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.9 to Form 8-K filed on August 14, 1997
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.9 to Form 10-Q filed on August 14, 2001
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Filed herewith
3.5	Amended and Restated By-Laws of DRS Technologies, Inc.	Filed herewith
4.1	Indenture dated as of October 30, 2003, among the Company, the Guarantors (as defined therein) and The Bank of New York, as Trustee, relating to the Company's 6 7/8% Senior Subordinated Notes due 1023	Exhibit 4.1 to Form 10-Q filed on November 14, 2003
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	Filed herewith
10.1
	Second Amended and Restated Credit Agreement, dated as of November 4, 2003, by and among the Company, as Borrower, the lenders who are or may become a party to the Agreement, as Lenders, Wachovia Bank National Association, as Administrative Agent for the Lenders, Bear Stearns Corporation Lending Inc., as Syndication Agent and Fleet National Bank, as Documentation Agent	Exhibit 10.1 to Form 10-Q filed on November 14, 2003
10.2
	Registration Rights Agreement dated as of October 30, 2003, by and among the Company, each of the Guarantors (as defined therein) and The Bank of New York, as Trustee relating to the Company's 6 7/8 % Senior Subordinated Notes due 2013	Exhibit 10.2 to Form 10-Q filed on November 14, 2003
10.3	Amended and Restated 1996 Omnibus Plan	Filed herewith
12.1	Statement re: Computation of Ratios	Filed herewith
21.1	Subsidiaries of Registrant	Exhibit 21.1 to Form 10-K on June 29, 2003

23.1	Consent of KPMG LLP	Filed herewith
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP	Included in Exhibit 5.1
23.3	Consent of Deloitte & Touche LLP, independent auditors for Integrated Defense Technologies, Inc.	Filed herewith
24.1	Powers of Attorney	Included on the signature pages hereto
25.1	Statement of Eligibility of Trustee	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TECHNOLOGIES, INC.
By:	/s/ MARK S. NEWMAN Mark S. Newman Name: Mark S. Newman Title: Chairman of the Board, President, and Chief Executive Officer

        Each person whose signature appears below authorizes Nina Laserson Dunn, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ IRA ALBOM Ira Albom	Director	January 30, 2004

/s/ DONALD C. FRASER Donald C. Fraser	Director	January 30, 2004
/s/ WILLIAM F. HEITMANN William F. Heitmann	Director	January 30, 2004
/s/ STEVEN S. HONIGMAN Steven S. Honigman	Director	January 30, 2004
/s/ C. SHELTON JAMES C. Shelton James	Director	January 30, 2004
/s/ MARK N. KAPLAN Mark N. Kaplan	Director	January 30, 2004
/s/ STUART F. PLATT Stuart F. Platt, RADM, USN (Ret)	Director	January 30, 2004
/s/ DENNIS J. REIMER General Dennis J. Reimer, USA (Ret.)	Director	January 30, 2004
/s/ ERIC J. ROSEN Eric J. Rosen	Director	January 30, 2004
/s/ ROBERT B. MCKEON Robert B. McKeon	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS ELECTRONIC SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TECHNICAL SERVICES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004
/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SURVEILLANCE SUPPORT SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SYSTEMS MANAGEMENT CORPORATION
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS POWER & CONTROL TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS ELECTRONIC POWER TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN SCHORER Steven Schorer	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS POWER TECHNOLOGY, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD L. BARTLETT, JR. Edward L. Bartlett, Jr.	President, Director (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ SALLY WALLACE Sally Wallace	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

PARAVANT INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2003.

DRS TACTICAL SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD P. MCNEIGHT Richard P. McNeight	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS ENGINEERING DEVELOPMENT LABS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. KIRBY Brian L. Kirby	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SIGNAL TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO TORRESANI Leo Torresani	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SIGNAL RECORDING TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HARRY J. BINCK Harry J. Binck	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TACTICAL SYSTEMS (WEST), INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD P. MCNEIGHT Richard P. McNeight	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

NAI TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Secretary, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS OPTRONICS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED MARION Fred Marion	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS FPA, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SENSORS & TARGETING SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED MARION Fred Marion	President (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS NYTECH IMAGING SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRED MARION Fred Marion	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Secretary (Principal Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS DATA & IMAGING SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	President, Director (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS INFRARED TECHNOLOGIES, L.P.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRED MARION Fred Marion	President (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TECHNOLOGIES CANADA, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ DAVID W. STAPLEY David W. Stapley	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS COMMUNICATIONS COMPANY, LLC
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	President, Director (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS UNMANNED TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL G. CASNER, JR. Paul G. Casner, Jr.	President (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT RUSSO Robert Russo	President (Principal Executive, Financial and Accounting Officer)	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS INTERNATIONAL, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS NEWCO III, INC.
By:	/s/ NINA LASERSON DUNN Name: Mark S. Newman Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS SIGNAL SOLUTIONS, INC. DRS BROADCAST TECHNOLOGY, INC. TECH-SYM CORPORATION
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TEST & ENERGY MANAGEMENT, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS TRAINING & CONTROL SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS WEATHER SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Vice President and Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

DRS EW & NETWORK SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on January 30, 2004.

INTEGRATED DEFENSE TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

        Each person whose signature appears below authorizes Nina Laserson Dunn as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 30, 2004
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004

/s/ WILLIAM E. COLLINS William E. Collins	Vice President, Administration	January 30, 2004
/s/ GARY A. SMITH Gary A. Smith	Vice President and Chief Technical Officer	January 30, 2004
/s/ ROBERT F. MEHMEL Robert F. Mehmel	Vice President	January 30, 2004
/s/ THOMAS J. CAMPELL Thomas J. Campell	Secretary	January 30, 2004
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 30, 2004
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 30, 2004

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference to
3.1	Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.4 to Registration Statement No. 33-64641, Post-Effective Amendment No. 1 filed on May 10, 1996
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.9 to Form 8-K filed on August 14, 1997
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Exhibit 3.9 to Form 10-Q filed on August 14, 2001
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc.	Filed herewith
3.5	Amended and Restated By-Laws of DRS Technologies, Inc.	Filed herewith
4.1	Indenture dated as of October 30, 2003, among the Company, the Guarantors (as defined therein) and The Bank of New York, as Trustee, relating to the Company's 6 7/8% Senior Subordinated Notes due 1023	Exhibit 4.1 to Form 10-Q filed on November 14, 2003
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	Filed herewith
10.1	Second Amended and Restated Credit Agreement, dated as of November 4, 2003, by and among the Company, as Borrower, the lenders who are or may become a party to the Agreement, as Lenders, Wachovia Bank National Association, as Administrative Agent for the Lenders, Bear Stearns Corporation Lending Inc., as Syndication Agent and Fleet National Bank, as Documentation Agent	Exhibit 10.1 to Form 10-Q filed on November 14, 2003
10.2	Registration Rights Agreement dated as of October 30, 2003, by and among the Company, each of the Guarantors (as defined therein) and The Bank of New York, as Trustee relating to the Company's 6 7/8 % Senior Subordinated Notes due 2013	Exhibit 10.2 to Form 10-Q filed on November 14, 2003
10.3	Amended and Restated 1996 Omnibus Plan	Filed herewith
12.1	Statement re: Computation of Ratios	Filed herewith
21.1	Subsidiaries of Registrant	Exhibit 21.1 to Form 10-K on June 29, 2003
23.1	Consent of KPMG LLP	Filed herewith
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP	Included in Exhibit 5.1
23.3	Consent of Deloitte & Touche LLP, independent auditors for Integrated Defense Technologies, Inc.	Filed herewith.

24.1	Powers of Attorney	Included on the signature pages hereto
25.1	Statement of Eligibility of Trustee	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

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TABLE OF CONTENTS
SUBSIDIARY GUARANTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
INCORPORATION BY REFERENCE
SUMMARY
Company Overview
Merger with Integrated Defense Technologies, Inc.
Competitive Strengths
Business Strategy
Recent Developments
Summary Description of the Exchange Offer
Summary Description of the New Notes
Consequences of Not Exchanging Old Notes
RISK FACTORS
Risks Related to the Exchange Offer and Holding the New Notes
Risks Related to Our Business
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
UNAUDITED PRO FORMA FINANCIAL INFORMATION Unaudited Pro Forma Condensed Combined Financial Statement Information
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS Fiscal Year Ended March 31, 2003 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS Six Months Ended September 30, 2003 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS Six Months Ended September 30, 2002 (in thousands, except per share data)
DRS TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of September 30, 2003 (in thousands)
DRS TECHNOLOGIES, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT INFORMATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DRS
SELECTED HISTORICAL FINANCIAL DATA OF IDT
THE EXCHANGE OFFER
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NEW NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Independent Auditors' Report
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share data)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (in thousands, except per-share data)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Balance Sheet As of March 31, 2003 (in thousands)
Condensed Consolidating Balance Sheet As of March 31, 2002 (in thousands)
Condensed Consolidating Statements of Earnings Fiscal Year Ended March 31, 2003 (in thousands)
Condensed Consolidating Statements of Earnings Fiscal Year Ended March 31, 2002 (in thousands)
Condensed Consolidating Statements of Earnings Fiscal Year Ended March 31, 2001 (in thousands)
Condensed Consolidating Statements of Cash Flows for the Year Ended March 31, 2003 (in thousands)
Condensed Consolidating Statements of Cash Flows for the Year Ended March 31, 2002 (in thousands)
Condensed Consolidating Statements of Cash Flows for the Year Ended March 31, 2001 (in thousands)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES Schedule II. Valuation and Qualifying Accounts Years Ended March 31, 2003, 2002 and 2001
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES Consolidated Statements of Earnings (in thousands, except per-share data) (Unaudited)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands) (Unaudited)
DRS TECHNOLOGIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Condensed Consolidating Balance Sheet As of September 30, 2003 (in thousands) (Unaudited)
Condensed Consolidating Balance Sheet As of March 31, 2003 (in thousands)
Condensed Consolidating Statement of Earnings for the Three Months Ended September 30, 2003 (in thousands) (Unaudited)
Condensed Consolidating Statement of Earnings for the Three Months Ended September 30, 2002 (in thousands) (Unaudited)
Condensed Consolidating Statement of Earnings for the Six Months Ended September 30, 2003 (in thousands) (Unaudited)
Condensed Consolidating Statement of Earnings for the Six Months Ended September 30, 2002 (in thousands) (Unaudited)
Condensed Consolidating Statements of Cash Flows for the Six Months Ended September 30, 2003 (in thousands) (Unaudited)
Condensed Consolidating Statements of Cash Flows for the Six Months Ended September 30, 2002 (in thousands) (Unaudited)
INTEGRATED DEFENSE TECHNOLOGIES, INC. Condensed Consolidated Balance Sheets (Unaudited) (in thousands, except share data)
INTEGRATED DEFENSE TECHNOLOGIES Condensed Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
INTEGRATED DEFENSE TECHNOLOGIES, INC. Condensed Consolidated Statements of Cash Flow (Unaudited) (in thousands)
INTEGRATED DEFENSE TECHOLOGIES, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
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EXHIBIT INDEX